Exhibit 4.1

Private & Confidential	Execution version

Dated 24 February 2014

KNARR L.L.C.

(as Borrower)

and

THE EXPORT-IMPORT BANK OF KOREA,

CITIBANK N.A., LONDON BRANCH

and others

(as Facility Lenders)

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

(as Facility Agent)

and

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

(as Facility Security Trustee)

and

CITIBANK N.A., LONDON BRANCH

and others

(as Mandated Lead Arrangers)

and

CITIBANK N.A., LONDON BRANCH

(as sole Bookrunner)

and

CITIBANK N.A., LONDON BRANCH

and others

(as Hedging Providers)

and

CITIBANK N.A., LONDON BRANCH

(as K-Sure Agent)

and

CITIBANK N.A., LONDON BRANCH

(as GIEK Agent)

and

KOREA EXCHANGE BANK, INVESTMENT BANKING DIVISION

(as KEXIM Guarantee Agent)

SECURED TERM LOAN FACILITY

of up to $815,000,000 in respect

of the FPSO with hull number HN1951 to be known as

“Petrojarl Knarr”

Contents

Clause		Page

1	Definitions and Interpretation	2

2	The Loan and its Purposes	3

3	Conditions of Utilisation	3

4	Advance	6

5	Repayment	7

6	Prepayment	8

7	Interest	13

8	Indemnities	16

9	Fees	20

10	Security and Application of Moneys	21

11	Representations and Warranties	23

12	Undertakings and Covenants	27

13	Events of Default	34

14	Assignment and Sub-Participation	38

15	The Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent, the Facility Security Trustee and the Facility Lenders	42

16	Set-Off	56

17	Payments	56

18	Notices	59

19	Partial Invalidity	61

20	Remedies and Waivers	61

21	Miscellaneous	62

22	Law and Jurisdiction	63

Schedule 1 Part 1: The Facility Lenders and the Commitments		65

Part 2: The Hedging Providers		73

Part 3: The MLAs		74

Schedule 2		76

LOAN AGREEMENT (this Agreement) dated 24 February 2014

BETWEEN:

(1)

KNARR L.L.C., a limited liability company formed in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Marshall Islands (the Borrower);

(2)

The financial institutions listed in Schedule 1, Part 1 as KEXIM facility lenders, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the KEXIM Facility Lender);

(3)

The financial institutions listed in Schedule 1, Part 1 as KEXIM guarantee facility lenders, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the KEXIM Guarantee Facility Lenders and each a KEXIM Guarantee Facility Lender);

(4)

The banks listed in Schedule 1, Part 1 as K-Sure facility lenders, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the K-Sure Facility Lenders and each a K-Sure Facility Lender);

(5)

The banks listed in Schedule 1, Part 1 as commercial facility lenders, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the Commercial Facility Lenders and each a Commercial Facility Lender);

(6)	The banks listed in Schedule 1, Part 1 as GIEK facility lenders, each acting through its office at the address indicated against its name in Schedule 1, Part 1 (together the GIEK Facility Lender);

(7)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK acting as Facility Agent (in that capacity the Facility Agent);

(8)	The banks listed in Schedule 1, Part 3 acting as mandated lead arrangers (in that capacity the MLAs);

(9)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK acting as Facility Security Trustee (in that capacity the Facility Security Trustee);

(10)	CITIBANK N.A., LONDON BRANCH acting as sole bookrunner (in that capacity the Bookrunner);

(11)	CITIBANK N.A., LONDON BRANCH and the banks listed in Schedule 1, Part 2 and/or referred to herein acting as hedging providers (the Hedging Providers and each a Hedging Provider);

(12)	CITIBANK N.A., LONDON BRANCH acting as K-Sure Agent (in that capacity the K-Sure Agent);

(13)	CITIBANK N.A., LONDON BRANCH acting as GIEK Agent (in that capacity the GIEK Agent); and

(14)	KOREA EXCHANGE BANK, INVESTMENT BANKING DIVISION acting as KEXIM Guarantee Agent (in that capacity the KEXIM Guarantee Agent).

WHEREAS:

Each of the Facility Lenders has agreed to advance to the Borrower its Commitment (aggregating, with all the other Commitments, a term loan facility of up to eight hundred and fifteen million Dollars ($815,000,000)) for the (i) repayment in full of the Bridge Facility, and (ii) payment of up to eighty per cent. (80%) of the Eligible Delivered Costs.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	In this Agreement unless the context otherwise requires, words and expressions defined in Schedule 7 have the same meanings in this Agreement.

1.2	In this Agreement:

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Recitals, clauses and Schedules are references to recitals, clauses and schedules to or of this Agreement;

1.2.4	references to this Agreement include the Recitals and the Schedules;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.2.6

references to any document (including, without limitation, to all or any of the Transaction Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.2.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.2.8	references to any Facility Beneficiary include its successors, transferees and assignees;

1.2.9	a time of day (unless otherwise specified) is a reference to London time;

1.2.10

references to a regulation include any regulation, rule, official directive, requirement, request or guideline (whether or not having the force of law but if not having the force of law being one with which persons to whom it is addressed or applicable generally comply) of any governmental, intergovernmental or supranational body, agency, authority, department or central bank or any regulatory, self-regulatory or other authority or organisation;

1.2.11

references to assets include all or part of any present and future business, undertaking, real property, personal property, uncalled capital, revenue and any rights of any description (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

1.2.12

guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any Indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its Indebtedness and guaranteed shall be construed accordingly;

1.2.13

a law (1) includes any common law, statue, decree, constitution, regulation, order, judgment or directive of any governmental entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted; and

1.2.14	references to any enactment shall be deemed to include references to such enactment as re-enacted, modified, amended or extended.

1.3	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Facility Beneficiary and the Borrower or their representatives prior to the date of this Agreement.

2	The Loan and its Purposes

2.1	Amounts

Subject to the terms of this Agreement:

2.1.1	The KEXIM Facility Lenders agree to make available to the Borrower its Commitment of a term loan facility in an aggregate amount not exceeding the Total KEXIM Facility Commitments.

2.1.2	The KEXIM Guarantee Facility Lenders agree to make available to the Borrower its Commitment of a term loan facility in an aggregate amount not exceeding the Total KEXIM Guarantee Facility Commitments.

2.1.3	Each of the K-Sure Facility Lenders agrees to make available to the Borrower its Commitment of a term loan facility in an aggregate amount not exceeding the Total K-Sure Facility Commitments.

2.1.4	Each of the Commercial Facility Lenders agrees to make available to the Borrower its Commitment of a term loan facility in an aggregate amount not exceeding the Total Commercial Facility Commitments.

2.1.5	The GIEK Facility Lenders agree to make available to the Borrower its Commitment of a term loan facility in an aggregate amount not exceeding the Total GIEK Facility Commitments.

2.2	Facility Beneficiaries’ obligations

2.2.1

The obligations of each Facility Beneficiary under the Facility Documents are several. Failure by a Facility Beneficiary to perform its obligations under the Facility Documents does not affect the obligations of any other party to the Facility Documents. No Facility Beneficiary is responsible for the obligations of any other Facility Beneficiary under the Facility Documents.

2.2.2

The rights of each Facility Beneficiary under or in connection with the Facility Documents are separate and independent rights and any debt arising under the Facility Documents to a Facility Beneficiary from a Security Party shall be a separate and independent debt.

2.2.3

A Facility Beneficiary may, except as otherwise stated in the Facility Documents, separately enforce its rights under the Facility Documents, provided that no Facility Beneficiary acting alone in its capacity as a Facility Lender shall be entitled to declare an Event of Default.

2.3	Purposes

The Borrower shall apply the Loan for the purposes referred to in the Recital.

2.4	Monitoring

No Facility Beneficiary is bound to monitor or verify the application of any amount borrowed under this Agreement.

3	Conditions of Utilisation

3.1	Conditions precedent to first Advance

The Facility Lenders will only be obliged to make the first Advance if:

3.1.1	the Facility Agent (or its duly authorised representative) has received the documents and other evidence listed in Schedule 2, Part 1 of this Agreement;

3.1.2	on the date of the Drawdown Notice and on the proposed Drawdown Date no Default is continuing or would result from the making of the first Advance;

3.1.3

on the date of the Drawdown Notice and on the proposed Drawdown Date the representations made by the Borrower under clause 11 (other than that in clauses 11.2, 11.6 and 11.18) are true in all material respects;

3.1.4	the amount of the first Advance shall be three hundred and fourteen million nine hundred and forty four thousand and one hundred and sixty two Dollars and forty three cents ($314,944,162.43).

3.2	Conditions precedent to second Advance

The Facility Lenders will only be obliged to make the second Advance if:

3.2.1	the Facility Agent (or its duly authorised representative) has received the documents and other evidence listed in Schedule 2, Part 2 of this Agreement;

3.2.2	on the date of the Drawdown Notice and on the proposed Drawdown Date, no Default is continuing or would result from the making of the second Advance;

3.2.3

on the date of the Drawdown Notice and on the proposed Drawdown Date, the representations made by the Borrower under clause 11 (other than that in clauses 11.2, 11.6 and 11.18) are true in all material respects;

3.2.4	the first Advance referred to in clause 3.1 has been made; and

3.2.5	the amount of the second Advance shall be one hundred and eighty million Dollars ($180,000,000).

3.3	Conditions precedent to final Advance

The Facility Lenders will only be obliged to make the final Advance if:

3.3.1	the Facility Agent (or its duly authorised representative) has received the documents and other evidence listed in Schedule 2, Part 3 of this Agreement;

3.3.2	on the date of the Drawdown Notice and on the proposed Drawdown Date, no Default is continuing or would result from the making of the final Advance;

3.3.3

on the date of the Drawdown Notice and on the proposed Drawdown Date, the representations made by the Borrower under clause 11 (other than that in clauses 11.2, 11.6 and 11.18) are true in all material respects;

3.3.4	the second Advance referred to in clause 3.2 has been made; and

3.3.5

the amount of the final Advance when aggregated with all other Advances made under and pursuant to this Agreement does not exceed the lesser of (i) eight hundred and fifteen million Dollars ($815,000,000) and (ii) the Facility Limit (by reference to the most recently delivered Budget).

3.4	Drawing limit

The Facility Lenders will only be obliged to make an Advance if:

3.4.1	the proposed Drawdown Date is a Banking Day within the Availability Period;

3.4.2

there is no outstanding notice relating to the Facility from K-Sure requiring the K-Sure Facility Lenders to suspend the making of that Advance and/or the K-Sure Facility Lenders are not required by the terms of the K-Sure Insurance Policy to suspend the making of that or any other Advance;

3.4.3	the K-Sure Agent (acting on the instructions of the K-Sure Facility Lenders) is satisfied that the K-Sure Insurance Policy is in full force and effect and shall apply to that Advance;

3.4.4	there is no outstanding notice relating to the KEXIM Guarantee Facility requiring the KEXIM Guarantee Facility Lenders to suspend the making of that Advance;

3.4.5	the KEXIM Guarantee Agent (acting on the instructions of the KEXIM Guarantee Facility Lenders) is satisfied that the KEXIM Guarantee is in full force and effect and shall apply to that Advance;

3.4.6	there is no outstanding notice relating to the Facility from GIEK requiring the GIEK Facility Lenders to suspend the making of that Advance; and

3.4.7	the GIEK Agent (acting on the instructions of the GIEK Facility Lenders) is satisfied that the GIEK Guarantee is in full force and effect and shall apply to that Advance.

For the avoidance of doubt, only three (3) Advances shall be permitted to be made under the terms of this Agreement and each such Advance shall be in accordance with this clause 3.

3.5	Termination Date

No Facility Lender shall or shall be under any obligation to advance all or any part of its Commitment after the end of the Availability Period and any such undrawn Commitments shall be reduced to zero on the last day of the Availability Period.

3.6	Conditions subsequent

The Borrower undertakes to deliver or to cause to be delivered to the Facility Agent on, or as soon as reasonably practicable after, the relevant Drawdown Date (or within any time period specified in Schedule 2, Part 4 of this Agreement) the additional documents and other evidence listed in Schedule 2, Part 4 of this Agreement.

3.7	No Waiver

If the Facility Lenders in their sole discretion agree to make an Advance to the Borrower before all of the documents and evidence required by clause 3.1, 3.2 and/or 3.3 have been delivered to or to the order of the Facility Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Facility Agent no later than the date specified by the Facility Agent, except to the extent expressly waived by the Facility Agent in writing.

The making of an Advance under this clause 3.7 shall not be taken as a waiver of the Facility Lenders’ right to require production of all the documents and evidence required by clause 3.1, 3.2 and/or 3.3.

3.8	Form and content

All documents and evidence delivered to the Facility Agent under this clause 3 shall:

3.8.1	be in form and substance reasonably acceptable to the Facility Agent; and

3.8.2	if reasonably required by the Facility Agent, be certified, notarised, legalised or attested in a manner acceptable to the Facility Agent.

3.9	Notification

3.9.1

The Facility Agent shall as soon as practicable following satisfaction of the conditions precedent in this clause 3, notify all the Facility Lenders accordingly and provide to them a copy of any written confirmation received from the legal advisers to the Facility Agent.

3.9.2

For the avoidance of doubt, the Borrower shall not be prohibited from requesting an Advance in accordance with clause 4.1 solely as a result of any of the conditions precedent in this clause 3 being incomplete or unsatisfied as of the date such Drawdown Notice is delivered in accordance with clause 4.1.

4	Advance

4.1	Drawdown Request

Subject to clause 3, the Borrower may request an Advance to be advanced in one amount on any Banking Day prior to the end of the Availability Period by delivering to the Facility Agent a duly completed Drawdown Notice not more than ten (10) and not fewer than seven (7) Banking Days before the proposed Drawdown Date or such shorter period as the Facility Agent may agree.

4.2	Facility Lenders’ participation

Subject to clauses 2 and 3, the Facility Agent shall notify each Facility Lender of the receipt of a Drawdown Notice (attaching a copy thereof) not fewer than four (4) Banking Days (or such shorter period as may be agreed by all Facility Lenders) before the proposed Drawdown Date, following which each Facility Lender shall advance:

4.2.1	in the case of the first Advance:

(a)

from the KEXIM Facility Lenders, seventy two million seven hundred and ninety nine thousand and two hundred twenty seven Dollars and sixty eight cents ($72,799,227.68) (on a pro rata and pari passu basis);

(b)

from the KEXIM Guarantee Facility Lenders, forty seven million eight hundred and fifty two thousand and seven hundred and sixty Dollars and seventy four cents ($47,852,760.74) (on a pro rata and pari passu basis);

(c)

from the K-Sure Facility Lenders, one hundred and twenty million six hundred and fifty one thousand and nine hundred and eighty eight Dollars and forty one cents ($120,651,988.41) (on a pro rata and pari passu basis);

(d)

from the GIEK Facility Lenders, forty four million and one hundred seventy one thousand and seven hundred and seventy nine Dollars and fourteen cents ($44,171,779.14) (on a pro rata and pari passu basis); and

(e)

from the Commercial Facility Lenders, twenty nine million and four hundred and sixty eight thousand and four hundred and six Dollars and forty six cents ($29,468,406.46) (on a pro rata and pari passu basis);

4.2.2	in the case of the second Advance:

(a)

from the KEXIM Facility Lenders, thirty nine million one hundred and ninety six thousand and two hundred and eighty seven Dollars and eighty eight cents ($39,196,287.88) (on a pro rata and pari passu basis);

(b)

from the KEXIM Guarantee Facility Lenders, twenty eight million seven hundred and eleven thousand and six hundred and fifty six Dollars and forty four cents ($28,711,656.44) (on a pro rata and pari passu basis);

(c)

from the K-Sure Facility Lenders, sixty seven million nine hundred and seven thousand and nine hundred and forty four Dollars and thirty two cents ($67,907,944.32) (on a pro rata and pari passu basis);

(d) from the GIEK Facility Lenders, twenty six million five hundred and three thousand and sixty seven Dollars and forty eight cents ($26,503,067.48) (on a pro rata and pari passu basis); and

(e) from the Commercial Facility Lenders, seventeen million six hundred and eighty one thousand and forty three Dollars and eighty eight cents ($17,681,043.88) (on a pro rata and pari passu basis);

4.2.3	in the case of the final Advance, the proportion which each Facility Lender’s remaining undrawn Commitment bears to the Total Commitments,

in each case, to the Borrower through the Facility Agent on the relevant Drawdown Date.

4.3

Notwithstanding any other provision of a Facility Document to the contrary, if any KEXIM Facility Lender, KEXIM Guarantee Facility Lender, K-Sure Facility Lender, GIEK Facility Lender or Commercial Facility Lender fails to make available its participation in an Advance to the Facility Agent, no amount of that Advance shall be made available to the Borrower.

5	Repayment

5.1	Repayment of the Loan

The Borrower will, on each Application Date, repay the Loan in an amount equal to the Repayment Amounts relating to that Application Date, with the amount specified in column (2) of the Schedule of Repayment Amounts being payable for the account of the KEXIM Facility Lenders, the amount specified in column (3) of the Schedule of Repayment Amounts being payable for the account of the KEXIM Guarantee Facility Lenders, the amount specified in column (4) of the Schedule of Repayment Amounts being payable for the account of the K-Sure Facility Lenders, the amount specified in column (5) of the Schedule of Repayment Amounts being payable for the account of the GIEK Facility Lenders and the amount specified in column (6) of the Schedule of Repayment Amounts being for the account of the Commercial Facility Lenders. The Borrower shall on the Commercial Final Maturity Date repay to the Facility Agent as agent for the Commercial Facility Lenders, the Commercial Final Payment, together with all interest and all other amounts payable under this Agreement and the Facility Documents due to the Commercial Facility Lenders. The Borrower shall on the KEXIM Final Maturity Date, KEXIM Guarantee Final Maturity Date and the K-Sure Final Maturity Date repay to the Facility Agent the KEXIM Final Payment, the KEXIM Guarantee Final Payment and the K-Sure Final Payment together with all interest and all other amounts payable under this Agreement, the Facility Documents, the KEXIM Guarantee and the K-Sure Insurance Policy due to the KEXIM Facility Lenders, the KEXIM Guarantee Facility Lenders and the K-Sure Facility Lenders. The Borrower shall on the GIEK Final Maturity Date repay to the Facility Agent the GIEK Final Payment, together with all interest and other amounts payable under this Agreement, the Facility Documents and the GIEK Guarantee due to the GIEK Facility Lenders.

5.2	Reborrowing

No amounts repaid or prepaid under this Agreement may be reborrowed.

5.3	Replacement Schedule Repayment Amounts

5.3.1	The Original Schedule of Repayment Amounts has been prepared on the basis of the assumptions that:

(a) The first Application Date shall occur six (6) months after the earlier of (i) the Delivery Date, and (ii) the Drawdown Date for the final Advance;

(b)

There will be 24 Application Dates between the date hereof and the KEXIM Final Maturity Date, there will be 24 Application Dates between the date hereof and the KEXIM Guarantee Final Maturity Date, there will be 24 Application Dates between the date hereof and the K-Sure Final Maturity Date, there will be 20 Application Dates between the date hereof and the GIEK Final Maturity Date and there will be 12 Application Dates between the date hereof and the Commercial Final Maturity Date;

	(c)	The Drawdown Date for the final Advance will be three (3) Banking Days before the proposed Delivery Date;

	(d)	The total amount advanced will be eight hundred and fifteen million Dollars ($815,000,000); and

(e)

The KEXIM Facility, the KEXIM Guarantee Facility, the K-Sure Facility and the Commercial Facility shall have a twelve (12) year repayment profile. The GIEK Facility shall have a ten (10) year repayment profile.

5.3.2

If any or all of the assumptions made in clause 5.3.1 above proves to be incorrect, the Facility Agent shall prepare a Replacement Schedule of Repayment Amounts as soon as possible, however no later than ten (10) Banking Days following the last day of the Availability Period reflecting the actual facts and circumstances contemplated by those assumptions and such Replacement Schedule of Repayment Amounts shall (in the absence of manifest error) replace the Original Schedule of Repayment Amounts and shall be the Schedule of Repayment Amounts for all purposes of this Agreement. The Facility Agent shall notify all other parties to this Agreement (other than the Hedging Providers) of such recalculation and provide to them a copy of the Replacement Schedule of Repayment Amounts but for the avoidance of doubt, the Facility Agent shall not be entitled to amend the Schedule of Repayment Amounts in such a way which would otherwise require the consent of all the Facility Lenders pursuant to clause 15.4.1 of this Agreement.

5.3.3

If at any time a prepayment of part of the Loan is made pursuant to the terms of this Agreement, the Facility Agent shall, following such prepayment, re-calculate the Original Schedule of Repayment Amounts or, as the case may be, any Replacement Schedule of Repayment Amounts and prepare a Replacement Schedule of Repayment Amounts (which, in the absence of manifest error, shall replace the existing Schedule of Repayment Amounts and shall be the Schedule of Repayment Amounts for all purposes of this Agreement) on the basis that the amount of such prepayment shall be applied in accordance with clause 6.13.5 of this Agreement. The Facility Agent shall notify all other parties to this Agreement (other than the Hedging Providers) of such recalculation and provide to them a copy of the Replacement Schedule of Repayment Amounts.

6	Prepayment

6.1	Mandatory prepayment of Loan caused by Illegality

If it becomes unlawful in any applicable jurisdiction for a Facility Lender to fund or maintain its Commitment as contemplated by this Agreement or to fund or maintain the Loan:

	(a)	that Facility Lender shall promptly notify the Facility Agent of that event;

	(b)	upon the Facility Agent notifying the Borrower, the Commitment of that Facility Lender (to the extent not already advanced) will be immediately cancelled; or

(c)

if advanced, the Borrower shall repay that Facility Lender’s Proportionate Share of the Loan on the last day of its current Interest Period or, if earlier, the date specified by that Facility Lender in the notice delivered to the Facility Agent and notified by the Facility Agent to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Loan shall be reduced by the amount of that Facility Lender’s Proportionate Share of the Loan. Prior to the date on which repayment is required to be made under this sub-clause (c) the affected Facility Lender shall negotiate in good faith with the Borrower to find an alternative method or lending base in order to maintain its Commitment in the Facility.

6.2	Sale or Disposal

In the event of a sale or disposal of the Vessel whether pursuant to the Purchase Option Agreement or otherwise, or any sale of (i) the membership interests of the Borrower and/or (ii) shares in the Bareboat Charterer or any interest in such shares (other than on a Dropdown Date and/or the Additional Sponsor Date), the Total Commitments shall be reduced to zero on the date of such sale or disposal. If any part of the Loan is outstanding the Borrower shall, on the date of the sale or disposal, prepay the Loan in full together with any other outstanding amounts in relation to the Facility Documents. Any such prepayment shall oblige the Borrower to make payment of all interest and Commitment Fee accrued on the amount so reduced up to and including the date of reduction together with any Break Costs in respect of such reduced amount if the date of such reduction is not the final day of an Interest Period. Any such reduction of the Total Commitments shall not be reversed.

6.3	Total Loss

In the event that the Vessel becomes a Total Loss, on the earlier to occur of (a) the date of receipt of the Total Loss Proceeds and (b) the date falling one hundred and eighty (180) days after the occurrence of the Total Loss, the Total Commitments shall be reduced to zero. Any such reductions in the Total Commitments shall not be reversed. If any part of the Loan is outstanding the Borrower shall, on the earlier to occur of (i) the date on which the Borrower receives such Total Loss Proceeds and (ii) the one hundred and eightieth day after the date of such Total Loss occurring, prepay the Loan in full PROVIDED ALWAYS that if such date is not the final day of an Interest Period, the Borrower may instead place the relevant sum in an account with the Facility Agent, charged to the Facility Agent in a manner reasonably acceptable to the Facility Lenders, with an irrevocable instruction to the Facility Agent to apply such sum in prepayment of the Loan on the final day of such Interest Period. Any such prepayment shall not be reborrowed and clause 8.3 shall apply to any such prepayment.

6.4	Change of Control

6.4.1	If:

(a) at a time when all management powers over the business and affairs of TOO are vested in a general partner:

(i) Teekay ceases to own a minimum of fifty per cent. (50%) of the voting rights in the General Partner; or

(ii) the General Partner ceases to be the general partner of TOO; or

(b)

at a time when all management powers over the business and affairs of TOO become vested in a board of directors of TOO, Teekay ceases to own or does not own, directly or indirectly, a minimum of fifty per cent. (50%) of the voting rights to elect the members of the board of directors of TOO or the voting rights to elect a minimum of fifty per cent. (50%) of the board of directors of TOO, then unless such change of control has been remedied within thirty (30) days of such event occurring, the Total Commitments shall immediately be reduced to zero and the Borrower shall prepay the Loan in full. Any such reductions in the Total Commitments shall not be reversed.

6.4.2

If there is any change in the legal or beneficial ownership of the Borrower from that advised to the Facility Agent at the date of this Agreement without the Facility Agent’s prior written consent (provided that the Facility Agent’s consent shall not be required (i) to any change of ownership within the Teekay Group, (ii) (if a Dropdown Date has occurred) to any change of ownership within the TOO Group, (iii) (if the Additional Sponsor Date has occurred) to any change of ownership within the Additional Sponsor Group, or (iv) if change of ownership arises from the occurrence of a Dropdown Date or the Additional Sponsor Date (a Dropdown Date and the Additional Sponsor Date, for the avoidance of doubt, being subject to the conditions precedent set out in Schedule 2, Part 5 of this Agreement being satisfied)) then the Total Commitments shall immediately be reduced to zero and the Borrower shall prepay the Loan in full. Any such reductions in the Total Commitments shall not be reversed.

6.4.3

If, at any time when Teekay is a Sponsor, any person or any two or more persons acting together (excluding Resolute Investments, Inc. or any successor thereto), acquire (a) legally or beneficially and either directly or indirectly more than fifty per cent. (50%) of the entire issued share capital of Teekay, or (b) the right or ability to control, either directly or indirectly the affairs of the composition of the majority of the board of directors of Teekay, then the Total Commitments shall immediately be reduced to zero and the Borrower shall prepay the Loan in full. Any such reductions in the Total Commitments shall not be reversed.

6.5	Project Documents

6.5.1	In the event that:

(a)

any of the Project Documents is terminated by the Borrower, the Bareboat Charterer, the Operator or any of their respective Affiliates by reason of breach by the Charterer, Builder, Framo and/or Refund Guarantor; or

(b)

any of the Project Documents is breached by the Charterer, Builder, Framo and/or Refund Guarantor, in a manner that gives rise to a right to terminate such Project Document or treat it as repudiated, by the Borrower and/or the Bareboat Charterer and such breach has a Material Adverse Effect of the type referred to in sub-paragraph (b) of that definition; or

(c)

any of the Project Documents is terminated by the Charterer, Builder, Framo and/or Refund Guarantor by reason of a force majeure event or termination or cancellation (howsoever described) in the Charter, Construction Contract, the Framo Contract and/or Refund Guarantee (as the case may be) or non-extension in the case of the Charter, then, unless:

(i) in the case of the Refund Guarantee and/or Operations Agreement, a replacement Refund Guarantee and/or Operations Agreement (as applicable) is entered into within sixty (60) days;

(ii) in the case of the Construction Contract and/or Framo Contract, a replacement Construction Contract and/or Framo Contract (as applicable) is entered into within ninety (90) days; or

(iii)

in the case of any other Project Document (excluding the Refund Guarantee, Operations Agreement, Construction Contract and Framo Contract), a replacement Project Document is entered into within one hundred and eighty (180) days, by (as the case may be) the Borrower, Bareboat Charterer and/or the Operator and/or another Subsidiary of the relevant Sponsor acceptable to the Facility Lenders (acting reasonably), on terms reasonably acceptable to the Facility Lenders, then the Total Commitments shall be immediately reduced to zero and the Borrower shall prepay the Loan in full.

6.6	Unlawfulness

In the event that any Transaction Document or any material provision thereof becomes unlawful, unenforceable or ineffective for any reason or any of the Facility Security Documents comprising a Security Interest ceases to constitute a valid first priority Security Interest over the asset or property to which it relates, and such unlawfulness, unenforceability, ineffectiveness or, as the case may be, lack of valid first priority Security Interest is not remedied, if remediable, to the satisfaction of the Facility Agent within thirty (30) days after written notice from the Facility Agent, the Total Commitments shall be reduced to zero and the Borrower shall prepay the Loan in full.

6.7	Abandonment

In the event that the Vessel is abandoned, the Total Commitments shall be reduced to zero and the Borrower shall prepay the Loan in full.

6.8	Termination of a K-Sure Insurance Policy, KEXIM Guarantee or GIEK Guarantee

6.8.1

If at any time during the Facility Security Period any of the obligations of K-Sure under the K-Sure Insurance Policy is terminated, cancelled, becomes invalid, unenforceable or otherwise ceases to be in full force and effect, then:

	(a)	no Facility Lender shall be obliged to fund an Advance;

	(b)	the Total Commitments shall be reduced to zero; and

(c)

as of the time falling fifteen (15) Banking Days after such event occurs the Loans together with accrued interest and all other sums payable under this Agreement and any other Facility Document shall be immediately due and payable.

6.8.2

If at any time during the Facility Security Period any of the obligations of KEXIM under the KEXIM Guarantee is terminated, cancelled, becomes invalid, unenforceable or otherwise ceases to be in full force and effect, then:

	(a)	no Facility Lender shall be obliged to fund an Advance;

	(b)	the Total Commitments shall be reduced to zero; and

(c)

as of the time falling fifteen (15) Banking Days after such event occurs the Loans together with accrued interest and all other sums payable under this Agreement and any other Facility Document shall be immediately due and payable.

6.8.3

If at any time during the Facility Security Period any of the obligations of GIEK under the GIEK Guarantee is terminated, cancelled, becomes invalid, unenforceable or otherwise ceases to be in full force and effect, then:

	(a)	no Facility Lender shall be obliged to fund an Advance;

	(b)	the Total Commitments shall be reduced to zero; and

(c)

as of the time falling fifteen (15) Banking Days after such event occurs the Loans together with accrued interest and all other sums payable under this Agreement and any other Facility Document shall be immediately due and payable.

6.9	Insolvency of Project Counterparties

In the event that an Insolvency Event occurs in relation to the Charterer, Builder, Framo and/or Refund Guarantor (in each case only at any time at which that Project Counterparty has any actual or contingent obligations under a Project Document), then unless (a) in the case of an Insolvency Event in respect of the Charterer, a replacement charter is entered into within one hundred and eighty (180) days by the Bareboat Charterer with a replacement charterer, (b) in the case of an Insolvency Event in respect of the Builder, a replacement construction contract is entered into within ninety (90) days by the Borrower with a replacement builder, (c) in the case of an Insolvency Event in respect of Framo, a replacement contract with Norwegian content is entered into within ninety (90) days by the Borrower with a replacement supplier and/or (d) in the case of an Insolvency Event in respect of the Refund Guarantor, a replacement refund guarantee is entered into within sixty (60) days by a replacement refund guarantor in favour of the Borrower, in each case acceptable to the Facility Agent (acting on the instructions of all the Facility Lenders (acting reasonably)), KEXIM, K-Sure and GIEK, then the Total Commitments shall be immediately reduced to zero and the Borrower shall prepay the Loan in full.

6.10	Charter Date of Acceptance and Delivery Date

If, the Charter Date of Acceptance has not occurred by 30 April 2015 and/or the Delivery Date has not occurred by the date falling on the first (1) anniversary of the signing date of this Agreement, then the Total Commitments shall be immediately reduced to zero and the Borrower shall, on such date, prepay the Loan in full.

6.11	Commercial Final Maturity Date

If the Commercial Final Payment has not been refinanced on terms and conditions satisfactory to all the Facility Lenders (other than the Commercial Facility Lenders), KEXIM, K-Sure and GIEK on the date falling two (2) months prior to the Commercial Final Maturity Date, the Borrower shall, if so requested by the Facility Agent, acting on the instructions of:

(a)

(i) the K-Sure Majority Facility Lenders and K-Sure or, in the event of any inconsistency between the instructions of the K-Sure Majority Facility Lenders and K-Sure, (ii) K-Sure only and in each case, in respect of the K-Sure Loan only;

(b) all of the KEXIM Facility Lenders in respect of the KEXIM Loan only;

(c)

(i) the KEXIM Guarantee Majority Facility Lenders and KEXIM or, in the event of any inconsistency between the instructions of the KEXIM Guarantee Majority Facility Lenders and KEXIM, (ii) KEXIM only and in each case, in respect of the KEXIM Guarantee Loan only; and

(d)

(i) the GIEK Majority Facility Lenders and GIEK or, in the event of any inconsistency between the instructions of the GIEK Majority Facility Lenders and GIEK, (ii) GIEK only and in each case, in respect of the GIEK Loan only, on the Commercial Final Maturity Date, prepay the K-Sure Loan (on a pro rata basis between the K-Sure Facility Lenders), the KEXIM Loan (on a pro rata basis between the KEXIM Facility Lenders), the KEXIM Guarantee Loan (on a pro rata basis between the KEXIM Guarantee Facility Lenders) and/or as the case may be, the GIEK Loan (on a pro rata basis between the GIEK Facility Lenders) outstanding and owing and whereupon the Total Commitments shall be reduced by the amount of the K-Sure Loan, the KEXIM Loan, the KEXIM Guarantee Loan and/or, as the case may be, the GIEK Loan.

6.12	Voluntary prepayment of Loan

6.12.1

The Borrower may prepay the whole or any part of the Loan (but, if in part, being in a minimum amount of five million Dollars ($5,000,000) such amount to be in integral multiples of five million Dollars ($5,000,000) or such other amount as may be agreed by the Facility Agent) provided that it gives the Facility Agent not less than thirty (30) days’ prior written notice.

6.12.2	If any Facility Lender is a Notified Lender:

(a) the Borrower may require that the Commitment of that Facility Lender (to the extent not already advanced) may be immediately cancelled; or

(b) if advanced, the Borrower may repay that Facility Lender’s Proportionate Share of the Loan and the Loan shall be reduced by the amount of that Facility Lender’s Proportionate Share of the Loan.

6.12.3	If any Facility Lender is a Defaulting Facility Lender:

(a) the Borrower may require that the Commitment of that Facility Lender (to the extent not already advanced) may be immediately cancelled; or

(b) if advanced, the Borrower may repay that Facility Lender’s Proportionate Share of the Loan and the Loan shall be reduced by the amount of that Facility Lender’s Proportionate Share of the Loan.

6.12.4

At any time on or after the date which is six (6) months before the earliest FATCA Application Date for any payment by a Party to a Facility Lender (or to the Facility Agent for the account of that Facility Lender), that Facility Lender is not, or has ceased to be, a FATCA Exempt Party and, as a consequence, a Party will be required to make a FATCA Deduction from a payment to that Facility Lender (or to the Facility Agent for the account of that Facility Lender) on or after that FATCA Application Date (a Defaulting FATCA Facility Lender), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification or FATCA Deduction continues or whilst the relevant Facility Lender continues to be a Defaulting FATCA Facility Lender, give the Facility Agent notice of cancellation of the Commitments of that Facility Lender and its intention to procure the repayment of that Facility Lender’s participation in the Loan.

6.12.5	Hull Cover Ratio

If at any time after the Delivery Date, there is a breach of the Hull Cover Ratio financial covenant calculated in accordance with clause 12.1.33 then the Borrower may within ten (10) days of such testing date prepay an amount of the Loan such that there is no longer a breach of the Hull Cover Ratio, and the Total Commitments shall be reduced accordingly.

6.13	Restrictions and order of application

6.13.1

Any notice of prepayment given under this clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

6.13.2

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs which shall be payable pursuant to clause 8.3 and clause 6.13.4, without premium or penalty. No amount prepaid shall be reborrowed.

6.13.3	If the Facility Agent receives a notice under this clause 6 it shall promptly forward a copy of that notice to the Borrower and/or the Facility Lenders, as appropriate.

6.13.4

If a prepayment or cancellation is made to a KEXIM Facility Lender in respect of the KEXIM Facility or a KEXIM Guarantee Facility Lender in respect of the KEXIM Guarantee Facility, under or pursuant to clause 6.12.1, (in respect of a sale or disposal of the Vessel only other than pursuant to the Purchase Option Agreement) 6.2 or 6.4, such prepayment shall be made together with a fee of zero point five zero per cent. (0.50%) of, in the case of the KEXIM Facility, the amount of the KEXIM Loan which is prepaid and/or the amount of the KEXIM Facility Commitments which are cancelled and/or in the case of the KEXIM Guarantee Facility, the amount of the KEXIM Guarantee Loan which is prepaid and/or the amount of the KEXIM Guarantee Facility Commitments which are cancelled.

6.13.5

The amount of any prepayment (other than a prepayment made in accordance with clauses 6.1, 6.12.2, 6.12.3 and 6.12.4 and/or 6.8 and/or 6.11) shall be applied towards prepayment of the Loans in inverse order of maturity of each Loan and on a pro rata basis across each Loan.

7	Interest

7.1	Interest Periods

Subject to clause 7.2, each Interest Period shall be for a duration of six (6) months or such other duration as may be agreed by the Facility Agent (acting on the instructions of all the Facility Lenders) and provided that the Facility Lenders have received two (2) Banking Days prior notice of such alternative duration.

7.2	Beginning and end of Interest Periods

7.2.1

The initial Interest Period in respect of the first Advance shall commence on the Drawdown Date for the first Advance and shall end on the next following Semi-Annual Date and each subsequent Interest Period in respect of the first Advance shall commence on the expiry of the previous Interest Period and end on the next following Semi-Annual Date;

7.2.2

The initial Interest Period for any other Advance shall commence on the Drawdown Date for that Advance and shall end on the last day of the then current Interest Period in respect of the Loan and, on the last day of such Interest Period, the amount of that Advance shall be consolidated with the Loan and shall thereafter together constitute the Loan;

7.2.3

The Interest Period commencing either on the Semi-Annual Date falling on or, as the case may be, the first Semi-Annual Date falling after, the Drawdown Date for the final Advance shall commence on that Semi-Annual Date and end on the first Application Date; and

7.2.4

Any other Interest Period in respect of the Loan shall commence on the day following the previous Application Date and shall end on the last day of its current Interest Period selected in accordance with clause 7.1.

7.3	Interest Periods to meet KEXIM Final Maturity Date, KEXIM Guarantee Final Maturity Date, K-Sure Final Maturity Date, GIEK Final Maturity Date, Commercial Final Maturity Date or Application Date

If an Interest Period would otherwise expire after the Commercial Final Maturity Date, KEXIM Final Maturity Date, the KEXIM Guarantee Final Maturity Date, the K-Sure Final Maturity Date, the GIEK Final Maturity Date or any Application Date, that Interest Period shall expire on the Commercial Final Maturity Date, KEXIM Final Maturity Date, the KEXIM Guarantee Final Maturity Date, the K-Sure Final Maturity Date, the GIEK Final Maturity Date or Application Date.

7.4	Non-Banking Days

If an Interest Period would otherwise end on a day which is not a Banking Day, that Interest Period will instead end on the next Banking Day in that calendar month (if there is one) or the preceding Banking Day (if there is not).

7.5	Interest rate

During each Interest Period interest shall accrue on the Loans at the rate determined by the Facility Agent to be the aggregate of (a) the applicable Margin, (b) LIBOR and (c) the Mandatory Cost, if applicable.

7.6	Accrual and payment of interest

Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Facility Agent for the account of the Facility Lenders on the last day of each Interest Period.

7.7	Default interest

If the Borrower fails to pay any amount payable by it under a Facility Document on its due date, interest shall accrue on the overdue amount from the due date, subject to any applicable grace period, up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan for successive Interest Periods, each selected by the Facility Agent (acting reasonably). Any interest accruing under this clause 7.7 shall be immediately payable by the Borrower on demand by the Facility Agent. If unpaid, any such interest will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

7.8	Market disruption

7.8.1

(a)

If a Market Disruption Event specified in clause 7.8.2(a) occurs in relation to the Loan for any Interest Period, then the rate of interest on each Facility Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

		(i)	the applicable Margin;

(ii)

the rate notified to the Facility Agent by that Facility Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Facility Lender of funding its participation in the Loan from whatever source it may reasonably select; and

		(iii)	the Mandatory Cost, if any, applicable to that Facility Lender’s participation in the Loan.

(b)

If a Market Disruption Event specified in clause 7.8.2(b) occurs in relation to the Loan for any Interest Period, then the rate of interest on each Notified Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

		(i)	the applicable Margin;

(ii)

the rate notified to the Facility Agent by that Notified Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Notified Lender of funding its participation in the Loan from whatever source it may reasonably select; and

		(iii)	the Mandatory Cost, if any, applicable to that Notified Lender’s participation in the Loan.

7.8.2	In this Agreement Market Disruption Event means:

(a)

at or about 11.00 am London time two (2) Banking Days before the first day of the relevant Interest Period neither the Screen Rate nor the Interpolated Screen Rate is available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for the relevant currency and Interest Period; or

(b)

before close of business in London two (2) Banking Days before the first day of the relevant Interest Period, the Facility Agent receives notifications from a Facility Lender or Facility Lenders (whose participations in the Loan exceed fifty per cent. of the Loan or more) (each a Notified Lender) that the cost to it of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

7.9	Alternative basis of interest or funding

7.9.1

If a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

7.9.2	Any alternative basis agreed pursuant to clause 7.9.1 above shall:

(a) In the case of a Market Disruption Event specified in clause 7.8.2(a), with the prior consent of all the Facility Lenders and the Borrower, be binding on all parties; and

(b)

In the case of a Market Disruption Event specified in clause 7.8.2(b), with the prior consent of all the Notified Lenders and the Borrower be binding on all parties (but such alternative basis shall not be applicable to the Facility Lenders which are not Notified Lenders).

7.10	Determinations conclusive

The Facility Agent shall promptly notify the Borrower of the determination of a rate of interest under this clause 7 and each such determination shall (save in the case of manifest error) be final and conclusive.

8	Indemnities

8.1	Transaction expenses

The Borrower will, within fourteen (14) days of the Facility Agent’s written demand, pay the Facility Agent (for the account of the Facility Beneficiaries, KEXIM, K-Sure and/or GIEK) the amount of all out of pocket costs and expenses (including legal fees, the cost of obtaining an initial insurance report (and of obtaining further insurance reports only if there is a material change in the terms of the Insurances or material change in the marine insurance market), and Value Added Tax or any similar or replacement tax if applicable) incurred by the Facility Beneficiaries, KEXIM, K-Sure and/or GIEK or any of them in connection with:

8.1.1

the negotiation, preparation, printing, execution, syndication administration and registration of the Facility Documents, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee and the Hedging Agreements (whether or not any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee or Hedging Agreement is actually executed or registered and whether or not an Advance is made);

8.1.2	any amendment, addendum or supplement to any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee or Hedging Agreement (whether or not completed); and

8.1.3

any other document which may at any time be reasonably required by a Facility Beneficiary, KEXIM, K-Sure and/or GIEK to give effect to any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee or Hedging Agreement or which a Facility Beneficiary, KEXIM, K-Sure and/or GIEK is entitled to call for or obtain under any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee or Hedging Agreement.

8.2	Funding costs

The Borrower shall indemnify each Facility Beneficiary, by payment to the Facility Agent (for the account of that Facility Beneficiary) on the Facility Agent’s written demand, against all losses and costs incurred or sustained by that Facility Beneficiary if, for any reason due to a default or other action by the Borrower, an Advance is not made to the Borrower after the relevant Drawdown Notice has been given to the Facility Agent, or is advanced on a date other than that requested in the Drawdown Notice.

8.3	Break Costs

As a result of a Facility Beneficiary receiving any prepayment of all or any part of the Loan (whether pursuant to clause 6 or otherwise) on a day other than the last day of an Interest Period, or any other payment under or in relation to the Facility Documents on a day other than the due date for payment of the sum in question, the Borrower shall indemnify each Facility Beneficiary, by payment to the Facility Agent (for the account of that Facility Beneficiary) within three (3) Banking Days of the Facility Agent’s written demand, against all documented costs, losses, premiums or penalties incurred by that Facility Beneficiary, including (without limitation) the Break Costs, any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain all or any part of the Loan.

8.4	Currency indemnity

In the event of a Facility Beneficiary receiving or recovering any amount payable under a Facility Document in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Facility Agent’s written demand, pay to the Facility Agent for the account of the relevant Facility Beneficiary such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Facility Agent on behalf of the relevant Facility Beneficiary as a separate debt under this Agreement.

8.5	Increased costs (subject to clause 8.6)

If, by reason of any Change in Law:

8.5.1

a Facility Beneficiary (or the holding company of a Facility Beneficiary) shall be subject to any Tax with respect to payment of all or any part of the Indebtedness (other than Tax on overall net income); or

8.5.2	the basis of Taxation of payments to a Facility Beneficiary in respect of all or any part of the Indebtedness shall be changed; or

8.5.3	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of a Facility Beneficiary; or

8.5.4

the manner in which a Facility Beneficiary allocates capital resources to its obligations under this Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which a Facility Beneficiary is required or requested to maintain shall be affected; or

8.5.5

there is imposed on a Facility Beneficiary (or on the holding company of a Facility Beneficiary) by an unconnected third party any other condition in relation to the Indebtedness or the Facility Documents;

and the result of any of the above shall be to increase the cost to a Facility Beneficiary (or to the holding company of a Facility Beneficiary) of that Facility Beneficiary making or maintaining its Commitment, or to cause a Facility Beneficiary (or to the holding company of a Facility Beneficiary) to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, then, subject to clause 8.6, the Facility Beneficiary affected shall notify the Facility Agent and the Borrower shall from time to time pay to the Facility Agent on demand for the account of that Facility Beneficiary the amount which shall compensate that Facility Beneficiary (or the relevant holding company) for such additional cost or reduced return. A certificate signed by an authorised signatory of that Facility Beneficiary setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law.

8.6	Exceptions to increased costs

Clause 8.5 does not apply to the extent any additional cost or reduced return referred to in that clause is:

8.6.1	compensated for by a payment made under clause 8.12; or

8.6.2	compensated for by a payment made under clause 17.3; or

8.6.3	compensated for by the payment of the Mandatory Cost; or

8.6.4	attributable to the wilful breach by the relevant Facility Beneficiary (or the holding company of that Facility Beneficiary) of any law or regulation; or

8.6.5	compensated by a payment under clause 17.9; or

8.6.6	compensated by a payment under clause 17.10.2; or

8.6.7	compensated for by a payment made under clause 17.10.4.

8.7	Events of Default

The Borrower shall indemnify each Facility Beneficiary, KEXIM, K-Sure and/or GIEK from time to time, by payment to the Facility Agent (for the account of that Facility Beneficiary, KEXIM, K-Sure and/or GIEK) on the Facility Agent’s written demand, against all losses and costs incurred or sustained by that Facility Beneficiary, KEXIM, K-Sure and/or GIEK as a consequence of any Event of Default.

8.8	Enforcement costs

The Borrower shall pay to the Facility Agent (for the account of each Facility Beneficiary, KEXIM, K-Sure and/or GIEK) on the Facility Agent’s written demand the amount of all costs and expenses (including legal fees) incurred by a Facility Beneficiary, KEXIM, K-Sure and/or GIEK in connection with the enforcement of, or the preservation of any rights under, any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy and/or the GIEK Guarantee including (without limitation) any losses, costs and expenses which that Facility Beneficiary, KEXIM, K-Sure and/or GIEK may from time to time sustain, incur or become liable for by reason of that Facility Beneficiary, KEXIM, K-Sure and/or GIEK being mortgagee of the Vessel and/or a lender to the Borrower, or by reason of that Facility Beneficiary, KEXIM, K-Sure and/or GIEK being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of the Vessel. No such indemnity will be given where any such loss or cost has occurred due to gross negligence or wilful misconduct on the part of that Facility Beneficiary, KEXIM, K-Sure and/or GIEK; however, this shall not affect the right of any other Facility Beneficiary, KEXIM, K-Sure and/or GIEK to receive such indemnity.

8.9	Other costs

The Borrower shall pay to the Facility Agent (for the account of each Facility Beneficiary) on the Facility Agent’s written demand the amount of all sums which a Facility Beneficiary may pay or become actually or contingently liable for on account of the Borrower in connection with the Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Facility Beneficiary may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Facility Beneficiary in connection with the maintenance or repair of the Vessel or in discharging any lien, bond or other claim relating in any way to the Vessel, and any sums which that Facility Beneficiary may pay or guarantees which it may give to procure the release of the Vessel from arrest or detention.

8.10	General indemnity

8.10.1

The Borrower hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Facility Beneficiaries, KEXIM, K-Sure, GIEK and the Related Companies of any Facility Beneficiary, KEXIM, K-Sure, GIEK and each of them and their respective officers, directors, representatives, agents and employees (together the Indemnified Parties) harmless on a full indemnity basis from and against each and every Loss suffered or incurred by or imposed on any Indemnified Party related to or arising out of:

(a) the use of proceeds of the Facility;

(b)

the execution and delivery of any commitment letter, engagement letter, fee letter, the Facility Documents or any other document connected therewith or the performance of the respective obligations thereunder, including without limitation environmental liabilities; or

(c)

any claim, action, suit, investigation or proceeding relating to the foregoing or the Security Parties, whether or not any Indemnified Party is a party thereto or target thereof, or the Indemnified Parties’ roles in connection therewith, and will reimburse the Indemnified Parties, on demand, for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred by the Indemnified Parties in connection with investigating, preparing for or defending any such claim, action, suit or proceeding (including any security holder actions or proceeding, inquiry or investigation), whether or not in connection with pending or threatened litigation in which the Security Parties are a party.

8.10.2

The Borrower will not, however, be responsible for any claims, liabilities, losses, damages or expenses of an Indemnified Party that are finally judicially determined by a court of competent jurisdiction to have resulted principally from the wilful misconduct or gross negligence by such Indemnified Party.

8.10.3

The foregoing shall be in addition to any rights that the Indemnified Parties may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any affiliate, director, officer, employee, agent or controlling person of an Indemnified Party.

8.11	Environmental indemnity

The Borrower shall indemnify on demand and hold harmless each of the Indemnified Parties in respect of each and every Loss, of whatever nature (including, without limitation, those arising under Environmental Laws) which may be incurred or made against the Indemnified Parties at any time relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim relating to the Vessel, the Borrower, the Bareboat Charterer and/or the Operator made or asserted against the Indemnified Parties which would or could not have been brought if the Indemnified Parties had not entered into any of the Facility Documents or been involved in any of the transactions contemplated by the Facility Documents. To the extent that an Indemnified Party would be entitled to recover an Loss under clause 8.10 and/or this clause 8.11, that Indemnified Party shall not be entitled to recover for that Loss or payment twice.

8.12	Taxes

The Borrower shall pay all Taxes to which all or any part of the Facility Secured Obligations, any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy and/or the GIEK Guarantee may be at any time subject (other than Tax on a Facility Beneficiary’s, KEXIM’s, K-Sure’s and/or GIEK’s overall net income) and shall indemnify the Facility Beneficiaries, KEXIM, K-Sure and GIEK, by payment to the Facility Agent (for the account of the Facility Beneficiaries, KEXIM, K-Sure and GIEK) on the Facility Agent’s written demand, against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

8.13	K-Sure

The Borrower agrees, and shall procure that the other Security Parties agree, that if K-Sure makes a payment to the K-Sure Facility Lenders (whether through the K-Sure Agent or otherwise) pursuant to the K-Sure Insurance Policy, the K-Sure Facility Lenders (whether through the K-Sure Agent or otherwise) may act on the instructions of K-Sure and the Security Parties shall have no claims whatsoever in respect of any loss, damage or expense suffered or incurred by them as a result thereof.

8.14	KEXIM

The Borrower agrees, and shall procure that the other Security Parties agree, that if KEXIM makes a payment to the KEXIM Guarantee Facility Lenders (whether through the KEXIM Guarantee Agent or otherwise) pursuant to the KEXIM Guarantee, the KEXIM Guarantee Facility Lenders (whether through the KEXIM Guarantee Agent or otherwise) may act on the instructions of KEXIM and the Security Parties shall have no claims whatsoever in respect of any loss, damage or expense suffered or incurred by them as a result thereof.

8.15	GIEK

The Borrower agrees, and shall procure that the other Security Parties agree, that if GIEK makes a payment to the GIEK Facility Lenders (whether through the GIEK Agent or otherwise) pursuant to the GIEK Guarantee, the GIEK Facility Lenders (whether through the GIEK Agent or otherwise) may act on the instructions of GIEK and the Security Parties shall have no claims whatsoever in respect of any loss, damage or expense suffered or incurred by them as a result thereof.

9	Fees

9.1	Commitment fee

9.1.1

The Borrower shall pay to the Facility Agent (for the account of the Facility Lenders in proportion to their undrawn Commitments) a commitment fee at a per annum rate of thirty per cent. (30%) of the applicable Margin on the daily undrawn and uncancelled amount of the Total Commitments accruing from the date of this Agreement until the end of the Availability Period.

9.1.2

The Borrower shall pay to the Facility Agent (for the account of GIEK) a commitment fee at a per annum rate of thirty per cent. (30%) of the GIEK Premium on the daily undrawn and uncancelled amount of the Total GIEK Facility Commitments accruing from the date of this Agreement until the end of the Availability Period.

9.1.3

The accrued Commitment Fee is payable in arrears on the last day of each successive period of three (3) months commencing from the date of this Agreement and ending on the last day of the Availability Period.

9.2	Upfront fee

The Borrower shall pay any other fees set out in the Fee Letter in the amount and at the times agreed in the applicable Fee Letter.

9.3	Agency fee

The Borrower shall pay to the Facility Agent an agency fee in the amount and at the times agreed in a Fee Letter.

9.4	K-Sure Premium

9.4.1

The Borrower acknowledges that the K-Sure Facility Lenders shall procure the placement of the K-Sure Insurance Policy either through the K-Sure Agent or directly with K-Sure and shall benefit from it throughout the duration of the Facility Security Period. The Borrower agrees to pay to the Facility Agent (for the account of K-Sure) the K-Sure Premium applicable to each K-Sure Facility Advance on or prior to the Drawdown Date of the first Advance.

9.4.2

The Borrower agrees that its obligation to make the payments set out in clause 9.4.1 to the Facility Agent in respect of the K-Sure Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The K-Sure Premium (or any part thereof) shall not be refundable except in accordance with the terms of the relevant K-Sure Insurance Policy and K-Sure’s internal regulations.

9.4.3

The Borrower acknowledges that the amount of the K-Sure Premium will be solely determined by K-Sure and no Facility Beneficiary is in any way involved in the determination of the amount of the K-Sure Premium and agrees that the Borrower shall have no claim or defence against any Facility Beneficiary in connection with the amount of the K-Sure Premium.

9.5	KEXIM Guarantee Premium

9.5.1

The Borrower acknowledges that the KEXIM Guarantee Facility Lenders shall procure the placement of the KEXIM Guarantee either through the KEXIM Guarantee Agent or directly with KEXIM and shall benefit from it throughout the duration of the Facility Security Period. The Borrower agrees to pay to the Facility Agent (for the account of KEXIM) the KEXIM Guarantee Premium applicable to each KEXIM Facility Advance on or prior to the Drawdown Date of the first Advance.

9.5.2

The Borrower agrees that its obligation to make the payments set out in clause 9.5.1 to the Facility Agent in respect of the KEXIM Guarantee Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The KEXIM Guarantee Premium (or any part thereof) shall not be refundable except in accordance with the terms of the relevant KEXIM Guarantee and KEXIM’s internal regulations.

9.5.3

The Borrower acknowledges that the amount of the KEXIM Guarantee Premium will be solely determined by KEXIM and no Facility Beneficiary is in any way involved in the determination of the amount of the KEXIM Guarantee Premium and agrees that the Borrower shall have no claim or defence against any Facility Beneficiary in connection with the amount of the KEXIM Guarantee Premium.

9.6	GIEK Premium

9.6.1

The Borrower acknowledges that the GIEK Facility Lenders shall procure the issue of the GIEK Guarantee either through the GIEK Agent or directly with GIEK and shall benefit from it throughout the duration of the Facility Security Period. The Borrower agrees to pay to the Facility Agent (for the account of GIEK) the GIEK Premium on each Interest Payment Date.

9.6.2

The Borrower agrees that its obligation to make the payments set out in clause 9.6.1 to the Facility Agent in respect of the GIEK Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The GIEK Premium (or any part thereof) shall not be refundable except in accordance with the terms of the GIEK Guarantee and GIEK’s internal regulations.

9.6.3

The Borrower acknowledges that the amount of the GIEK Premium will be solely determined by GIEK and no Facility Beneficiary is in any way involved in the determination of the amount of the GIEK Premium and agrees that the Borrower shall have no claim or defence against any Facility Beneficiary in connection with the amount of the GIEK Premium.

10	Security and Application of Moneys

10.1	Facility Security Documents

As security for the payment of the Facility Secured Obligations, the Borrower shall execute and deliver to the Facility Security Trustee or cause to be executed and delivered to the Facility Security Trustee at the relevant time, the following documents in such forms and containing such terms and conditions as the Facility Security Trustee shall require:

10.1.1	a first priority statutory mortgage over the Vessel together with a collateral deed of covenants;

10.1.2

a first priority deed of assignment and charge over the Construction Contract, Framo Contract, Refund Guarantee and Insurance Proceeds and Total Loss Proceeds payable to the Borrower under the Construction Contract;

10.1.3

a first priority deed of assignment of the Insurances, Earnings, Bareboat Charter, Purchase Option Agreement and Requisition Compensation of the Vessel, and of the benefit of the Bareboat Charterer Assignment (which includes an assignment of earnings under the Charter);

10.1.4	an irrevocable, unconditional, first priority on demand guarantee and indemnity from TOO, Teekay and/or, as the case may be, the Additional Sponsor;

10.1.5	a first priority charge from the Shareholder over all the membership interests in the Borrower and all the shares in the Bareboat Charterer;

10.1.6	a first priority deed of charge over the Hedging Agreements;

10.1.7	a first priority account charge in respect of the Earnings Account;

10.1.8	a first priority account charge in respect of the Bareboat Charterer Earnings Account; and

10.1.9	a quiet enjoyment undertaking from the Charterer.

10.2	Remittance of Revenue

At all times during the Facility Security Period, the Borrower shall procure that each Advance, all Revenue, Insurance Proceeds, Total Loss Proceeds, any amounts of cancellation fee or option fee payable under or pursuant to the Charter, amounts payable under or pursuant to the Purchase Option Agreement, amounts payable under or pursuant to the Construction Contract, amounts payable under or pursuant to the Framo Contract and amounts payable under or pursuant to the Refund Guarantee are paid to the Earnings Account or the Bareboat Charterer Earnings Account or such other account as the Facility Agent shall from time to time specify by notice in writing to the Borrower.

10.3	General application of moneys

Without prejudice to the order of priority as set forth in the K-Sure Insurance Policy that should be applicable as between K-Sure and the K-Sure Facility Lenders in respect of, amongst others, the application order of the collected sums, whilst an Event of Default is continuing unremedied or unwaived the Borrower irrevocably authorises the Facility Agent and the Facility Security Trustee to apply all sums which either of them may receive:

10.3.1	pursuant to a sale or other disposition of the Vessel or any right, title or interest in the Vessel; or

10.3.2	by way of payment of any sum in respect of the Insurances, Earnings, Revenue or Requisition Compensation; or

10.3.3	otherwise arising under or in connection with any Facility Document,

in or towards satisfaction, or by way of retention on account, of the Facility Secured Obligations, as follows:

(i) first in payment of all outstanding fees and expenses of the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent and the Facility Security Trustee;

(ii)

secondly in or towards payment on a pari passu and pro rata basis to the Facility Beneficiaries (other than the Hedging Providers) of an amount equal to the Facility Secured Obligations (but excluding any Hedging Secured Obligations);

(iii) thirdly in or towards payment on a pari passu and pro rata basis to the Hedging Providers, of an amount equal to the Hedging Secured Obligations; and

(iv) the balance, if any, shall be remitted to the Borrower.

11	Representations and Warranties

The Borrower represents and warrants to each of the Facility Beneficiaries at the date of this Agreement and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Drawdown Date and at each Interest Payment Date as follows (except that the representation and warranty contained at clause 11.2 shall only be made on the date of this Agreement and the representations and warranties contained at clauses 11.6 and 11.18 shall only be repeated on each Drawdown Date):

11.1	Status and Due Authorisation

Each of the Security Parties is a corporation, limited liability company or limited partnership duly incorporated or formed under the laws of its jurisdiction of incorporation, organisation or formation (as the case may be) with power to enter into the Facility Documents and to exercise its rights and perform its obligations under the Facility Documents and all corporate and other action required to authorise its execution of the Facility Documents and its performance of its obligations thereunder has been duly taken.

11.2	No Deductions or Withholding

Under the laws of the Security Parties’ respective jurisdictions of incorporation or formation in force at the date hereof, none of the Security Parties will be required to make any deduction or withholding from any payment it may make under any of the Facility Documents.

11.3	Claims Pari Passu

Under the laws of the Security Parties’ respective jurisdictions of incorporation or formation in force at the date hereof, the Facility Secured Obligations will, to the extent that it exceeds the realised value of any security granted in respect of the Facility Secured Obligations, rank at least pari passu with all the Security Parties’ other unsecured indebtedness save that which is preferred solely by any bankruptcy, insolvency or other similar laws of general application.

11.4	No Immunity

In any proceedings taken in any of the Security Parties’ respective jurisdictions of incorporation or formation in relation to any of the Facility Documents, none of the Security Parties will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

11.5	Governing Law and Judgments

In any proceedings taken in any of the Security Parties’ jurisdiction of incorporation or formation in relation to any of the Facility Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced.

11.6	Validity and Admissibility in Evidence

As at each Drawdown Date, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each of the Security Parties lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents, (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Facility Documents are legal, valid and binding and (c) to make the Facility Documents admissible in evidence in the jurisdictions of incorporation or formation of each of the Security Parties, have been done, fulfilled and performed.

11.7	No Filing or Stamp Taxes

Under the laws of the Security Parties’ respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Facility Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Facility Documents.

11.8	Binding Obligations

The obligations expressed to be assumed by each of the Security Parties in the Facility Documents are legal and valid obligations, binding on each of them in accordance with the terms of the Facility Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Facility Documents or the performance by any of them of any of their obligations thereunder.

11.9	No Winding-up

The Borrower has not taken any corporate or limited partnership action nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower’s knowledge and belief) threatened against the Borrower for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a material adverse effect on the business or financial condition of any Group taken as a whole.

11.10	Solvency

11.10.1	Neither the Borrower nor any Group taken as a whole is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts.

11.10.2

Neither the Borrower nor any Group taken as a whole has by reason of actual or anticipated financial difficulties, commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

11.10.3

The value of the assets of each of the Borrower and any Group taken as a whole is not less than the liabilities of such entity or any Group taken as a whole (as the case may be) (taking into account contingent and prospective liabilities).

11.10.4	No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of the Borrower or of any Group taken as a whole.

11.11	No Material Defaults

11.11.1

Without prejudice to clause 11.11.2, the Borrower is not in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets or any Applicable Law to an extent or in a manner which might have a material adverse effect on the business or financial condition of any Group taken as a whole.

11.11.2	No Default is continuing or might reasonably be expected to result from the making of any Advance.

11.12	No Material Proceedings

No action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a material adverse effect on the business or financial condition of any Group taken as a whole has been started or is reasonably likely to be started.

11.13	No Obligation to Create Security

The execution of the Facility Documents by the Security Parties and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige the Borrower to create any Security Interest (other than a Permitted Security Interest) over all or any of their present or future revenues or assets, other than pursuant to the Facility Security Documents.

11.14	No Breach

The execution of the Facility Documents by each of the Security Parties and their exercise of their rights and performance of their obligations under any of the Facility Documents do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party.

11.15	Security

Each of the Security Parties is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Facility Security Document and those Facility Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Facility Security Documents.

11.16	Necessary Authorisations

The Necessary Authorisations required by each Security Party are in full force and effect, and each Security Party is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation.

11.17	Money Laundering

Any amount borrowed hereunder, and the performance of the obligations of the Security Parties under the Facility Documents, will be for the account of members of each Group and will not involve any breach by any of them of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/60/EEC) of the Council of the European Communities.

11.18	Disclosure of material facts

(a) The Borrower is not aware of any material facts or circumstances which:

(i) have not been disclosed to the Facility Agent; and

(ii)

if disclosed, might have reasonably been expected to adversely affect the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower and/or issue the K-Sure Insurance Policy, the KEXIM Guarantee and/or issue the GIEK Guarantee.

(b)

All information provided by any Security Party or member of any Group to any of the Facility Beneficiaries in connection with the Transaction Documents or the transactions referred to therein is accurate and correct in all material respects at the time it was given or made.

11.19	Use of Facility

The Facility will be used for the purposes specified in the Recital.

11.20	FATCA

Neither it nor any Security Party is a FATCA FFI or a US Tax Obligor provided that, in the absence of dishonesty, wilful misconduct or gross negligence and without prejudice to any other remedies available to the Facility Beneficiaries, a misrepresentation under or breach of this clause 11.20 shall be disregarded for the purpose of determining whether an Event of Default or Default has occurred.

11.21	Taxation

11.21.1

Each of the Security Parties is not materially overdue in the filing of any Tax returns and each Security Party is not overdue in the payment of any amount in respect of Tax of five million Dollars ($5,000,000) (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested on bona fide grounds.

11.21.2	No claims or investigations are being made or conducted against any Security Party with respect to Taxes such that a liability of, or claim against, any Security Party is reasonably likely to arise.

11.22	Antisocial Forces

11.22.1

None of the directors, managers or other employees or consultants who control or have the ability to control each of the Security Parties (a) belong to, or have a direct or indirect relationship with, any Antisocial Forces, (b) have received any commission from or have delegated any responsibilities to any Antisocial Forces, or (c) have provided, offered to fund, support or otherwise provide benefits to any Antisocial Forces.

11.22.2	no member of any Antisocial Forces and no person under the control of any Antisocial Forces:

(a) has any relationship with;

(b) owns any shares in; or

(c) is in a position to affect the business of, each of the Security Parties.

11.23	Representations Limited

The representation and warranties of the Borrower in this clause 11 are subject to:

11.23.1	the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

11.23.2

the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors;

11.23.3	the time barring of claims under any applicable limitation acts;

11.23.4	the possibility that a court may strike out provisions for a contract as being invalid for reasons of oppression, undue influence or similar; and

11.23.5	any other reservations or qualifications of law expressed in any legal opinions obtained by the Facility Agent in connection with the Facility.

12	Undertakings and Covenants

The undertakings and covenants in this clause 12 remain in force for the duration of the Facility Security Period.

12.1	General Undertakings

12.1.1	Financial statements

The Borrower shall supply to the Facility Agent as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of its financial years, its audited consolidated financial statements for that financial year, prepared in accordance with GAAP, and cashflows.

12.1.2	Interim financial statements

The Borrower shall supply to the Facility Agent as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of each fiscal quarter year during each of its financial years, its unaudited quarterly consolidated financial statements for that fiscal quarter, signed by a duly authorised representative of the Borrower, and cashflows.

12.1.3	Maintenance of Legal Validity

The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect:

(a)

all authorisations, approvals, licences and consents required in or by the laws and regulations of its jurisdiction of formation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Facility Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Facility Documents in its jurisdiction of incorporation or organisation and all other applicable jurisdictions; and

(b) the Earnings Account.

12.1.4	Notification of Default

The Borrower shall promptly, upon becoming aware of the same, inform the Facility Agent in writing (who shall in turn notify all the Facility Lenders, the K-Sure Agent (who shall in turn notify K-Sure), the GIEK Agent (who shall in turn notify GIEK) and the KEXIM Guarantee Agent (who shall in turn notify KEXIM) of the occurrence of any Event of Default and, upon receipt of a written request to that effect from the Facility Agent, confirm to the Facility Agent that, save as previously notified to the Facility Agent or as notified in such confirmation, no Event of Default has occurred.

12.1.5	Other notifications

The Borrower shall promptly, upon becoming aware of the same, inform the Facility Agent in writing of any Environmental Claim pending or made against it or any of its Environmental Affiliates or in connection with the Vessel.

12.1.6	Claims Pari Passu

The Borrower shall ensure that at all times the claims of the Facility Beneficiaries against it under the Facility Documents rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application.

12.1.7	Management of Vessel

With effect from the Delivery Date, the Borrower shall ensure that the Vessel is at all times technically and commercially managed by the Operator in accordance with good industry standards.

12.1.8	Classification

With effect from the Delivery Date, the Borrower shall ensure that the Vessel maintains the highest classification required for the purpose of the relevant trade of the Vessel which shall be with a Classification Society free from any overdue recommendations and conditions affecting the Vessel’s class.

12.1.9	Operator

The Borrower shall ensure that the only entity operating the Vessel shall be (i) the Operator, (ii) another company in the Teekay Group or TOO Group, or (iii) another person acceptable to the Facility Agent (acting on the instructions of all the Facility Lenders, acting reasonably), KEXIM, K-Sure and GIEK which has become party to an Operations Agreement.

12.1.10	Sanctions

The Borrower understands that the Facility Lenders – be it due to applicable laws or internal rules and regulations, are prohibited from conducting transactions, including finance transactions, with the government of or any person or entity owned or controlled by the government of Restricted Countries or Restricted Persons.

The Borrower shall procure that each Security Party shall not transfer, make use of or provide the benefits of any money, proceeds or services provided by or received from the Facility Lenders to any Restricted Persons or conduct any business activity (such as entering into any ship acquisition agreement, any ship refinancing agreement and/or any charter agreement) related to a vessel, project asset or otherwise for which money, proceeds or services have been received from the Facility Lenders with any Restricted Persons.

In this clause 12.1.10, Restricted Countries means Cuba, Iran, Myanmar, North Korea, Sudan and Syria and any additional countries notified by any Facility Lender to the Borrower based on respective sanctions being imposed by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any of the regulatory bodies referred to in the definition of Restricted Persons. Restricted Persons means persons, entities or any other parties: (i) located, domiciled, resident or incorporated in Restricted Countries; (ii) subject to any sanction administrated by the United Nations, the European Union, the State Secretariat for Economic Affairs of Switzerland (“SECO”) or the Swiss Directorate of International Law, OFAC, HM Treasury of the United Kingdom, the Monetary Authority of Singapore (“MAS”) and the Hong Kong Monetary Authority (“HKMA”) and/or any other applicable country; and/or (iii) owned or controlled by or affiliated with persons, entities or any other parties as referred to in (i) and (ii).

12.1.11	Negative Pledge

With effect from the Drawdown Date of the first Advance, the Borrower shall not create, or permit to subsist, any Security Interest over all or any part of its assets (including but not limited to the Vessel and the Insurances) other than a Permitted Security Interest.

12.1.12	Registration

The Borrower shall not for the duration of the Facility Security Period (with effect from the Delivery Date) change or permit a change to the flag of the Vessel other than to a Flag State and/or bring its centre of main interests into the European Union or any country with which a Facility Lender is prohibited from doing business and which has been notified to the Facility Agent.

12.1.13	ISM and ISPS Compliance

With effect from seven (7) days after the Delivery Date, the Borrower shall comply in all material respects with the ISM Code and the ISPS Code or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall procure that the Operator holds (i) a valid and current DOC issued pursuant to the ISM Code, (ii) a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code, and (iii) an ISSC in respect of the Vessel, and the Borrower shall promptly, upon request, supply the Facility Agent with copies of the same.

12.1.14	Necessary Authorisations

Without prejudice to any specific provision of the Facility Documents relating to an Authorisation, the Borrower shall (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Facility Agent of all Necessary Authorisations.

12.1.15	Compliance with Applicable Laws

The Borrower, and parties acting on its behalf, shall comply with (i) all material provisions of all applicable laws to which it may be subject (including, but not limited to, Environmental Laws, anti-bribery and corruption laws and anti-money laundering laws), (ii) Sections 276a to 276c of the Norwegian Criminal Code and (iii) the Equator Principles.

12.1.16	Performance of Obligations

The Borrower shall comply with the material provisions of all Project Documents in relation to the Vessel and in determining “material” the Facility Lenders will consider whether such non-compliance has a Material Adverse Effect.

12.1.17	Further Assurance

The Borrower shall, at its own expense, promptly take all such action as the Facility Agent may reasonably require for the purpose of perfecting or protecting any Facility Beneficiary’s rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Facility Security Documents.

12.1.18	Other information

The Borrower will promptly supply to the Facility Agent each quarter commercial uptime figures relating to operations of the Vessel under the Charter and, at any time such other information and explanations as the Majority Facility Lenders may from time to time reasonably require in connection with the operation of the Vessel and any reasonable financial information in connection with the Borrower, and will procure that the Facility Agent be given the like information and explanations relating to all other Security Parties.

12.1.19	Inspection of records

The Borrower will permit the inspection of its financial records and accounts following an Event of Default which is continuing unremedied or unwaived from time to time during business hours by the Facility Agent or its nominee.

12.1.20	Insurance

With effect from the Delivery Date, the Borrower shall ensure at its own expense throughout the Facility Security Period that the Vessel is insured and operated in accordance with the provisions set out in the relevant Facility Security Documents.

12.1.21	Change of Business

Except as expressly permitted in the Facility Documents the Borrower shall not carry on any business, other than that of owning, chartering and operating the Vessel.

12.1.22	No disposal of assets

The Borrower shall not dispose of any of its material assets other than a sale of the Vessel which complies with clause 6.2.

12.1.23	“Know your customer” checks

If:

(a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b) any change in the status of the Borrower after the date of this Agreement; or

(c) a proposed assignment or transfer by a Facility Lender of any of its rights and obligations under this Agreement to a party that is not a Facility Lender prior to such assignment or transfer,

obliges the Facility Agent or any Facility Lender (or, in the case of (c) above, any prospective new Facility Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Facility Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Facility Lender) or any Facility Lender for itself (or, in the case of (c) above, on behalf of any prospective new Facility Lender) in order for the Facility Agent or that Facility Lender (or, in the case of (c) above, any prospective new Facility Lender) to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Facility Documents.

12.1.24	Borrowings

With the exception of the Bridge Facility (but only until the Drawdown Date of the first Advance), the Borrower may only borrow:

(a) from members of the Teekay Group, TOO Group or the Additional Sponsor on a subordinated and unsecured basis;

(b)

(subject to the prior written consent of the Facility Agent (acting on the instructions of the Majority Facility Lenders, KEXIM, K-Sure and GIEK)) from other parties for trade credit in the ordinary course of its business; and

(c)

(subject to the prior written consent of the Facility Agent (acting on the instructions of the Majority Facility Lenders, KEXIM, K-Sure and GIEK)) from other parties in the ordinary course of its business and in an aggregate amount of no more than ten million Dollars ($10,000,000), provided always that no Event of Default has occurred and is continuing unremedied and unwaived and that no payments under or in connection with such borrowing shall be made by the Borrower:

(i) whilst an Event of Default has occurred and is continuing unremedied or unwaived; or

(ii) following breach of any of the covenants contained in this clause 12 or in clause 8 of a Financial Guarantee.

12.1.25	Enforcement of Obligations

The Borrower shall take all reasonable steps to enforce its rights under the Bareboat Charter and any other agreements relating to the Vessel.

12.1.26	No dividends

The Borrower shall not pay dividends or make other distributions to shareholders:

(a) whilst an Event of Default has occurred and is continuing unremedied or unwaived; or

(b) following breach of any of the covenants contained in this clause 12 or in clause 8 of a Financial Guarantee.

12.1.27	No Merger

The Borrower shall not merge or consolidate with any other entity, split up or materially divest without the prior written consent of the Facility Agent (acting on the instructions of the Facility Lenders, KEXIM, K-Sure and GIEK).

12.1.28	No Material Amendment to Project Documents

With the exception of:

(a) any Non-Material amendments or variations; and

(b) Addendum No.5,

the Borrower shall not agree to any amendment, variation or termination of any of the Project Documents or Hedging Agreements to which it is a party without the prior written consent of the Majority Facility Lenders (such consent not to be unreasonably withheld) provided however, that in the case of the Charter, the prior written consent of each of KEXIM, K-Sure and GIEK (such consent not to be unreasonably withheld) shall also be required and, in the case of the Construction Contract prior to the Delivery Date only, the prior written consent of all the Facility Lenders (such consent not to be unreasonably withheld or delayed) shall be required.

12.1.29	Hedging

Within thirty (30) days of the Drawdown Date for the final Advance, the Borrower shall enter into an interest rate hedging programme under one or more of the Hedging Agreements to hedge part of the floating rate interest exposure under the Facility.

12.1.30	Ownership

The Borrower shall procure that its legal and beneficial ownership remains the same as advised to the Facility Agent on or about the date of this Agreement, other than permitted in accordance with the Facility Documents and if the ownership of any Security Party changes (other than pursuant to a Dropdown Date or Additional Sponsor Date), the Borrower shall supply a group structure chart detailing those changes to the Facility Agent.

12.1.31	No Material Proceedings

The Borrower shall ensure that no litigation, arbitration or administrative proceeding on or before any court, arbitral body or agency against any member of the Group has been started or is reasonably likely to be started which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect or which is not covered by adequate insurance.

12.1.32	Application of FATCA

The Borrower shall promptly notify the Facility Agent if any Security Party becomes or ceases to be a FATCA FFI or a US Tax Obligor, provided that, in the absence of dishonesty, wilful misconduct or gross negligence and without prejudice to any other remedies available to the Facility Beneficiaries, a breach of this clause 12.1.32 shall be disregarded for the purpose of determining whether an Event of Default or Default has occurred.

12.1.33	Valuation

From the Delivery Date, the Borrower shall supply to the Facility Agent as soon as the same become available but in any event within one hundred and eight (180) days after the end of each of its fiscal years, a Valuation in respect of the Vessel prepared at or around the end of its financial year, together with evidence that the Hull Cover Ratio is at least one hundred and twenty per cent. (120%) or, if at that time the Charter has been terminated (for any reason) and has not been replaced with a replacement charter and charterer acceptable to the Facility Agent (acting on the instructions of all the Facility Lenders) for a period of six (6) months, one hundred and forty five per cent. (145%).

12.1.34	K-Sure requirements

(a)

The Borrower shall procure that no Security Party shall act (or omit to act) in a manner that is inconsistent with any requirement of K-Sure under or in connection with the K-Sure Insurance Policy and, in particular:

(i) each Security Party shall do all that is reasonably necessary to ensure that all requirements of K-Sure under or in connection with the K-Sure Insurance Policy are complied with; and

(ii) each Security Party will refrain from acting in any manner which could result in a breach of any requirements of K-Sure under or in connection with the K-Sure Insurance Policy or affect its validity.

	(b)	The Borrower shall promptly:

(i) notify the Facility Agent forthwith by facsimile (and thereafter confirmed by letter) of the occurrence of any event involving political or commercial risk covered by the K-Sure Insurance Policy; and

(ii)

provide the Facility Agent and/or K-Sure Agent with copies of all financial or other information required by the Facility Agent and/or K-Sure Agent to satisfy any request for information by K-Sure pursuant to the K-Sure Insurance Policy.

12.1.35	K-Sure Policy protection

If at any time in the opinion of the K-Sure Agent, any provision of a Facility Document contradicts or conflicts with any provision of the K-Sure Insurance Policy, the Borrower will:

	(a)	take all steps as the Facility Agent, the K-Sure Agent and/or K-Sure shall reasonably require to remove such contradiction or conflict; and

	(b)	take all steps as the Facility Agent, the K-Sure Agent and/or K-Sure shall reasonably require to ensure that the K-Sure Insurance Policy remains in full force and effect.

12.1.36	KEXIM requirements

The Borrower shall procure that no Security Party shall act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM under or in connection with the KEXIM Guarantee and, in particular:

	(a)	each Security Party shall do all that is reasonably necessary to ensure that all requirements of KEXIM under or in connection with the KEXIM Guarantee are complied with; and

	(b)	each Security Party will refrain from acting in any manner which could result in a breach of any requirements of KEXIM under or in connection with the KEXIM Guarantee or affect its validity.

12.1.37	KEXIM Guarantee protection

If at any time in the opinion of the KEXIM Guarantee Agent, any provision of a Facility Document contradicts or conflicts with any provision of the KEXIM Guarantee, the Borrower will:

	(a)	take all steps as the Facility Agent, the KEXIM Guarantee Agent and/or KEXIM shall reasonably require to remove such contradiction or conflict; and

	(b)	take all steps as the Facility Agent, the KEXIM Guarantee Agent and/or KEXIM shall reasonably require to ensure that the KEXIM Guarantee remains in full force and effect.

12.1.38	GIEK requirements

The Borrower shall procure that no Security Party shall act (or omit to act) in a manner that is inconsistent with any requirement of GIEK under or in connection with the GIEK Guarantee and, in particular:

	(a)	each Security Party shall do all that is reasonably necessary to ensure that all requirements of GIEK under or in connection with the GIEK Guarantee are complied with; and

	(b)	each Security Party will refrain from acting in any manner which could result in a breach of any requirements of GIEK under or in connection with the GIEK Guarantee or affect its validity.

12.1.39	GIEK Guarantee protection

If at any time in the opinion of the GIEK Agent, any provision of a Facility Document contradicts or conflicts with any provision of the GIEK Guarantee, the Borrower will:

	(a)	take all steps as the Facility Agent, the GIEK Agent and/or GIEK shall reasonably require to remove such contradiction or conflict; and

	(b)	take all steps as the Facility Agent, the GIEK Agent and/or GIEK shall reasonably require to ensure that the GIEK Guarantee remains in full force and effect.

12.1.40	Antisocial Forces

The Borrower shall, and shall procure that each Security Party shall, not engage, directly or indirectly, in any of the following activities:

	(a)	any demand or claim under the threat of or with violence;

	(b)	any unreasonable demand or claim under the threat of actions that are not legally permissible; or

	(c)	any blackmail or assault, physical or oral; or

(d)

any obstructive activities, including but not limited to disseminating false information or fraudulent activities for the purpose of harming the creditworthiness of the Security Parties or impeding business of the Security Parties; or

	(e)	any activities that are similar to those described above.

Upon receiving information which provides reasonable certainty that any violation of this covenant has occurred, the Borrower shall immediately: (i) advise the Facility Agent of the occurrence; and (ii) take all actions reasonably necessary to mitigate, correct and report such occurrence, under law or otherwise (such steps may include termination of employment).

13	Events of Default

13.1	Events of Default

Each of the events or circumstances set out in this clause 13.1 is an Event of Default.

13.1.1	Failure to Pay

Any Security Party fails to pay any amount due from it under a Facility Document at the time, in the currency and otherwise in the manner specified herein provided that, if the relevant Security Party can demonstrate to the reasonable satisfaction of the Facility Agent that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an error in the banking system, such payment shall instead be deemed to be due, solely for the purposes of this paragraph, within three (3) Banking Days of the date on which it actually fell due under the relevant Facility Document (if a payment of principal), five (5) Banking Days (if a payment of interest) or ten (10) Banking Days (if a sum payable on demand); or

13.1.2	Misrepresentation

Any representation or statement made by any Security Party in any Facility Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect, where the circumstances causing the same give rise to a Material Adverse Effect; or

13.1.3	Specific Covenants

A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by the Borrower under clauses 12.1.3, 12.1.6, 12.1.9, 12.1.15 (but only insofar as such failure relates to anti-bribery and corruption laws); or

13.1.4	Financial Covenants

There is any breach of the financial covenants set out in clause 8.1 of a Financial Guarantee remaining issued and unreleased and/or clause 12.1.33 of this Agreement unless in the case of clause 12.1.33, (i) the Facility has been prepaid in accordance with clause 6.12.5 such that there is no breach of clause 12.1.33, (ii) an amount in freely available cash (equal to the amount by which the Loan would need to be prepaid in order for there to be no breach of clause 12.1.33) has been deposited within ten (10) days of the breach having occurred in an account of the Facility Security Trustee or the Earnings Account (which in respect of this amount, will be blocked), or (iii) additional security in form and substance satisfactory to all the Facility Lenders, KEXIM, K-Sure and GIEK (acting reasonably) has been provided within ten (10) days of the breach having occurred; or

13.1.5	Other Obligations

A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Facility Document (other than those referred to in clause 12.1.30, clause 13.1.3, clause 13.1.4 or clause 13.1.11) and such failure is not remedied within 30 days of the earlier of (a) the Borrower becoming aware of such failure to perform or comply and (b) the Facility Agent informing the Borrower in writing of such failure to perform or comply; or

13.1.6	Cross Default

Any indebtedness of any Security Party is not paid when due (or within any applicable grace period) or any indebtedness of any Security Party is declared to be or otherwise becomes due and payable prior to its specified maturity where (in either case) the aggregate of all such unpaid or accelerated indebtedness (i) of the Borrower, the Bareboat Charterer or the Operator is equal to or greater than ten million Dollars ($10,000,000) or its equivalent in any other currency; or (ii) of TOO, Teekay or any of its Subsidiaries (other than the Borrower, the Bareboat Charterer or the Operator) or the Additional Sponsor, is equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in any other currency; or

13.1.7	Insolvency and Rescheduling

A Security Party is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors unless in respect of the Operator, if it has been replaced by another company in the Teekay Group or the TOO Group or another person acceptable to the Facility Agent (acting on the instructions of all Facility Lenders, acting reasonably) which has become party to an Operations Agreement, in each case within six (6) months of insolvency; or

13.1.8	Winding-up

A Security Party takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets or any moratorium is declared or sought in respect of any of its indebtedness unless the Facility Agent is satisfied, acting reasonably, that such actions, steps or proceedings are frivolous or vexatious and are being contested appropriately by the relevant Security Party; or

13.1.9	Execution or Distress

(a)

Any Security Party fails to comply with or pay any sum due from it (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction, subject to the amount due being in an aggregate amount (i) for the Borrower or the Bareboat Charterer of equal to or greater than ten million Dollars ($10,000,000) or its equivalent in any other currency; or (ii) for TOO, Teekay or any of its Subsidiaries (other than the Borrower and the Bareboat Charterer) or the Operator or the Additional Sponsor, of equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired.

(b)

Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of a Security Party, subject to the amount in question being in an aggregate amount (i) for the Borrower or the Bareboat Charterer, of equal to or greater than ten million Dollars ($10,000,000) or its equivalent in any other currency; or (ii) for TOO, Teekay or any of its Subsidiaries (other than the Borrower and the Bareboat Charterer) or the Operator or the Additional Sponsor, of equal to or greater than one hundred million Dollars ($100,000,000) or its equivalent in any other currency, other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released.

(c)

Notwithstanding the foregoing paragraphs of this clause 13.1.9, any levy of any distress on or any arrest, condemnation, confiscation, requisition for title or use, compulsory acquisition, seizure, detention or forfeiture of the Vessel (or any part thereof) or any exercise or purported exercise of any lien or claim on or against the Vessel where the release of or discharge of the lien or claim on or against the Vessel has not been procured within 30 days; or

13.1.10	Similar Event

Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in clauses 13.1.7, 13.1.8 and 13.1.9; or

13.1.11	Insurances

Insurance is not maintained in respect of the Vessel in accordance with the terms of the Facility Security Documents; or

13.1.12	Class

The Vessel has its classification withdrawn by the relevant Classification Society PROVIDED THAT if such withdrawal is (in the opinion of the Facility Agent in its absolute discretion) capable of remedy such Event of Default shall only occur if the Vessel’s classification is not reinstated to the satisfaction of the Facility Agent within twenty one (21) days; or

13.1.13	Environmental Matters

(a)

Any Environmental Claim is pending or made against the Borrower or the Bareboat Charterer or the Operator or any of their Environmental Affiliates or in connection with the Vessel, where such Environmental Claim has a Material Adverse Effect; or

(b) Any actual Environmental Incident occurs in connection with the Vessel, where such Environmental Incident has a Material Adverse Effect; or

13.1.14	Repudiation

Any Security Party repudiates any Facility Document or Project Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Facility Document or Project Document other than any repudiation to which clause 6.5 applies; or

13.1.15	Validity and Admissibility

At any time any act, condition or thing required to be done, fulfilled or performed in order:

(a) to enable any Security Party lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Facility Documents;

(b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Facility Documents are legal, valid and binding; or

(c) to make the Facility Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within 30 days after notification from the Facility Agent to the relevant Security Party requiring the same to be done, fulfilled or performed; or

13.1.16	Material Adverse Change

At any time there shall occur a change in the business or operations of a Security Party or a change in the financial condition of any Security Party which, in the reasonable opinion of the Majority Facility Lenders, materially impairs such Security Party’s ability to discharge its obligations under the Facility Documents in the manner provided therein and such change, if capable of remedy, is not so remedied within 30 days of written notification from the Facility Agent; or

13.1.17	Qualifications of Financial Statements

The auditors of any Group qualify their report on any audited consolidated financial statements of that Group in any regard which, in the reasonable opinion of the Facility Agent, has a Material Adverse Effect; or

13.1.18	Conditions Subsequent

If any of the conditions set out in clause 3.6 is not satisfied within thirty (30) days (or such shorter time as may be specified in Schedule 2) of a Drawdown Date, or such other time period specified by the Facility Agent acting on the instructions of the Majority Facility Lenders; or

13.1.19	Revocation or Modification of consents etc.

If any Necessary Authorisation which is now or which at any time during the Facility Security Period becomes necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Facility Security Documents is revoked, withdrawn or withheld, or modified in a manner which the Facility Agent reasonably considers is, or may be, prejudicial to the interests of a Facility Beneficiary in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or

13.1.20	Curtailment of Business

If the business of any of the Security Parties is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or any Security Party disposes or threatens to dispose of a substantial part of its business or assets; or

13.1.21	Reduction of Capital

If the Borrower reduces its committed or subscribed capital; or

13.1.22	Challenge to Registration

If the registration of the Vessel or the Mortgage becomes void or voidable or liable to cancellation or termination; or

13.1.23	War

If the country of registration of the Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Facility Agent reasonably considers that, as a result, the security conferred by the Facility Security Documents is materially prejudiced; or

13.1.24	Notice of Termination

If a Sponsor gives notice to the Facility Agent to determine or terminate its obligations under the relevant Financial Guarantee; or

13.1.25	Termination or material breach

If:

(a) any of the Project Documents is terminated by the Charterer, the Builder, the Refund Guarantor and/or Framo or any of its Affiliates by reason of breach by a Security Party; or

(b)

any of the Project Documents is breached by a Security Party in a manner that gives rise to a right to terminate such Project Document or treat it as repudiated by the Charterer the Builder, the Refund Guarantor and/or Framo or any of its Affiliates.

13.2	Acceleration

If an Event of Default is continuing unremedied or unwaived the Facility Agent may, and shall (at the request of the Majority Facility Lenders), by notice to the Borrower cancel any part of the Commitments not then advanced and:

13.2.1

declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Facility Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or

13.2.2

declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Facility Documents is payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent; and/ or

13.2.3	declare the Commitments terminated and reduced to zero; and/or

13.2.4	exercise all of its rights under the Facility Documents.

14	Assignment and Sub-Participation

14.1	Facility Lenders’ rights

14.1.1	A Facility Lender may assign any of its rights under this Agreement or transfer by novation any of its rights and obligations under this Agreement:

(i)

to any other branch or Affiliate of that Facility Lender, to a Facility Lender, in the case of a KEXIM Guarantee Facility Lender, to KEXIM, in the case of any K-Sure Facility Lender, to K-Sure and/or, in the case of a GIEK Facility Lender, to GIEK; or

(ii)

(subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld and to be deemed to be given unless notice to the contrary is received within five (5) Banking Days of the request being given, but not to be required at any time after an Event of Default which is continuing unremedied or unwaived or if the assignment is in favour of a central bank or federal reserve) to any other bank, financial institution or other entity, provided that at the date of and as a consequence of such assignment or transfer, no FATCA Deduction would be payable,

PROVIDED ALWAYS that any assignment or transfer under this clause 14 shall not result in any increased costs to the Borrower at the date of and as a consequence of such assignment or transfer (other than in respect of assignments or transfers to KEXIM, K-Sure and/or GIEK to which this proviso shall not apply).

14.1.2

A Facility Lender may grant sub-participations in all or any part of its Commitment without the requirement for consent or to disclose any sub-participation to any Security Party, provided that in the case of any such sub-participation that Facility Lender shall at all times remain liable for the performance of its obligations under this Agreement.

14.2	Borrower’s co-operation

The Borrower will co-operate fully with a Facility Lender in connection with any assignment, transfer or sub-participation by that Facility Lender; will execute and procure the execution of such documents as that Facility Lender may reasonably require in that connection; and irrevocably authorises any Facility Beneficiary to disclose to any proposed assignee, transferee or sub-participant, their Affiliates and professional advisers (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Loan, the Transaction Documents and the Vessel which any Facility Beneficiary may in its discretion consider necessary or desirable (subject to any duties of confidentiality applicable to the Facility Lenders generally). Additionally, (but subject to the same duties of confidentiality), any Facility Lender may disclose the size and term of the Facility and the names of each Security Party to any investor or potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Facility Lender’s rights and obligations under the Facility Documents.

14.3	Rights of assignee

Any assignee of a Facility Lender shall (unless limited by the express terms of the assignment) take the full benefit of every provision of the Facility Documents benefiting that Facility Lender PROVIDED THAT an assignment will only be effective on notification by the Facility Agent to that Facility Lender and the assignee that the Facility Agent is satisfied it has complied with all necessary “Know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to the assignee.

14.4

In addition to the other rights provided to the Facility Lenders under this clause 14, each Facility Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Facility Document to secure obligations of that Facility Lender including, without limitation, any charge, assignment or other security to secure obligations to a federal reserve or central bank except that no such charge, assignment or security shall:

(i)

release a Facility Lender from any of its obligations under the Facility Documents or (other than upon enforcement by the beneficiary of such charge, assignment or security) substitute the beneficiary of the relevant charge, assignment or other security for the Facility Lender as a party to any of the Facility Documents; or

(ii) require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Facility Lender under the Facility Documents.

14.5	Transfer Certificates

If a Facility Lender wishes to transfer any of its rights and obligations under or pursuant to this Agreement, it may do so by delivering to the Facility Agent and, if the Facility Lender is a K-Sure Facility Lender, the K-Sure Agent, if the Facility Lender is a GIEK Facility Lender, the GIEK Agent and, if the Facility Lender is a KEXIM Guarantee Facility Lender, the KEXIM Guarantee Agent a duly completed Transfer Certificate, in which event on the Transfer Date:

14.5.1

to the extent that that Facility Lender seeks to transfer its rights and obligations, the Borrower (on the one hand) and that Facility Lender (on the other) shall be released from all further obligations towards the other;

14.5.2	the Borrower (on the one hand) and the transferee (on the other) shall assume obligations towards the other identical to those released pursuant to clause 14.5.1; and

14.5.3

the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent, each of the Facility Lenders, the other Facility Beneficiaries and the transferee shall have the same rights and obligations between themselves as they would have had if the transferee had been an original Party as a Facility Lender,

PROVIDED THAT the Facility Agent shall only be obliged to execute a Transfer Certificate once:

(a) it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to the transferee; and

(b)

if that Facility Lender which is a transferor is also (or an Affiliate of that Facility Lender is) a Hedging Provider and it wishes (at its option) to novate its Hedging Agreement (or a portion thereof) to the transferee it is satisfied that the Hedging Provider which is (or is an Affiliate of) the Facility Lender wishing to transfer any of its rights and obligations under or pursuant to this Agreement, has novated or will novate simultaneously all of its rights and obligations under and pursuant to the Hedging Agreement to which it is a party in favour of the transferee; and

(c) the transferee has paid to the Facility Agent for its own account a transfer fee of three thousand Dollars.

The Facility Agent is hereby authorised to sign any Transfer Certificate on behalf of each Facility Beneficiary and the Borrower and shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower a copy of that Transfer Certificate.

The Facility Agent is hereby authorised to sign any Accession Deed on behalf of each Facility Beneficiary and the Borrower and shall, as soon as reasonably practicable after it has executed an Accession Deed, send to the Borrower a copy of that Accession Deed.

14.6	Facility Documents

Unless otherwise expressly provided in any Facility Document or otherwise expressly agreed between a Facility Lender and any proposed transferee and notified by that Facility Lender to the Facility Agent on or before the relevant Transfer Date, there shall automatically be assigned to the transferee with any transfer of a Facility Lender’s rights and obligations under or pursuant to this Agreement the rights of that Facility Lender under or pursuant to the Facility Documents (other than this Agreement) which relate to the portion of that Facility Lender’s rights and obligations transferred by the relevant Transfer Certificate.

14.7	No assignment or transfer by the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Facility Documents.

14.8	Transfer to K-Sure

14.8.1

If a K-Sure Facility Lender receives a payment from K-Sure under any K-Sure Insurance Policy in respect of its participation in the K-Sure Loan, then, to the extent that it is required to do so by K-Sure pursuant to the terms of the relevant K-Sure Insurance Policy, that K-Sure Facility Lender shall, at the reasonable and documented cost of the Borrower and without the Borrower’s consent, transfer to K-Sure a part of its participation in the K-Sure Loan equal to the amount paid to it by K-Sure (but the transfer shall not limit the rights of that K-Sure Facility Lender to recover any remaining part of its participation in the K-Sure Loan or of any other moneys owing to it), Provided however that if K-Sure makes any payment to the K-Sure Facility Lenders under the K-Sure Insurance Policy:

(a) the obligations of the Security Parties and the Facility Beneficiaries (and of any of them) under this Agreement and each of the Facility Documents shall not be discharged nor affected in any way;

(b) K-Sure shall be subrogated to the respective rights of the K-Sure Facility Lenders against the Security Parties and the Facility Beneficiaries; and

(c)

K-Sure shall be entitled to the extent of such payment to exercise the respective rights of the K-Sure Facility Lenders (whether present or future) against the Security Parties and the Facility Beneficiaries (and against any of them) pursuant to this Agreement and the Facility Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to K-Sure; and

(d)

with respect to the obligations of the Security Parties owed to the Facility Beneficiaries under the Facility Documents (or any of them), such obligations shall additionally be owed to K-Sure by way of subrogation of the rights of the Facility Beneficiaries.

14.8.2

Each of the K-Sure Facility Lenders agrees that as soon as K-Sure irrevocably and unconditionally pays in full all moneys due under a K-Sure Insurance Policy then each of the relevant K-Sure Facility Lenders shall promptly transfer to K-Sure ninety-five per cent. (95%) of their respective K-Sure Facility Commitments and/or K-Sure Loan in proportion to and in accordance with the schedule of payments made by K-Sure under the K-Sure Insurance Policy whereupon K-Sure shall, upon receipt by the Facility Agent of a duly completed Transfer Certificate, and modified to the extent agreed between the Facility Beneficiaries and K-Sure for consistency with the terms and conditions of the K-Sure Insurance Policy, be a transferee and as such shall be entitled to the rights and benefits of the K-Sure Facility Lenders under the Facility Documents to the extent of its participation (but the transfer shall not limit the rights of that K-Sure Facility Lender to recover any remaining part of its participation in the K-Sure Loan or of any other moneys owing to it). Notwithstanding any provisions to the contrary in any Facility Document, the Borrower consents to such assignment and transfer.

14.8.3

The Borrower shall indemnify K-Sure in respect of any reasonable and documented costs or expenses (including legal fees) suffered or incurred by K-Sure in connection with the transfer referred to hereinabove or in connection with any review by K-Sure of any Default or dispute between the Borrower and any of the Facility Beneficiaries occurring prior to the transfer referred to hereinabove.

14.9	Transfer to KEXIM

14.9.1

If a KEXIM Guarantee Facility Lender receives a payment from KEXIM under the KEXIM Guarantee in respect of its participation in the KEXIM Guarantee Loan, then, to the extent that it is required to do so by KEXIM pursuant to the terms of the KEXIM Guarantee, that KEXIM Guarantee Facility Lender shall, at the reasonable and documented cost of the Borrower and without the Borrower’s consent, transfer to KEXIM a part of its participation in the KEXIM Guarantee Loan equal to the amount paid to it by KEXIM (but the transfer shall not limit the rights of that KEXIM Guarantee Facility Lender to recover any remaining part of its participation in the KEXIM Guarantee Loan or of any other moneys owing to it), Provided however that if KEXIM makes any payment to the KEXIM Guarantee Facility Lenders under the KEXIM Guarantee:

	(a)	the obligations of the Security Parties and the Facility Beneficiaries (and of any of them) under this Agreement and each of the Facility Documents shall not be discharged nor affected in any way;

	(b)	KEXIM shall be subrogated to the respective rights of the KEXIM Guarantee Facility Lenders against the Security Parties and the Facility Beneficiaries; and

(c)

KEXIM shall be entitled to the extent of such payment to exercise the respective rights of the KEXIM Guarantee Facility Lenders (whether present or future) against the Security Parties and the Facility Beneficiaries (and against any of them) pursuant to this Agreement and the Facility Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to KEXIM; and

(d)

with respect to the obligations of the Security Parties owed to the Facility Beneficiaries under the Facility Documents (or any of them), such obligations shall additionally be owed to KEXIM by way of subrogation of the rights of the Facility Beneficiaries.

14.9.2

Each of the KEXIM Guarantee Facility Lenders agrees that as soon as KEXIM irrevocably and unconditionally pays in full all moneys due under the KEXIM Guarantee then each of the relevant KEXIM Guarantee Facility Lenders shall promptly transfer to KEXIM one hundred per cent. (100%) of their respective KEXIM Guarantee Facility Commitments and/or KEXIM Guarantee Loan in proportion to and in accordance with the schedule of payments made by KEXIM under the KEXIM Guarantee whereupon KEXIM shall, upon receipt by the Facility Agent of a duly completed Transfer Certificate, and modified to the extent agreed between the Facility Beneficiaries and KEXIM for consistency with the terms and conditions of the KEXIM Guarantee, be a transferee and as such shall be entitled to the rights and benefits of the KEXIM Guarantee Facility Lenders under the Facility Documents to the extent of its participation. Notwithstanding any provisions to the contrary in any Facility Document, the Borrower consents to such assignment and transfer.

14.9.3

The Borrower shall indemnify KEXIM in respect of any reasonable and documented costs or expenses (including legal fees) suffered or incurred by KEXIM in connection with the transfer referred to hereinabove or in connection with any review by KEXIM of any Default or dispute between the Borrower and any of the Facility Beneficiaries occurring prior to the transfer referred to hereinabove.

14.10	Transfer to GIEK

14.10.1

If a GIEK Facility Lender receives a payment from GIEK under the GIEK Guarantee in respect of its participation in the GIEK Loan, then, to the extent that it is required to do so by GIEK pursuant to the terms of the GIEK Guarantee (or otherwise), that GIEK Facility Lender shall, at the reasonable and documented cost of the Borrower and without the Borrower’s consent, transfer to GIEK a part of its participation in the GIEK Loan equal to the amount paid to it by GIEK (but the transfer shall not limit the rights of that GIEK Facility Lender to recover any remaining part of its participation in the GIEK Loan or of any other moneys owing to it), Provided however that if GIEK makes any payment to the GIEK Facility Lenders under the GIEK Guarantee:

(a) the obligations of the Security Parties and the Facility Beneficiaries (and of any of them) under this Agreement and each of the Facility Documents shall not be discharged nor affected in any way;

(b) GIEK shall be subrogated to the respective rights of the GIEK Facility Lenders against the Security Parties and the Facility Beneficiaries; and

(c)

GIEK shall be entitled to the extent of such payment to exercise the respective rights of the GIEK Facility Lenders (whether present or future) against the Security Parties and the Facility Beneficiaries (and against any of them) pursuant to this Agreement and the Facility Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to GIEK; and

(d)

with respect to the obligations of the Security Parties owed to the Facility Beneficiaries under the Facility Documents (or any of them), such obligations shall additionally be owed to GIEK by way of subrogation of the rights of the Facility Beneficiaries.

14.10.2

Each of the GIEK Facility Lenders agrees that as soon as GIEK irrevocably and unconditionally pays in full all moneys due under the GIEK Guarantee then each of the relevant GIEK Facility Lenders shall promptly transfer to GIEK one hundred per cent. (100%) of their respective GIEK Facility Commitments and/or GIEK Loan whereupon GIEK shall, upon receipt by the Facility Agent of a duly completed Transfer Certificate, and modified to the extent agreed between the Facility Beneficiaries and GIEK for consistency with the terms and conditions of the GIEK Guarantee, be a transferee and as such shall be entitled to the rights and benefits of the GIEK Facility Lenders under the Facility Documents to the extent of its participation. Notwithstanding any provisions to the contrary in any Facility Document, the Borrower consents to such assignment and transfer.

14.10.3

The Borrower shall indemnify GIEK in respect of any reasonable and documented costs or expenses (including legal fees) suffered or incurred by GIEK in connection with the transfer referred to hereinabove or in connection with any review by GIEK of any Default or dispute between the Borrower and any of the Facility Beneficiaries occurring prior to the transfer referred to hereinabove.

15	The Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent, the Facility Security Trustee and the Facility Lenders

15.1	Appointment

15.1.1

(a) Each Facility Lender appoints the Facility Agent to act as its agent under and in connection with the Facility Documents, (b) each K-Sure Facility Lender appoints the K-Sure Agent to act as its agent in relation to the K-Sure Insurance Policy, (c) each GIEK Facility Lender appoints the GIEK Agent to act as its agent in relation to the GIEK Guarantee, (d) each KEXIM Guarantee Facility Lender appoints the KEXIM Guarantee Agent to act as its agent in relation to the KEXIM Guarantee and (e) each Facility Lender, Hedging Provider, Mandated Lead Arranger, the Bookrunner, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent and the Facility Agent appoints the Facility Security Trustee (i) to act as its facility security trustee for the purpose of the Facility Documents and (ii) to act as security agent (mandataire) for the purpose of managing the Account Charge and the Bareboat Charterer Account Charge and distribute the sums relating to the enforcement thereof, and generally for the purpose of taking in its name and on its behalf such steps and exercising such powers that are granted to or delegated to the Facility Security Trustee (or its successors and assigns in such capacity) thereunder or under this Agreement and those which would be the reasonable consequence thereof.

15.1.2

(a) Each Facility Lender authorises the Facility Agent, (b) each K-Sure Facility Lender authorises the K-Sure Agent, (c) each GIEK Facility Lender authorises the GIEK Agent, (d) each KEXIM Guarantee Facility Lender authorises the KEXIM Guarantee Agent and (e) each Facility Lender, Hedging Provider, Mandated Lead Arranger, the Bookrunner, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent and the Facility Agent authorises the Facility Security Trustee, to perform the duties and exercise the rights, powers, authorities and discretions specifically given to the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) under or in connection with the Facility Documents and in the case of the K-Sure Agent, the K-Sure Insurance Policy, and in the case of the KEXIM Guarantee Agent, the KEXIM Guarantee, and in the case of the GIEK Agent, the GIEK Guarantee, together with any other incidental rights, powers, authorities and discretions.

15.1.3	Except where the context otherwise requires, references in this clause 15 to the Facility Agent shall mean the Facility Agent and the Facility Security Trustee individually and collectively.

15.2	Authority

(a) Each Facility Lender and Hedging Provider irrevocably authorises the Facility Security Trustee (in the case of clause 15.2.1) and the Facility Agent (in the case of clauses 15.2.2, 15.2.3 and 15.2.4), (b) each K-Sure Facility Lender irrevocably authorises the K-Sure Agent (in the case of clauses 15.2.2, 15.2.5 and 15.2.6), (c) each GIEK Facility Lender irrevocably authorises the GIEK Agent (in the case of clauses 15.2.2, 15.2.7 and 15.2.8), and (d) each KEXIM Guarantee Facility Lender irrevocably authorises the KEXIM Guarantee Agent (in the case of clauses 15.2.2, 15.2.9 and 15.2.10) (in each case subject to clauses 15.4 and 15.18):

15.2.1

to execute any Facility Document (other than this Agreement and the Hedging Agreements) on its behalf and to represent the other Facility Beneficiaries before any competent court for any proceedings relating to the enforcement of any Security created under the Account Charge and the Bareboat Charterer Account Charge;

15.2.2

to collect, receive, release or pay any money on its behalf (in respect of the K-Sure Agent only, in respect of administering payments from K-Sure for the benefit of the K-Sure Facility Lenders under the terms of the K-Sure Insurance Policy, in respect of the GIEK Agent only, in respect of administering payments from GIEK for the benefit of the GIEK Facility Lenders under the terms of the GIEK Guarantee and in respect of the KEXIM Guarantee Agent only, in respect of administering payments from KEXIM for the benefit of the KEXIM Guarantee Facility Lenders under the terms of the KEXIM Guarantee);

15.2.3

acting on the instructions from time to time of the Majority Facility Lenders (save where the terms of any Facility Document expressly provide otherwise) to give or withhold any waivers, consents or approvals under or pursuant to any Facility Document;

15.2.4

acting on the instructions from time to time of the Majority Facility Lenders (save where the terms of any Facility Document expressly provide otherwise) to exercise, or refrain from exercising, any rights, powers, authorities or discretions under or pursuant to any Facility Document;

15.2.5

to consult with K-Sure (where necessary) in relation to waivers, consents or approvals under or pursuant to the Facility Documents and to inform the K-Sure Facility Lenders of the result of such consultation and if such waiver, consent or approval is within the scope of the K-Sure Insurance Policy (at the discretion of the K-Sure Agent after consulting with K-Sure) (K-Sure Decisions), such K-Sure Decision will be taken by the K-Sure Agent (acting on the sole direction of K-Sure and the K-Sure Facility Lenders);

15.2.6	to provide all information required by K-Sure to K-Sure in a timely manner provided that the K-Sure Agent has received it in its capacity as K-Sure Agent;

15.2.7

to consult with GIEK (where necessary) in relation to waivers, consents or approvals under or pursuant to the Facility Documents and to inform the GIEK Facility Lenders of the result of such consultation and if such waiver, consent or approval is within the scope of the GIEK Guarantee (at the discretion of the GIEK Agent after consulting with GIEK) (GIEK Decisions), such GIEK Decision will be taken by the GIEK Agent (acting on the sole direction of GIEK and the GIEK Facility Lenders);

15.2.8	to provide all information required by GIEK to GIEK in a timely manner provided that the GIEK Agent has received it in its capacity as GIEK Agent;

15.2.9

to consult with KEXIM (where necessary) in relation to waivers, consents or approvals under or pursuant to the Facility Documents and to inform the KEXIM Guarantee Facility Lenders of the result of such consultation and if such waiver, consent or approval is within the scope of the KEXIM Guarantee (at the discretion of the KEXIM Guarantee Agent after consulting with KEXIM) (KEXIM Decisions), such KEXIM Decision will be taken by the KEXIM Guarantee Agent (acting on the sole direction of KEXIM and the KEXIM Guarantee Facility Lenders); and

15.2.10	to provide all information required by KEXIM to KEXIM in a timely manner provided that the KEXIM Guarantee Agent has received it in its capacity as KEXIM Guarantee Agent.

The Facility Agent shall have no duties or responsibilities as agent or as Facility Security Trustee, the K-Sure Agent shall have no duties or responsibility as agent, the GIEK Agent shall have no duties or responsibility as agent and the KEXIM Guarantee Agent shall have no duties or responsibility as agent, in each case other than those expressly conferred on it by the Facility Documents and shall not be obliged to act on any instructions from the Facility Lenders or the Majority Facility Lenders or the KEXIM Guarantee Facility Lenders or the K-Sure Facility Lenders or the GIEK Facility Lenders if to do so would, in the opinion of the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent, be contrary to any provision of the Facility Documents, or to any law or in respect of the K-Sure Agent only, any provision of the K-Sure Insurance Policy, or in respect of the GIEK Agent only, any provision of the GIEK Guarantee, or in respect of the KEXIM Guarantee Agent only, any provision of the KEXIM Guarantee, or would expose the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent to any actual or potential liability to any third party.

15.3	Trust

The Facility Security Trustee agrees and declares, and each of the other Facility Beneficiaries acknowledges, that, subject to the terms and conditions of this clause 15.3, the Facility Security Trustee holds the Secured Property on trust for the Facility Beneficiaries absolutely. Each of the other Facility Beneficiaries agrees that the obligations, rights and benefits vested in the Facility Security Trustee shall be performed and exercised in accordance with this clause 15.3. The Facility Security Trustee shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as Facility Security Trustee for the Facility Beneficiaries, and all the powers and discretions conferred on trustees by the Trustees Act 1925 and the Trustee Act 2000 (to the extent not inconsistent with this Agreement). In addition:

15.3.1

the Facility Security Trustee and any attorney, agent or delegate of the Facility Security Trustee may indemnify itself or himself out of the Secured Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Secured Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Facility Security Trustee or any other such person by or pursuant to the Facility Documents or in respect of anything else done or omitted to be done in any way relating to the Facility Documents other than as a result of its gross negligence or wilful misconduct;

15.3.2

the other Facility Beneficiaries acknowledge that the Facility Security Trustee shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

15.3.3

the Facility Beneficiaries agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of one hundred and twenty five years from the date of this Agreement.

15.4	Limitations on authority

15.4.1

Except with the prior written consent of all the Facility Lenders and (i) in the case of the KEXIM Guarantee Facility Lenders, acting through the KEXIM Guarantee Agent in respect of KEXIM Decisions and in the case of clause 15.4.1(h), KEXIM, and (ii) in the case of the K-Sure Facility Lenders, acting through the K-Sure Agent in respect of K-Sure Decisions and in the case of clause 15.4.1(h), K-Sure, and (iii) in the case of the GIEK Facility Lenders, acting through the GIEK Agent in respect of GIEK Decisions and in the case of clause 15.4.1(h), GIEK, the Facility Agent shall not be entitled to:

	(a)	release or vary any security or guarantee given for the Borrower’s obligations under this Agreement unless expressly contemplated by the Facility Documents; nor

(b)

waive the payment of any sum of money payable by any Security Party under the Facility Documents and/or waive the payment or reduce any sum of money payable to any Facility Beneficiaries under the Facility Documents; nor

(c)

change the meaning of the expressions Majority Facility Lenders, KEXIM Guarantee Facility Lenders, K-Sure Facility Lenders, GIEK Facility Lenders, Facility Lenders, Margin, Default Rate, Sponsor or Charterer; nor

(d)

exercise, or refrain from exercising, any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Facility Lenders; nor

	(e)	extend the due date for the payment of any sum of money payable by any Security Party under any Facility Document; nor

	(f)	take or refrain from taking any step if the effect of such action or inaction may lead to the increase of the obligations of a Facility Lender under any Facility Document; nor

	(g)	agree to change the currency in which any sum is payable under any Facility Document (other than in accordance with the terms of the relevant Facility Document); nor

	(h)	agree to amend this clause 15.4, clause 10.3 or any clause that refers to a unanimous approval of all Facility Lenders and/or KEXIM and/or K-Sure and/or GIEK; nor

	(i)	increase any Commitment.

15.4.2

Except with K-Sure’s prior consent, the Facility Agent shall not be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement, would require K-Sure’s prior consent and any amendment or waiver which relates to any matter which, by the terms of any Facility Document, requires the prior consent of K-Sure shall not be entered into or provided by the Facility Agent until K-Sure has agreed to its terms.

15.4.3

An amendment or waiver which relates to the rights or obligations of the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent (each in their capacity as such) may not be effected without the consent of the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent.

15.4.4

Without limiting in any manner the rights of the Facility Lenders under the Facilities (other than the K-Sure Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Facility Agent which is contrary to or inconsistent with any vote exercised by the K-Sure Facility Lenders (acting on the instructions of K-Sure):

(a)

in case of any conflict between the Facility Documents and the K-Sure Insurance Policy, the K-Sure Insurance Policy shall, as between the K-Sure Facility Lenders and K-Sure, prevail, and to the extent of such conflict or inconsistency, none of the K-Sure Facility Lenders or the K-Sure Agent shall assert to K-Sure, the terms of the relevant Facility Documents; and

(b)

nothing in this Agreement or any Facility Document shall permit or oblige any K-Sure Facility Lender or the K-Sure Agent to act (or omit to act) in a manner that is inconsistent with any requirement of K-Sure under or in connection with the K-Sure Insurance Policy.

15.4.5

Except with KEXIM’s prior consent, the Facility Agent shall not be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement, would require KEXIM’s prior consent and any amendment or waiver which relates to any matter which, by the terms of any Facility Document, requires the prior consent of KEXIM shall not be entered into or provided by the Facility Agent until KEXIM has agreed to its terms.

15.4.6

Without limiting in any manner the rights of the Facility Lenders under the Facilities (other than the KEXIM Guarantee Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Facility Agent which is contrary to or inconsistent with any vote exercised by the KEXIM Guarantee Facility Lenders (acting on the instructions of KEXIM);

(a)

in case of any conflict between the Facility Documents and the KEXIM Guarantee, the KEXIM Guarantee shall, as between the KEXIM Guarantee Facility Lenders and KEXIM, prevail, and to the extent of such conflict or inconsistency, none of the KEXIM Guarantee Facility Lenders or the KEXIM Guarantee Agent shall assert to KEXIM, the terms of the relevant Facility Documents; and

(b)

nothing in this Agreement or any Facility Document shall permit or oblige any KEXIM Guarantee Facility Lender or the KEXIM Guarantee Agent to act (or omit to act) in a manner that is inconsistent with any requirement of KEXIM under or in connection with the KEXIM Guarantee.

15.4.7

Except with GIEK’s prior consent, the Facility Agent shall not be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement, would require GIEK’s prior consent and any amendment or waiver which relates to any matter which, by the terms of any Facility Document, requires the prior consent of GIEK shall not be entered into or provided by the Facility Agent until GIEK has agreed to its terms.

15.4.8

Without limiting in any manner the rights of the Facility Lenders under the Facilities (other than the GIEK Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Facility Agent which is contrary to or inconsistent with any vote exercised by the GIEK Facility Lenders (acting on the instructions of GIEK);

(a)

in case of any conflict between the Facility Documents and the GIEK Guarantee, the GIEK Guarantee shall, as between the GIEK Facility Lenders and GIEK, prevail, and to the extent of such conflict or inconsistency, none of the GIEK Facility Lenders or the GIEK Agent shall assert to GIEK, the terms of the relevant Facility Documents; and

(b)

nothing in this Agreement or any Facility Document shall permit or oblige any GIEK Facility Lender or the GIEK Agent to act (or omit to act) in a manner that is inconsistent with any requirement of GIEK under or in connection with the GIEK Guarantee.

15.5	Liability

None of the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent nor any of their directors, officers, employees or agents shall be liable to the Facility Lenders, KEXIM, K-Sure or GIEK for anything done or omitted to be done by the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent under or in connection with any of the Transaction Documents or, in the case of K-Sure Agent, the K-Sure Insurance Policy, or in the case of GIEK, the GIEK Guarantee or, in the case of the KEXIM Guarantee Agent, the KEXIM Guarantee unless as a result of the Facility Agent’s, the K-Sure Agent’s, the GIEK Agent’s or, as the case may be, the KEXIM Guarantee Agent’s gross negligence or wilful misconduct.

15.6	Acknowledgement

Each Facility Lender acknowledges that:

15.6.1

it has not relied on any representation made by the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or any of the Facility Agent’s, K-Sure Agent’s, the GIEK Agent’s or the KEXIM Guarantee Agent’s directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent to induce it to enter into any Facility Document;

15.6.2

it has made and will continue to make without reliance on the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Loan;

15.6.3	it has made its own appraisal of the creditworthiness of the Security Parties; and

15.6.4

neither the Facility Agent, the K-Sure Agent, the GIEK Agent nor the KEXIM Guarantee Agent shall have any duty or responsibility at any time to provide it with any credit or other information relating to any Security Party unless that information is received by the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent pursuant to the express terms of a Facility Document.

Each Facility Lender agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Facility Agent, the K-Sure Agent, the GIEK Agent, KEXIM Guarantee Agent or against any other person acting or purporting to act on behalf of the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent any claim which it might have against them in respect of any of the matters referred to in this clause 15.6.

15.7	Limitations on responsibility

Neither the Facility Agent, the K-Sure Agent, the GIEK Agent nor the KEXIM Guarantee Agent shall have any responsibility to any Security Party, KEXIM, K-Sure, GIEK or to any Facility Lender on account of:

15.7.1

the failure of a Facility Lender, KEXIM, K-Sure, GIEK or of any Security Party to perform any of its obligations under a Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy or the GIEK Guarantee; nor

15.7.2	the financial condition of any Security Party; nor

15.7.3

the completeness or accuracy of any statements, representations or warranties made in or pursuant to any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy, the GIEK Guarantee or in or pursuant to any document delivered pursuant to or in connection with any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy or the GIEK Guarantee; nor

15.7.4

the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy or the GIEK Guarantee or of any document executed or delivered pursuant to or in connection with any Facility Document, the KEXIM Guarantee, the K-Sure Insurance Policy or the GIEK Guarantee.

15.8	The Facility Agent’s, the K-Sure Agent’s rights, the GIEK Agent’s and the KEXIM Guarantee Agent’s rights

Each of the Facility Agent, the K-Sure Agent, the GIEK Agent and the KEXIM Guarantee Agent may:

15.8.1

assume that all representations or warranties made or deemed repeated by any Security Party in or pursuant to any Facility Document are true and complete, unless, in its capacity as the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent, it has acquired actual knowledge to the contrary;

15.8.2	assume that no Default has occurred unless, in its capacity as the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent, it has acquired actual knowledge to the contrary;

15.8.3	rely on any document or notice believed by it to be genuine;

15.8.4	rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it;

15.8.5	rely as to any factual matters which might reasonably be expected to be within the knowledge of any Security Party on a certificate signed by or on behalf of that Security Party; and

15.8.6

refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Facility Lenders (or, where applicable, by the Majority Facility Lenders) and unless and until the Facility Agent has received from the Facility Lenders, the K-Sure Agent has received from the K-Sure Facility Lenders, the GIEK Agent has received from the GIEK Facility Lenders or the KEXIM Guarantee Agent has received from the KEXIM Guarantee Facility Lenders any payment which the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent may require on account of, or any security which the Facility Agent, the K-Sure Agent, the GIEK Agent or as the case may be, the KEXIM Guarantee Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

15.9	The Facility Agent’s duties

The Facility Agent shall:

15.9.1

if requested in writing to do so by a Facility Lender, make enquiry and advise the Facility Lenders as to the performance or observance of any of the provisions of any Facility Document by any Security Party or as to the existence of an Event of Default; and

15.9.2	inform the Facility Lenders promptly of any Event of Default of which the Facility Agent has actual knowledge.

The duties of the Facility Agent, the K-Sure Agent, the GIEK Agent and the KEXIM Guarantee Agent are of a mechanical and administrative nature.

15.10	No deemed knowledge

Neither the Facility Agent, the K-Sure Agent, the GIEK Agent nor the KEXIM Guarantee Agent shall be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any Security Party or actual knowledge of the occurrence of any Default unless a Facility Lender or a Security Party shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent, the K-Sure Agent in its capacity as K-Sure Agent, the GIEK Agent in its capacity as GIEK Agent or the KEXIM Guarantee Agent in its capacity as KEXIM Guarantee Agent. Any information acquired by the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent other than specifically in its capacity as the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent, the K-Sure Agent in its capacity as K-Sure Agent, the GIEK Agent in its capacity as GIEK Agent or the KEXIM Guarantee Agent in its capacity as KEXIM Guarantee Agent.

15.11	Other business

The Facility Agent, the K-Sure Agent, the GIEK Agent and/or the KEXIM Guarantee Agent may, without any liability to account to the Facility Lenders, generally engage in any kind of banking or trust business with a Security Party or with a Security Party’s subsidiaries or associated companies or with a Facility Lender as if it were not the Facility Agent, K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent.

15.12	Indemnity

The Facility Lenders shall, promptly on the Facility Agent’s request, reimburse the Facility Agent in their respective Proportionate Shares, for, and keep the Facility Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the Facility Agent in connection with the Facility Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any Facility Document, to the extent not paid by the Security Parties and not arising solely from the Facility Agent’s gross negligence or wilful misconduct.

The K-Sure Facility Lenders shall, promptly on the K-Sure Agent’s request, reimburse the K-Sure Agent in their respective K-Sure Proportionate Shares, for, and keep the K-Sure Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the K-Sure Agent in connection with the K-Sure Insurance Policy, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any Facility Document or the K-Sure Insurance Policy, to the extent not paid by the Security Parties and not arising solely from the K-Sure Agent’s gross negligence or wilful misconduct.

The GIEK Facility Lenders shall, promptly on the GIEK Agent’s request, reimburse the GIEK Agent in their respective GIEK Proportionate Shares, for, and keep the GIEK Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the GIEK Agent in connection with the GIEK Guarantee, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any Facility Document or the GIEK Guarantee, to the extent not paid by the Security Parties and not arising solely from the GIEK Agent’s gross negligence or wilful misconduct.

The KEXIM Guarantee Facility Lenders shall, promptly on the KEXIM Guarantee Agent’s request, reimburse the KEXIM Guarantee Agent in their respective KEXIM Guarantee Proportionate Shares, for, and keep the KEXIM Guarantee Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the KEXIM Guarantee Agent in connection with the KEXIM Guarantee, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any Facility Document or the KEXIM Guarantee, to the extent not paid by the Security Parties and not arising solely from the KEXIM Guarantee Agent’s gross negligence or wilful misconduct.

This clause 15.12 may not be amended without the consent of the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent.

15.13	Employment of agents

In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Facility Documents, the Facility Agent shall be entitled to employ and pay agents to do anything which the Facility Agent is empowered to do under or pursuant to the Facility Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Facility Agent in good faith to be competent to give such opinion, advice or information.

15.14	Distribution of payments

The Facility Agent shall pay promptly to the order of each Facility Lender that Facility Lender’s Proportionate Share of every sum of money received by the Facility Agent pursuant to the Facility Documents (with the exception of any amounts payable pursuant to clause 9 and/or any Fee Letter and any amounts which, by the terms of the Facility Documents, are paid to the Facility Agent for the account of the Facility Agent alone or specifically for the account of one or more Facility Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for that Facility Lender.

Upon receipt of any amount from K-Sure by the K-Sure Agent, the K-Sure Agent shall promptly pay to the order of each K-Sure Facility Lender that K-Sure Facility Lender’s K-Sure Proportionate Share of such amount and until so paid such amount shall be held by the K-Sure Agent on trust absolutely for that K-Sure Facility Lender.

Upon receipt of any amount from GIEK by the GIEK Agent, the GIEK Agent shall promptly pay to the order of each GIEK Facility Lender that GIEK Facility Lender’s GIEK Proportionate Share of such amount and until so paid such amount shall be held by the GIEK Agent on trust absolutely for that GIEK Facility Lender.

Upon receipt of any amount from KEXIM by the KEXIM Guarantee Agent, the KEXIM Guarantee Agent shall promptly pay to the order of each KEXIM Guarantee Facility Lender that KEXIM Guarantee Facility Lender’s KEXIM Guarantee Proportionate Share of such amount and until so paid such amount shall be held by the KEXIM Guarantee Agent on trust absolutely for that KEXIM Guarantee Facility Lender.

15.15	Reimbursement

Neither the Facility Agent, the K-Sure Agent, the GIEK Agent nor the KEXIM Guarantee Agent shall have any liability to pay any sum to a Facility Lender, K-Sure Facility Lender, GIEK Facility Lender or, as the case may be, KEXIM Guarantee Facility Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Facility Lender on account of any amount prospectively due to that Facility Lender pursuant to clause 15.14 before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within five (5) Banking Days after the date on which that payment was required to be made by the terms of the Facility Documents, that Facility Lender will, on demand by the Facility Agent, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Facility Documents and ending on the date on which the Facility Agent receives reimbursement.

15.16	Redistribution of payments

Unless otherwise agreed between the Facility Lenders and the Facility Agent, if at any time a Facility Lender receives or recovers by way of set-off, the exercise of any lien or otherwise from any Security Party, an amount greater than that Facility Lender’s Proportionate Share of any sum due from that Security Party to the Facility Lenders under the Facility Documents (the amount of the excess being referred to in this clause 15.16 and in clause 15.17 as the Excess Amount) then:

15.16.1	that Facility Lender shall within three (3) Banking Days notify the Facility Agent (which shall promptly notify each other Facility Lender);

15.16.2	that Facility Lender shall pay to the Facility Agent an amount equal to the Excess Amount within ten (10) days of its receipt or recovery of the Excess Amount; and

15.16.3

the Facility Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum due from that Security Party to the Facility Lenders and shall account to the Facility Lenders in respect of the Excess Amount in accordance with the provisions of this clause 15.16.

However, if a Facility Lender has commenced any legal proceedings to recover sums owing to it under the Facility Documents and, as a result of, or in connection with, those proceedings has received an Excess Amount, the Facility Agent shall not distribute any of that Excess Amount to any other Facility Lender which had been notified of the proceedings and had the legal right to, but did not, join those proceedings or commence and diligently prosecute separate proceedings to enforce its rights in the same or another court.

15.17	Rescission of Excess Amount

If all or any part of any Excess Amount is rescinded or must otherwise be restored to any Security Party or to any other third party, the Facility Lenders which have received any part of that Excess Amount by way of distribution from the Facility Agent pursuant to clause 15.16 shall repay to the Facility Agent for the account of the Facility Lender which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Facility Lenders share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Facility Lender receiving or recovering the Excess Amount to the person to whom that Facility Lender is liable to make payment in respect of such amount, and clause 15.16.3 shall apply only to the retained amount.

15.18	Instructions

Where the Facility Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Facility Lenders, KEXIM, K-Sure, GIEK or of the Majority Facility Lenders each of the Facility Lenders and KEXIM and K-Sure and GIEK (if applicable) shall provide the Facility Agent with instructions within seven (7) Banking Days of the Facility Agent’s request (which request may be made orally or in writing). If a Facility Lender and KEXIM and K-Sure and GIEK (if applicable) does not provide the Facility Agent with instructions within that period, that Facility Lender and KEXIM and K-Sure and GIEK (if applicable) shall be bound by the decision of the Facility Agent. Nothing in this clause 15.18 shall limit the right of the Facility Agent to take, or refrain from taking, any action without obtaining the instructions of the Facility Lenders, KEXIM, K-Sure, GIEK or the Majority Facility Lenders if the Facility Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Facility Lenders and KEXIM and K-Sure and GIEK (if applicable) under or in connection with the Facility Documents. In that event, the Facility Agent will notify the Facility Lenders and KEXIM and K-Sure and GIEK (if applicable) of the action taken by it as soon as reasonably practicable, and the Facility Lenders and KEXIM and K-Sure and GIEK (if applicable) agree to ratify any action taken by the Facility Agent pursuant to this clause 15.18.

15.19	Payments

All amounts payable to a Facility Lender and/or KEXIM and/or K-Sure and/or GIEK under this clause 15, clause 9.4, clause 9.5, clause 9.6 and clause 9.1.2 shall be paid to such account at such bank as that Facility Lender, in the case of KEXIM, the KEXIM Guarantee Agent or KEXIM, in the case of K-Sure, the K-Sure Agent or K-Sure or in the case of GIEK, the GIEK Agent or GIEK may from time to time direct in writing to the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent.

15.20	“Know your customer” checks

Each Facility Lender shall promptly upon the request of the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent, the K-Sure Agent (for itself), the GIEK Agent (for itself) or, as the case may be, the KEXIM Guarantee Agent (for itself), in order for the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Facility Documents.

15.21	Resignation

Subject to a successor being appointed in accordance with this clause 15.21, the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent may (and in the case of the Facility Agent if requested by the Majority Facility Lenders and in the case of the K-Sure Agent, if requested by all the K-Sure Facility Lenders will and in the case of the GIEK Agent if requested by all of the GIEK Facility Lenders and in the case of the KEXIM Guarantee Agent if requested by all of the KEXIM Guarantee Facility Lenders), resign as agent and/or the Facility Security Trustee may (and if requested by the Majority Facility Lenders will), resign as Facility Security Trustee at any time without assigning any reason by giving to the Borrower and the Facility Lenders notice of its intention to do so, in which event the following shall apply:

15.21.1

with the consent of the Borrower not to be unreasonably withheld (but such consent not to be required at any time after an Event of Default which is continuing unremedied or unwaived) the Facility Lenders may within thirty (30) days after the date of the notice from the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) appoint a successor to act as agent and/or Facility Security Trustee or, if they fail to do so with the consent of the Borrower, not to be unreasonably withheld (but such consent not to be required at any time after an Event of Default which is continuing unremedied or unwaived), the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) may appoint any other bank or financial institution as its successor;

15.21.2

the resignation of the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrower and the Facility Lenders;

15.21.3

the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) shall thereupon be discharged from all further obligations as agent and/or Facility Security Trustee but shall remain entitled to the benefit of the provisions of this clause 15; and

15.21.4

the successor of the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent or the Facility Security Trustee (as the case may be) and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a Party.

15.22	Replacement of the Facility Agent for FATCA withholding

15.22.1

The Facility Agent shall resign in accordance with clause 15.21 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor facility agent pursuant to clause 15.21 above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Facility Documents, either:

(a)

the Facility Agent fails to respond to a request under clause 15.24 and a Facility Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)

the information supplied by the Facility Agent pursuant to clause 15.24 indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

	(c)	the Facility Agent notifies the Borrower and the Facility Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Facility Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Facility Lender, by notice to the Facility Agent, requires it to resign.

15.23	No fiduciary relationship

Except as provided in clauses 15.3 and 15.14, neither the Facility Agent, the K-Sure Agent, the GIEK Agent nor the KEXIM Guarantee Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in any Facility Document, the K-Sure Insurance Policy, the GIEK Guarantee or, as the case may be, the KEXIM Guarantee shall constitute a partnership between any two or more Facility Lenders or between the Facility Agent, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent and any other person.

15.24	FATCA Information

	(a)	Subject to clause 15.24(c) below, each Party shall, within ten (10) Banking Days of a reasonable request by another Party:

		(i)	confirm to that other Party whether it is:

(A) a FATCA Exempt Party; or

(B) not a FATCA Exempt Party; and

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA, provided however that such forms, documentation and other information may be given in accordance with law and other relevant obligations.

(b)

If a Party confirms to another Party pursuant to clause 15.24(a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

	(c)	Clause 15.24(a) above shall not oblige any Facility Beneficiary to do anything which would or might in its reasonable opinion constitute a breach of:

		(i)	any law or regulation;

		(ii)	any fiduciary duty; or

		(iii)	any policy of that Facility Beneficiary;

		(iv)	any duty of confidentiality.

(d)

If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 15.24(a) above (including, for the avoidance of doubt, where clause 15.24(c) above applies), then:

(i)

if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Facility Documents as if it is not a FATCA Exempt Party; and

(ii)

if that Party failed to confirm its applicable “passthru payment percentage” then such Party shall be treated for the purposes of the Facility Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

15.25	K-Sure Insurance Policy

Each K-Sure Facility Lender represents and warrants to the K-Sure Agent that, with effect from the date it receives the K-Sure Insurance Policy, (i) it has reviewed the K-Sure Insurance Policy and is aware of the provisions thereof, (ii) any representations and warranties made by the K-Sure Agent on behalf of each K-Sure Facility Lender under the K-Sure Insurance Policy are true and correct with respect to such K-Sure Facility Lender in all respects, and (iii) no information provided by such K-Sure Facility Lender in writing to the K-Sure Agent or to K-Sure prior to the date hereof was incomplete, untrue or incorrect in any respect except to the extent that such K-Sure Facility Lender, in the exercise of reasonable care and due diligence prior to the giving of the information, could not have discovered the error or omission. Each K-Sure Facility Lender represents and warrants to the K-Sure Agent and each other K-Sure Facility Lender that it has not taken (or failed to take), and agrees with the K-Sure Agent and each other K-Sure Facility Lender that it shall not take (or fail to take), any action that would result in the K-Sure Agent being in breach of any of its obligations in its capacity as K-Sure Agent under the K-Sure Insurance Policy or the Facility Documents, or result in any of K-Sure Facility Lenders being in breach of any of their respective obligations as insured parties, under the K-Sure Insurance Policy, or which would otherwise prejudice the K-Sure Agent’s ability to make a claim on behalf of the K-Sure Facility Lenders under the K-Sure Insurance Policy.

15.26	K-Sure Agent actions

The K-Sure Agent agrees to take such actions under the K-Sure Insurance Policy (including with respect to any amendment, modification or supplement to the K-Sure Insurance Policy) as may be directed on the unanimous instructions of the K-Sure Facility Lenders from time to time; provided that, anything herein or in the K-Sure Insurance Policy to the contrary notwithstanding, the K-Sure Agent shall not be obliged to take any such action or to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or if such action would be contrary to applicable law.

15.27	Claims under the K-Sure Insurance Policy

Each K-Sure Facility Lender acknowledges and agrees with the K-Sure Agent that it shall have no entitlement to make any claim or to take any action whatsoever under or in connection with the K-Sure Insurance Policy except through the K-Sure Agent or otherwise in accordance with the K-Sure Insurance Policy and that all the rights of such K-Sure Facility Lenders under the K-Sure Insurance Policy shall only be exercised by the K-Sure Agent pursuant to and in accordance with the K-Sure Insurance Policy.

15.28	KEXIM Guarantee

Each KEXIM Guarantee Facility Lender represents and warrants to the KEXIM Guarantee Agent that, with effect from the date it receives the KEXIM Guarantee, (i) it has reviewed the KEXIM Guarantee and is aware of the provisions thereof, (ii) any representations and warranties made by the KEXIM Guarantee Agent on behalf of each KEXIM Guarantee Facility Lender under the KEXIM Guarantee are true and correct with respect to such KEXIM Guarantee Facility Lender in all respects, and (iii) no information provided by such KEXIM Guarantee Facility Lender in writing to the KEXIM Guarantee Agent or to KEXIM prior to the date hereof was incomplete, untrue or incorrect in any respect except to the extent that such KEXIM Guarantee Facility Lender, in the exercise of reasonable care and due diligence prior to the giving of the information, could not have discovered the error or omission. Each KEXIM Guarantee Facility Lender represents and warrants to the KEXIM Guarantee Agent that it has not taken (or failed to take) any action that would result in any of KEXIM Guarantee Facility Lenders being in breach of any of their respective obligations as guaranteed parties, under the KEXIM Guarantee, or which would otherwise prejudice the KEXIM Guarantee Facility Lenders’ ability to make a claim under the KEXIM Guarantee.

15.29	KEXIM Guarantee Agent actions

The KEXIM Guarantee Agent agrees to take such actions under the KEXIM Guarantee (including with respect to any amendment, modification or supplement to the KEXIM Guarantee) as may be directed on the unanimous instructions of the KEXIM Guarantee Facility Lenders from time to time; provided that, anything herein or in the KEXIM Guarantee to the contrary notwithstanding, the KEXIM Guarantee Agent shall not be obliged to take any such action or to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or if such action would be contrary to applicable law.

15.30	GIEK Guarantee

Each GIEK Facility Lender represents and warrants to the GIEK Agent that, with effect from the date it receives the GIEK Guarantee, (i) it has reviewed the GIEK Guarantee and is aware of the provisions thereof, (ii) any representations and warranties made by the GIEK Agent on behalf of each GIEK Facility Lender under the GIEK Guarantee are true and correct with respect to such GIEK Facility Lender in all respects, and (iii) no information provided by such GIEK Facility Lender in writing to the GIEK Agent or to GIEK prior to the date hereof was incomplete, untrue or incorrect in any respect except to the extent that such GIEK Facility Lender, in the exercise of reasonable care and due diligence prior to the giving of the information, could not have discovered the error or omission. Each GIEK Facility Lender represents and warrants to the GIEK Agent that it has not taken (or failed to take), and agrees with the GIEK Agent that it shall not take (or fail to take), any action that would result in the GIEK Agent being in breach of any of its obligations in its capacity as GIEK Agent under the GIEK Guarantee or the Facility Documents, or result in any of GIEK Facility Lenders being in breach of any of their respective obligations as insured parties, under the GIEK Guarantee, or which would otherwise prejudice the GIEK Agent’s ability to make a claim on behalf of the GIEK Facility Lenders under the GIEK Guarantee.

15.31	GIEK Agent actions

The GIEK Agent agrees to take such actions under the GIEK Guarantee (including with respect to any amendment, modification or supplement to the GIEK Guarantee) as may be directed on the unanimous instructions of the GIEK Facility Lenders from time to time; provided that, anything herein or in the GIEK Guarantee to the contrary notwithstanding, the GIEK Agent shall not be obliged to take any such action or to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or if such action would be contrary to applicable law.

16	Set-Off

Only a Facility Beneficiary (not the Borrower) may set off any matured obligation due from the Borrower under any Facility Document (to the extent beneficially owned by that Facility Beneficiary) against any matured obligation owed by that Facility Beneficiary to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, that Facility Beneficiary may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

17	Payments

17.1	Payments

Each amount payable by the Borrower under a Facility Document shall be paid to such account at such bank as the Facility Agent may from time to time direct to the Borrower in the Currency of Account and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be deemed to have been received by the Facility Agent on the date on which the Facility Agent receives authenticated advice of receipt, unless that advice is received by the Facility Agent on a day other than a Banking Day or at a time of day (whether on a Banking Day or not) when the Facility Agent in its reasonable discretion considers that it is impossible or impracticable for the Facility Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Facility Agent on the Banking Day next following the date of receipt of advice by the Facility Agent.

17.2	No deductions or withholdings

Each payment (whether of principal or interest or otherwise) to be made by the Borrower under a Facility Document shall, subject only to clause 17.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature other than FATCA Deductions.

17.3	Grossing-up

If at any time any law requires (or is interpreted to require) the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrower will promptly notify the Facility Agent and, simultaneously with making that payment, will pay to the Facility Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the relevant Facility Beneficiaries receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

17.4	Evidence of deductions

If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it under a Facility Document, the Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty (30) days after making that payment, deliver to the Facility Agent an original receipt issued by the relevant authority, or other evidence reasonably acceptable to the Facility Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld.

17.5	Rebate

If the Borrower pays any additional amount under clause 17.3 and a Facility Beneficiary subsequently receives a refund or allowance from any tax authority which that Facility Beneficiary identifies as being referable to that increased amount so paid by the Borrower, that Facility Beneficiary shall, as soon as reasonably practicable, pay to the Borrower an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the relevant deduction or withholding not been required to have been made. Nothing in this clause 17.5 shall be interpreted as imposing any obligation on any Facility Beneficiary to apply for any refund or allowance nor as restricting in any way the manner in which any Facility Beneficiary organises its tax affairs, nor as imposing on any Facility Beneficiary any obligation to disclose to the Borrower any information regarding its tax affairs or tax computations.

17.6	Adjustment of due dates

If any payment or transfer of funds to be made under a Facility Document, other than a payment of interest on the Loan, shall be due on a day which is not a Banking Day, that payment shall be made on the next succeeding Banking Day (unless the next succeeding Banking Day falls in the next calendar month in which event the payment shall be made on the next preceding Banking Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

17.7	Control Account

The Facility Agent shall (without further input required from the Borrower) open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrower’s obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this clause 17.7 by the Facility Agent and those entries will, in the absence of manifest error, be conclusive and binding.

17.8	Hedging Providers

Each Hedging Provider agrees with and covenants to each of the other Facility Beneficiaries that until the end of the Facility Security Period and without prejudice to any rights which that Hedging Provider may otherwise have against the Borrower (including, for the avoidance of doubt, any right to terminate transactions under its Hedging Agreement or close-out its Hedging Agreement pursuant to a permitted termination event set out therein but subject to any other agreements or covenants of the Hedging Providers set out in any other provision of this Agreement):

17.8.1	it will not, without the prior written consent of the Facility Agent:

(a)

at any time when an Event of Default has occurred and is continuing unremedied and unwaived, accept or demand from the Borrower the payment or repayment in whole or in part of any Indebtedness whatsoever now or hereafter due to it from the Borrower;

(b)

at any time when an Event of Default has occurred and is continuing unremedied and unwaived, otherwise accept, have the benefit of, or share in any payment from, or composition with, the Borrower (other than pursuant to any contractual set-off and/or netting provisions contained in the Hedging Agreement to which it is a party and without prejudice to its rights as a Facility Beneficiary in respect of the Facility Secured Property);

(c)

exercise any other right of whatsoever nature or claim or exercise any right of set-off or counterclaim which it may have against the Borrower (other than pursuant to any contractual set-off and/or netting provisions contained in the Hedging Agreement to which it is a party and without prejudice to its rights as a Facility Beneficiary in respect of the Facility Secured Property);

(d)

accept or demand any Collateral Instrument from the Borrower in respect of any right referred to in paragraphs (a), (b) and (c) above or dispose of any such right (but without prejudice to its rights as a Facility Beneficiary in respect of the Facility Secured Property);

	(e)	take any step to enforce any right against the Borrower (by proceedings or otherwise) (but without prejudice to its rights as a Facility Beneficiary in respect of the Facility Secured Property);

	(f)	initiate or take any action which would result in any Insolvency Event in relation to the Borrower; or

	(g)	claim or prove in any Insolvency Event in relation to the Borrower;

17.8.2

it will, if so directed by the Facility Agent, prove in any Insolvency Event in relation to the Borrower for the whole or any part of any claim which it may have against the Borrower and on terms that the benefit of such proof and of all moneys received by it in respect thereof shall be held on trust for the Facility Beneficiaries and shall be applied in accordance with clause 10.3.

17.9	FATCA Deduction and gross-up by Security Parties

17.9.1

If a Security Party is required to make a FATCA Deduction, the Borrower shall procure that that Security Party shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

17.9.2

If a FATCA Deduction is required to be made by a Security Party, the Borrower shall procure that the amount of the payment due from that Security Party shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

17.9.3

The Borrower shall promptly upon becoming aware that a Security Party must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Facility Agent accordingly. Similarly, a Facility Beneficiary shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Facility Beneficiary. If the Facility Agent receives such notification from a Facility Beneficiary it shall notify the Borrower and that Security Party.

17.9.4

Within thirty (30) days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Borrower shall procure that the Security Party making that FATCA Deduction or payment shall deliver to the Facility Agent for the Facility Beneficiary entitled to the payment evidence reasonably satisfactory to that Facility Beneficiary that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

17.10	FATCA Deduction by a Facility Beneficiary

17.10.1

Each Facility Beneficiary may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Facility Beneficiary shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Facility Beneficiary which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Facility Agent.

17.10.2

If the Facility Agent is required to make a FATCA Deduction in respect of a payment to a Facility Beneficiary under clause 15.14 which relates to a payment by a Security Party, the amount of the payment due from that Security Party shall be increased to an amount which (after the Facility Agent has made such FATCA Deduction), leaves the Facility Agent with an amount equal to the payment which would have been made by the Facility Agent if no FATCA Deduction had been required.

17.10.3

The Facility Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Facility Beneficiary under clause 15.14 which relates to a payment by a Security Party (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrower, the relevant Security Party and the relevant Facility Beneficiary.

17.10.4

The Borrower shall (within three (3) Banking Days of demand by the Facility Agent) pay to a Facility Beneficiary an amount equal to the loss, liability or cost which that Facility Beneficiary determines will be or has been (directly or indirectly) suffered by that Facility Beneficiary as a result of another Facility Beneficiary making a FATCA Deduction in respect of a payment due to it under a Facility Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under clause 17.10.2 above.

17.10.5

A Facility Beneficiary making, or intending to make, a claim under clause 17.10.4 above shall promptly notify the Facility Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

18	Notices

18.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter or (subject to clause 18.6) electronic mail.

18.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement are:

18.2.1

in the case of the Borrower, c/o Teekay Shipping (Canada) Ltd, Suite 2000, Bentall 5, 550 Burrard Street, Vancouver, B.C., Canada V6C 2K2 (fax no: +1 604 681 3011) marked for the attention of Renee Eng, Treasury Manager;

18.2.2	in the case of each Facility Lender, those appearing opposite its name in Schedule 1, Part 1;

18.2.3	in the case of each Hedging Provider, those appearing opposite its name in Schedule 1, Part 2;

18.2.4	in the case of the Facility Agent and the Facility Security Trustee:

(a)

for all credit related communications, 1301 Avenue of the Americas, New York, NY 10019, for the attention of Jerome Duval/Michael Choina (email: jerome.duval@ca-cib.com, michael.choina@ca-cib.com); and

(b)

for all other communications, 9 quai du Président Paul Doumer, 92920 Paris la Défense Cedex, France, for the attention of Sylvie Godet-Couery/Jerome Duval/Michael Choina (email: Sylvie.godetcouery@ca-cib.com, jerome.duval@ca-cib.com, michael.choina@ca-cib.com);

18.2.5

in the case of the K-Sure Agent, 25 Canada Square, London E14 5LB, for the attention of Guido Musso/Davide Alessandrini (Export Agency Finance - CTS), (email: guido.musso@citi.com, davide.alessandrini@citi.com, manuel.mazzoni@citi.com, yunsun.jeong@citi.com and minsuk.oh@citi.com);

18.2.6

in the case of the GIEK Agent, 25 Canada Square, London E14 5LB, for the attention of Guido Musso/Davide Alessandrini (Export Agency Finance - CTS), (email: guido.musso@citi.com, davide.alessandrini@citi.com, manuel.mazzoni@citi.com, yunsun.jeong@citi.com and minsuk.oh@citi.com);

18.2.7

in the case of the KEXIM Guarantee Agent, 181, Euljiro 2-ga,Jung-gu, Seoul 100-796, Korea, for the attention of Seongsoo Park/Seungho Kim/Jaehyen Lee (International Finance Team), (email: mwhuh@keb.co.kr, sspark@keb.co.kr, wonny@keb.co.kr, kimseungho@keb.co.kr, first@keb.co.kr, jaehyen.lee@keb.co.kr); and

or any substitute address, fax number, department or officer as any party may notify to the Facility Agent (and in the case of a K-Sure Facility Lender, the K-Sure Agent and in the case of a GIEK Facility Lender, the GIEK Agent and in the case of a KEXIM Guarantee Facility Lender, the KEXIM Guarantee Agent) (or the Facility Agent, the K-Sure Agent, the GIEK Agent or, as the case may be, the KEXIM Guarantee Agent may notify to the other parties, if a change is made by the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent) by not less than three (3) Banking Days’ notice.

18.3	Delivery

Any communication or document made or delivered by one Party to another under or in connection this Agreement will only be effective:

18.3.1	if by way of fax, when received in legible form; or

18.3.2	if by way of letter, when it has been left at the relevant address or five (5) days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

18.3.3	if by way of electronic mail, in accordance with clause 18.6;

and, if a particular department or officer is specified as part of its address details provided under clause 18.2, if addressed to that department or officer.

Any communication or document to be made or delivered to the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent will be effective only when actually received by the Facility Agent, the K-Sure Agent, the GIEK Agent or the KEXIM Guarantee Agent.

All notices from or to the Borrower shall be sent through the Facility Agent.

The Facility Agent shall promptly forward a copy of any document which is delivered to it for another party and where such document is addressed to:

(a) the K-Sure Facility Lenders, the Facility Agent shall forward it to the K-Sure Agent as well;

(b) the GIEK Facility Lenders, the Facility Agent shall forward it to the GIEK Agent as well; and

(c) the KEXIM Guarantee Facility Lenders, the Facility Agent shall forward it to the KEXIM Guarantee Agent as well.

18.4	Notification of address and fax number

Promptly upon receipt of notification of an address, fax number or change of address, pursuant to clause 18.2 or changing its own address or fax number, the Facility Agent shall notify the other parties to this Agreement.

18.5	English language

Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be:

18.5.1	in English; or

18.5.2

if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18.6	Electronic communication

(a)

Any communication to be made in connection with this Agreement may be made by electronic mail or other electronic means, if the Borrower and the relevant Facility Beneficiary and/or K-Sure and/or KEXIM and/or GIEK:

(i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii) notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Borrower and the relevant Facility Beneficiary will be effective only when actually received in readable form and acknowledged by the recipient (it being understood that any system generated responses do not constitute an acknowledgement) and in the case of any electronic communication made by the Borrower to a Facility Beneficiary only if it is addressed in such a manner as the Facility Beneficiary shall specify for this purpose.

For the purpose of the Facility Documents, an electronic communication will be treated as being in writing. Each party may rely without further inquiry on the senders’ due authorisation in connection with any e-mail messages it receives on behalf of the other Party. Each party shall also, subject to the terms and conditions of this Agreement (including but not limited to the requirements to communicate via the Facility Agent, the K-Sure Agent, the KEXIM Guarantee Agent, the GIEK Agent and/or the Facility Security Trustee), be authorised to communicate by e-mail with any third parties who may be involved in this transaction or affected by the Facility Documents. Each Party confirms that it is aware of the fact that information by way of electronic exchange is transmitted unencrypted over a publicly accessible network, and that it acknowledges all the risk connected therewith (including but not limited to the fact that a bank relation (as such terms is used in the context of Swiss banking secrecy legislation could be identified).

19	Partial Invalidity

If, at any time, any provision of a Facility Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

20	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Facility Beneficiary, any right or remedy under a Facility Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

21	Miscellaneous

21.1	No oral variations

No variation or amendment of a Facility Document shall be valid unless in writing and signed on behalf of all the Facility Beneficiaries and the relevant Security Party.

21.2	Further Assurance

If any provision of a Facility Document shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by or on behalf of the Facility Beneficiaries or any of them are considered by the Facility Lenders for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Facility Agent, execute or procure the execution of such further documents as in the opinion of the Facility Lenders are necessary to provide adequate security for the repayment of the Facility Secured Obligations.

21.3	Rescission of payments etc.

Any discharge, release or reassignment by a Facility Beneficiary of any of the security constituted by, or any of the obligations of a Security Party contained in, a Facility Document shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

21.4	Certificates

Any certificate or statement signed by an authorised signatory of the Facility Agent purporting to show the amount of the Facility Secured Obligations (or any part of the Facility Secured Obligations) or any other amount referred to in any Facility Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

21.5	Counterparts

This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

21.6	Contracts (Rights of Third Parties) Act 1999

(a)

Unless expressly provided to the contrary in this agreement and subject to the following sentence, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. KEXIM, K-Sure, GIEK and each Indemnified Party shall have the right to enforce and enjoy the benefit of any term of this Agreement which is expressed to be for its benefit or expressly purports to confer a benefit on it. Notwithstanding any term of this Agreement, the consent of a person who is not a Party (unless otherwise expressly provided by this Agreement in respect of KEXIM, K-Sure, GIEK and without prejudice to the provisions of the KEXIM Guarantee, the K-Sure Insurance Policy or the GIEK Guarantee) is not at any time required to rescind or amend this Agreement.

(b)

Each party agrees that (i) KEXIM shall not have any obligations or liabilities (other than as a KEXIM Facility Lender) under this Agreement unless and until it becomes a KEXIM Guarantee Facility Lender in accordance with the terms of this Agreement, (ii) this Agreement may not be amended to limit, modify or eliminate any rights of KEXIM without its prior written consent, (iii) K-Sure shall not have any obligations or liabilities under this Agreement unless and until it becomes a Facility Lender in accordance with the terms of this Agreement, (iv) this Agreement may not be amended to limit, modify or eliminate any rights of K-Sure without its prior written consent, (v) GIEK shall not have any obligations or liabilities under this Agreement unless and until it becomes a Facility Lender in accordance with the terms of this Agreement, and (vi) this Agreement may not be amended to limit, modify or eliminate any rights of GIEK without its prior written consent.

21.7	Disclosure of Information

The Borrower authorises each Facility Lender to disclose any information and/or document(s) concerning its relationship with such Facility Lender or otherwise delivered pursuant to this Agreement (i) as may be compelled by judicial or legal process or to authorities in any other countries where such Facility Lender or any Affiliate is represented and/or where any Facility Lender or any Affiliate may be requested information by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law, (ii) to parties to whom that Facility Lender charges, assigns or otherwise creates security (or may do so) pursuant to clause 14.4, (iii) to any Affiliate of that Facility Lender including, without limitation, for the purposes of making it possible to consolidate the member of a Group’s total commitments and offer the member of any Group any other products offered by that Facility Lender or any Affiliate, subject always to the duties of confidentiality on the Facility Lenders, (iv) in the case of the KEXIM Guarantee Facility Lender, to KEXIM and the Borrower consents to KEXIM publishing key information concerning the KEXIM Guarantee, in the case of the K-Sure Facility Lender, to K-Sure and the Borrower consents to K-Sure publishing key information concerning the K-Sure Insurance Policy, and in the case of the GIEK Facility Lender, to GIEK and the Borrower consents to GIEK publishing key information concerning the GIEK Guarantee, (v) to any rating agency (including its professional advisers), (vi) to any monoline insurers, verification agents and their professional advisers, (vii) to any person which invests in or otherwise finances or may potentially invest in or otherwise finance directly or indirectly in any transaction relating to this Loan, (viii) to the professional advisers of any Facility Lender or its Affiliates, (ix) to any related fund of a Facility Lender and (x) to any person that provides administration or settlement or numbering services in respect of the Facility Documents.

21.8	USA Patriot Act

Each Facility Beneficiary that is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the Act) hereby notifies the Borrower and the other Security Parties that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Security Parties, which information includes the name and address of the Borrower and the other Security Parties and other information that will allow such Facility Beneficiary, as applicable, to identify the Borrower and the other Security Parties in accordance with the Act.

21.9	Banking secrecy and any data protection legislation

The Borrower will procure that each Security Party (and its successors) hereby releases each Facility Lender and its Affiliates and each Facility Lender hereby releases the other Facility Lenders and their Affiliates from any confidentiality obligations and any further restrictions based on applicable banking secrecy and any data protection legislation among each other with regard to any data and/or information relating to this Agreement and/or the Facility Documents, and/or due exercise of the respective rights or fulfilment of the respective obligations by each Facility Lender.

22	Law and Jurisdiction

22.1	Governing law

This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.

22.2	Jurisdiction

For the exclusive benefit of the Facility Beneficiaries, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any dispute;

(a) which may arise out of or in connection with this Agreement; or

(b) relating to any non-contractual obligations arising from or in connection with this Agreement,

and that any proceedings may be brought in those courts.

22.3	Alternative jurisdictions

Nothing contained in this clause 22 shall limit the right of the Facility Beneficiaries to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

22.4	Waiver of objections

The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this clause 22, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

22.5	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

22.5.1

irrevocably appoints Teekay Shipping (UK) Limited of 2nd Floor, 86 Jermyn Street, London SW1Y 6JD England, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

22.5.2	agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

Schedule 1

Part 1: The Facility Lenders and the Commitments

KEXIM FACILITY LENDERS

The KEXIM Facility Lenders	The KEXIM Facility Commitments ($)	The Proportionate Share (%)

The Export-Import Bank of Korea 38 Eunhaeng-ro 16-1 Yeouido-dong Yeongdeungpo-gu Seoul, 150-996, Korea Fax: +82 2 3779 6778 Attention: [ ]	177,472,081.22	21.78

KEXIM GUARANTEE FACILITY LENDERS

The KEXIM Guarantee Facility Lenders	The KEXIM Guarantee Facility Commitments ($)	The Proportionate Share (%)

Korea Exchange Bank of Canada, Main Br. 4950 Yonge Street, Suite 103 Toronto, Ontario M2N 6K1 Tel: Fax: Email: : [ ] Attention: [ ] For credit matters: 4950 Yonge Street, Suite 103 Toronto, Ontario M2N 6K1 Tel: Fax: Email: [ ] Attention: [ ] For operational matters: 4950 Yonge Street, Suite 103 Toronto, Ontario M2N 6K1 Tel: Fax: Email: [ ] Attention: [ ]	50,000,000.00	6.13

Korea Exchange Bank, London Br. 30 Old Jewry, London EC2R 8EB, UK Tel: Fax: Email: [ ] Attention: [ ]	50,000,000.00	6.13

For credit matters:

30 Old Jewry, London EC2R 8EB, UK

Tel:

Fax:

Email: [    ]

Attention: [    ]

For operational matters:

30 Old Jewry, London EC2R 8EB, UK

Tel:

Fax:

Email: [    ]settlement@kebldn.co.uk

Attention: Loan Department / Settlement Department

Korea Exchange Bank, Panama Br. Calle 50, Edificio PH Torre Global Bank, Piso 19, Oficina #1902, Panama City, Republic of Panama Tel: Fax: Email: [ ] Attention: [ ] For credit matters: Calle 50, Edificio PH Torre Global Bank, Piso 19, Oficina #1902, Panama City, Republic of Panama Tel: Fax: Email: [ ] Attention: [ ] For operational matters: Calle 50, Edificio PH Torre Global Bank, Piso 19, Oficina #1902, Panama City, Republic of Panama Tel: Fax: Email: [ ] Attention: Loan & Marketing	30,000,000.00	3.68

K-SURE FACILITY LENDERS

The K-Sure Facility Lenders	The K-Sure Facility Commitments ($)	The Proportionate Share (%)

The Bank of Tokyo-Mitsubishi UFJ, Ltd. Ropemaker Place 25 Ropemaker Street London EC2Y 9AN Tel:	17,500,000.00	2.15

Fax:

Email: loanparticipation@uk.mufg.jp

Attention:

Dept: Loan Participation Structured Loans

For operational matters:

Tel:

Fax:

Email:

Attention:

Dept: Loan Participation Structured Loans

For credit matters:

Tel:

Fax:

Email:

Attention:

Development Bank of Japan Inc. 9-6, Otemachi 1-chome, Chiyoda-ku Tokyo 100-8178, Japan Tel: Fax: Email: For credit matters: Attention: Associate of Corporate Finance Department, Division 4 For operational matters: Attention: International Strategy & Cooperation Department Tel: Fax: Email:	20,000,000.00	2.45

Credit Suisse AG Paradeplatz 8 8001 Zurich Switzerland For credit matters (documentation stage to first Drawdown): Export Finance SGTE 1 Giesshuebelstr. 30 CH-8070 Zurich Switzerland Tel: Fax: Email: Attention: For credit matters (after first Drawdown): Export Finance SGTE 4	30,000,000.00	3.68

Giesshuebelstr. 30

CH-8070 Zurich

Switzerland

Tel:

Fax:

Email:

Attention: Export Finance: Portfolio

Management,

For operational matters:

SGTE 3

Giesshuebelstrasse 30

CH-8070 Zurich

Switzerland

Tel:

Fax:

Email:

Attention: Export Finance: Client Services

ABN AMRO Capital USA LLC For business/credit matters and legal/documentation: 100 Park Avenue New York, New York 10017 Tel: Fax: Email: Attention: (Vice President), (Head of Shipping & Offshore North America) For loans/letters of credit: Tel: Fax: Email: Copy to: Attention: (Director Trade Finance Operations) For intralinks/debt domain/Syndtrak: Tel: Fax: Email: Attention: (Assistant Vice President)	82,500,000.00	10.12
DBS Bank Ltd DBS Asia Central @ MBFC Tower 3, Level 46 12 Marina Boulevard Singapore 018982 Tel: Fax: Email: Attention: For operational matters: Dept: IBG1 – Shipping, Aviation &	45,000,000.00	5.52

Transportation Tel: Fax: Email: Attention:
Credit Agricole Corporate and Investment Bank 9 quai du Président Paul Doumer 92920 Paris la Défense Cedex, France Tel: Fax: Email: For credit matters: 1301 Avenue of the Americas New York, NY 10019 Tel: Fax: Email: Attention: For operational matters: Dept: Agency and Middle-Office for Shipping 9 quai du Président Paul Doumer 92920 Paris la Défense Cedex, France Tel: Fax: Email:	82,500,000.00	10.12
Citibank N.A., London Branch 25 Canada Square London E14 5LB, England Tel: Fax: Email: Attention: For operational matters: Dept: Loans Processing Unit Citibank, N.A. London C/- Citibank International plc, Poland Branch 8 Chalubinskiego Str., 8th Floor Warsaw 00613 Poland Tel: Fax: Email: Attention: CC: EAF Middle Office	29,972,081.22	3.68
Fax No:

COMMERCIAL FACILITY LENDERS

The Commercial Facility Lenders	The Commercial Facility Commitments ($)	The Proportionate Share (%)
ABN AMRO Capital USA LLC For business/credit matters and legal/documentation: 100 Park Avenue New York, New York 10017 Tel: Fax: Email: Attention: (Vice President), (Head of Shipping & Offshore North America) For loans/letters of credit: Tel: Fax: Email: Copy to: Attention: (Director Trade Finance Operations) For intralinks/debt domain/Syndtrak: Tel: Fax: Email: Attention: (Assistant Vice President)	27,500,000.00	3.37
DBS Bank Ltd DBS Asia Central @ MBFC Tower 3, Level 46 12 Marina Boulevard Singapore 018982 Tel: Fax: Email: Attention: For operational matters: Dept: IBG1 – Shipping, Aviation & Transportation Tel: Fax: Email: Attention:	15,000,000.00	1.84

Credit Agricole Corporate and Investment Bank	27,500,000.00	3.37

9 quai du Président Paul Doumer

92920 Paris la Défense Cedex, France

Tel:

Fax:

Email:

For credit matters:

1301 Avenue of the Americas

New York, NY 10019

Tel:

Fax:

Email:

Attention:

For operational matters:

Dept: Agency and Middle-Office for Shipping

9 quai du Président Paul Doumer

92920 Paris la Défense Cedex, France

Tel:

Fax:

Email:

Citibank N.A., London Branch 25 Canada Square London E14 5LB, England Tel: Fax: Email: Attention: For operational matters: Dept: Loans Processing Unit Citibank, N.A. London C/- Citibank International plc, Poland Branch 8 Chalubinskiego Str., 8th Floor Warsaw 00613 Poland Tel: Fax: Email: Attention: CC: EAF Middle Office Fax No:	10,055,837.56	1.23

GIEK FACILITY LENDERS

The GIEK Facility Lenders	The GIEK Facility Commitments ($)	The Proportionate Share (%)
Citibank N.A., London Branch 25 Canada Square London E14 5LB, England Tel: Fax: Email: Attention: For operational matters: Dept: Loans Processing Unit Citibank, N.A. London C/- Citibank International plc, Poland Branch 8 Chalubinskiego Str., 8th Floor Warsaw 00613 Poland Tel: Fax: Email: Attention: CC: EAF Middle Office Fax No:	120,000,000.00	14.72

Part 2: The Hedging Providers

Citibank N.A., London Branch

25 Canada Square

London E14 5LB, England

Tel:

Fax

Email:

Attention:

With a copy to:

Citigroup Centre

25 Canada Square

London E14 5LB, England

Fax:

Attention: Company Secretary

Capital Markets Documentation Unit

388 Greenwich Street

17th Floor, New York

New York 10013

Fax:

Attention: Director of Derivative Operations

ABN AMRO Bank N.V.

c/o Markets Documentation Unit

PAC code HQ 7000

Gustav Mahlerlaan 10

1082 PP Amsterdam

The Netherlands

Tel:

Fax:

Email:

Credit Suisse AG

Fixed Income Derivatives SPCI 2

1211 Geneva 70 GE

Switzerland

Tel:

Fax:

Email:

Attention:

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Tel:

Email:

Attention:

With a copy to:

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Tel:

Email:

Attention:

Part 3: The MLAs

The MLAS

The Export-Import Bank of Korea

16-1, Yoido-dong, Youngdeungpo-gu

Seoul, 150-996, Republic of Korea

Fax:

Attention: Ship Finance Department

Korea Exchange Bank, Investment Banking Division

181, Euljiro 2-ga,Jung-gu

Seoul 100-796, Korea

for the attention of (International Finance Team), (email:

ABN AMRO Capital USA LLC

100 Park Avenue

New York, New York 10017

Tel:

Fax:

Email:

Attention:

Credit Agricole Corporate and Investment Bank

9 quai du Président Paul Doumer

92920 Paris la Défense Cedex, France

Email:

Attention:

Development Bank of Japan Inc.

9-6, Otemachi 1-chome, Chiyoda-ku

Tokyo 100-8178, Japan

Tel:

Fax:

Email:

Credit Suisse AG

Export and Structured Trade Finance

SGAZ 1

Giesshuebelstr. 30

CH-8070 Zurich

Switzerland

Tel:

Fax:

Email:

Attention:

Citibank N.A, London Branch

25 Canada Square

London E14 5LB, England

Tel:

Fax:

Email:

Attention:

DBS Bank Ltd

DBS Asia Central @ MBFC Tower 3, Level 46

12 Marina Boulevard

Singapore 018982

Tel:

Fax:

Email:

Attention:

For operational matters:

Dept: IBG1 – Shipping, Aviation & Transportation

Tel:

Fax:

Email:

Attention:

Schedule 2

Part 1: conditions precedent to first Advance

1	Security Parties

(a)

Constitutional Documents: Copies of the constitutional documents of each Security Party (excluding the Operator) and TOO together with such other evidence as the Facility Agent may reasonably require that each such Security Party and TOO is duly formed or incorporated in its country of formation or incorporation and remains in existence with power to enter into, and perform its obligations under, the Transaction Documents to which it is or is to become a party.

(b)	Certificates of good standing: A certificate of good standing in respect of each Security Party (excluding the Operator) and TOO (if such a certificate can be obtained).

(c)	Board resolutions: A copy of a resolution of the board of directors of each Security Party (excluding the Operator) and TOO (or its sole member or general partner):

(i)	approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and ratifying or resolving that it execute those Transaction Documents; and

(ii)	if required authorising a specified person or persons to execute those Transaction Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

(d)	Officer’s certificates: A certificate of a duly authorised officer or representative of each Security Party (excluding the Operator) and TOO certifying that:

(i)

each copy document (excluding the certificates of good standing referred to at paragraph 1(b) of this Part 1 of Schedule 2) relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

(ii)

setting out the names of the directors and officers of that Security Party and TOO (or its sole member or general partner) and the proportion of shares held by each shareholder (notwithstanding the foregoing paragraphs in this Part 1 of Schedule 2, Teekay shall not be obliged to set out the proportion of shares held by each shareholder);

(e)

Powers of attorney: The notarially attested and legalised (where necessary for registration purposes) power of attorney of each Security Party (excluding the Operator) and TOO under which any documents are to be executed or transactions undertaken by that Security Party.

2	Security and related documents

(a)

Project Documents: A photocopy, certified as true, accurate, complete and in full force and effect by a duly authorised representative of the Borrower, of the Project Documents (excluding, for the avoidance of doubt, Addendum No. 5 only to the extent that Addendum No. 5 has not been entered into prior to the Drawdown Date for the first Advance), together with all addenda, amendments or supplements.

(b)

Facility Documents: An original of this Agreement, each Financial Guarantee (including the Financial Guarantee duly executed by TOO and delivered to the Facility Agent in the Agreed Form, effective upon the First Dropdown Date or, if earlier, the Second Dropdown Date) and each Fee Letter, in each case duly executed by each party thereto together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge, filing, registration and evidence that those notices will be duly acknowledged by the recipients, in each case duly executed by each party thereto for the purpose of the effectiveness of the aforementioned Facility Documents.

(c)

Pre Delivery Date Facility Security Documents: An original of the Account Charge, the Bareboat Charterer Account Charge, the Pre-Delivery Assignment (which among other things, assigns the benefit of the Refund Guarantee), the Master Agreement Charge, the Borrower Share Pledge, the Bareboat Charterer Share Pledge, in each case duly executed by each party thereto together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge, filing, registration and evidence that those notices will be duly acknowledged by the recipients, in each case duly executed by each party thereto for the purpose of the effectiveness of the aforementioned Facility Security Documents.

(d)	Refund Guarantee: Evidence satisfactory to the Facility Agent that the amount payable under the Refund Guarantee is at least equal to the amount of the first Advance.

3	Notices

(a)	Written consent from the Charterer to enter into the Borrower Share Pledge and the Bareboat Charterer Share Pledge.

(b)

Evidence acceptable to the Facility Agent that notices of assignment (as required) have been served by the Borrower (and consent and/or acknowledgement relating thereto where relevant) in respect of the Pre-Delivery Assignment.

4	Legal opinions

Legal opinions of the legal advisers to the Facility Agent in each relevant jurisdiction, substantially in the form provided to the Facility Agent or confirmation satisfactory to the Facility Agent that such an opinion will be given, namely:

(a)	an opinion on matters of English law from Norton Rose Fulbright LLP;

(b)	an opinion on matters of Marshall Island law from Watson, Farley & Williams LLP;

(c)	an opinion on matters of Norwegian law from Advokatfirmaet BA-HR DA;

(d)	an opinion on matters of Bermudan law from Conyers Dill & Pearman Limited;

(e)	an opinion on matters of French law from Norton Rose Fulbright LLP, Paris; and

(f)	an opinion on matters of Korean law from Kim & Chang.

5	Other documents and evidence

(a)

Process agent: Evidence that any process agent referred to in clause 22.5.1 and any process agent appointed under each Financial Guarantee (including the Financial Guarantee duly executed by TOO), the Account Charge, the Bareboat Charterer Account Charge, the Pre-Delivery Assignment, the Master Agreement Charge and the Borrower Share Pledge has accepted its appointment.

(b)

Other authorisations: A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability of any of the Transaction Documents.

(c)	Fees: Evidence that the fees, costs and expenses then due from the Borrower under clause 8 and clause 9 have been paid or will be paid on the date upon which they fall due.

(d)

“Know your customer” documents: Such documentation and other evidence as is reasonably requested by the Facility Agent in order for the Facility Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Facility Documents.

(e)

Equity: Evidence in form and substance acceptable to the Facility Agent that the Builder has received from the Borrower, from equity or Indebtedness which is fully and effectively subordinated to the Facility Secured Obligations to the satisfaction of the Facility Agent (acting on the instructions of the Majority Facility Lenders and KEXIM), at least twenty per cent. (20%) of the Eligible Delivered Costs.

6	Certificate of ownership

(a)	A certificate from Teekay that it owns a minimum of fifty one per cent (51%) of the voting rights in the General Partner, which is the general partner in TOO.

(b)

Evidence satisfactory to the Facility Agent of the direct or indirect ownership (i) by a Sponsor of the shares in the Shareholder, and (ii) by the Shareholder of the membership interests or shares in the Borrower and the Bareboat Charterer.

7	K-Sure

(a)	Confirmation from K-Sure that K-Sure accepts the terms of this Agreement.

(b)

A legal opinion or confirmation letter from the legal advisers to the Facility Agent in Korea on matters of Korean law, which shall include confirmation that the terms of the Facility Documents comply with the requirements of K-Sure, that the provisions of the Facility Documents do not violate any provision of the K-Sure Insurance Policy, that the K-Sure Insurance Policy has been duly issued for the benefit of the K-Sure Facility Lenders by K-Sure and that it is in full force and effect.

8	K-Sure Insurance Policy

(a)

An original counterpart of the K-Sure Insurance Policy for the K-Sure Facility, duly executed by K-Sure, including an English translation in form and substance acceptable to the K-Sure Facility Lenders.

(b)

Evidence that the K-Sure Premium in relation to the K-Sure Insurance Policy and any costs and expenses which are then due and payable to K-Sure has been paid or will be paid by the Borrower and received by K-Sure in full.

(c)	Confirmation from the Facility Agent (as indicated by the K-Sure Agent) that:

(i)	it has not been informed that K-Sure intends to, and K-Sure has not stipulated its intention to, repudiate or suspend the application of the K-Sure Insurance Policy for the K-Sure Facility;

(ii)	it is satisfied that the K-Sure Insurance Policy is in full force and effect; and

(iii)	it has received no instruction from K-Sure that the K-Sure Facility should not be permitted or made available by the K-Sure Facility Lenders or, as the case may be, the Facility Agent.

(d)

Evidence satisfactory to the K-Sure Facility Lenders that each of the documents specified under the K-Sure Insurance Policy for the K-Sure Facility have been duly delivered in accordance with the terms of the K-Sure Insurance Policy for the K-Sure Facility.

9	KEXIM Guarantee

(a)	The KEXIM Guarantee has been issued and is in full force and effect to the satisfaction of KEXIM Guarantee Facility Lenders.

(b)

Evidence that the KEXIM Guarantee Premium in relation to the KEXIM Guarantee and any costs and expenses which are then due and payable to KEXIM has been paid or will be paid by the Borrower and received by KEXIM in full.

(c)

A legal opinion or confirmation letter from the legal advisers to the Facility Agent in Korea on matters of Korean law, which shall include confirmation that the terms of the Facility Documents comply with the requirements of KEXIM, that the provisions of the Facility Documents do not violate any provision of the KEXIM Guarantee, that the KEXIM Guarantee has been duly issued for the benefit of the KEXIM Guarantee Facility Lenders by KEXIM and that it is in full force and effect.

10	GIEK Guarantee

(a)	The GIEK Guarantee has been issued and is in full force and effect.

(b)

A legal opinion from the legal advisers to the Facility Agent in Norway on matters of Norwegian law, which shall include confirmation that the terms of the Facility Documents comply with the requirements of GIEK Guarantee, that the GIEK Guarantee has been duly issued for the benefit of the GIEK Facility Lenders by GIEK and that it is in full force and effect.

11	Earnings Account

The Earnings Account shall have been opened with the Account Bank.

12	Bareboat Charterer Earnings Account

The Bareboat Charterer Earnings Account shall have been opened with the Account Bank.

13	Repayment of the Bridge Facility

(a)

Evidence in form and substance satisfactory to the Facility Agent that the amount of the first Advance is sufficient to repay in full all amounts owing and/or due under and pursuant to the Bridge Facility.

(b)	Evidence satisfactory to the Facility Agent that any Security Interests securing the Bridge Facility have been released or will, immediately after the first Advance is made, be released in full.

14	Insurance Proceeds under the Construction Contract

Evidence satisfactory to the Facility Agent that the Loss Payable Clause has been or will be endorsed on the Builder’s insurance policy.

15	First Drawdown Notice

A duly completed Drawdown Notice in respect of the first Advance, specifying the first Advance to be made within thirty (30) days of the date of this Agreement.

Part 2: Conditions precedent to second Advance

1	Legal opinions

If requested by the Facility Agent, confirmation from such of the counsel to the Facility Beneficiaries referred to in Part 1 of this Schedule 2 as may be nominated by the Facility Agent in that request that the terms and provisions of the legal opinions provided by them pursuant to Part 1 of this Schedule 2 need not be altered or modified in any way.

2	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due from the Borrower under clause 8 and clause 9 have been paid or will be paid on the date upon which they fall due.

(b)

A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability of any of the Transaction Documents.

(c)

An invoice from the Builder in form and substance satisfactory to the Facility Agent evidencing that the amount due and payable to the Builder under the Construction Contract is at least equal to the amount of the second Advance and evidence satisfactory to the Facility Agent that the second Advance will be used to settle that invoice.

(d)

A certificate from a duly authorised officer of the Borrower confirming that the Project Documents are complete and in full force and effect as at a date no earlier than the date of the Drawdown Date of the second Advance.

(e)

A photocopy, certified as true, accurate, complete and in full force and effect by a duly authorised representative of the Borrower as at a date no earlier than the date of the Drawdown Date of the second Advance, of Addendum No. 5.

(f)	Evidence satisfactory to the Facility Agent that the amount payable under the Refund Guarantee is at least equal to the amount of the first Advance and the amount of the second Advance (in aggregate).

3	Earnings Account

The Earnings Account remains opened and is being maintained with the Account Bank.

4	Bareboat Charterer Earnings Account

The Bareboat Charterer Earnings Account remains opened and is being maintained with the Account Bank.

Part 3: Conditions precedent to final Advance

1	Security and related documents

(a)

Evidence of Borrower’s title: Evidence satisfactory to the Facility Agent that the certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel’s Flag State confirming that (a) the Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Vessel and (c) there are no further or other Security Interests registered against the Vessel will, in each case, be available on the Drawdown Date for the final Advance.

(b)	Certificate of no Security Interests: A certificate from the Borrower that upon Delivery the Vessel is free of Security Interests other than Permitted Security Interests.

(c)

Evidence of insurance: Evidence that the Vessel is insured in the manner required by the Facility Security Documents and that letters of undertaking will be issued in the manner required by the Facility Security Documents, together with the written approval of the Insurances by an insurance adviser appointed by the Facility Agent.

(d)	Delivery Date Facility Security Documents: An original of each of the Facility Security Documents, including but not limited to:

(i)	the Mortgage;

(ii)	the Assignment;

(iii)	the Deed of Covenants;

(iv)	the Bareboat Charterer Assignment;

(v)	the Notices of Assignment;

(vi)	the Quiet Enjoyment Undertaking; and

(vii)	each other document which the Borrower and the Facility Security Trustee agree shall be a Facility Security Document for the purposes of the Facility Documents,

together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge, filing, registration and evidence that those notices will be duly acknowledged by the recipients (including, for the avoidance of doubt, the Quiet Enjoyment Undertaking), in each case duly executed by each party thereto for the purpose of the effectiveness of the Facility Security Documents.

2	Legal opinions

Legal opinions of the legal advisers to the Facility Agent in each relevant jurisdiction, substantially in the form provided to the Facility Agent or confirmation satisfactory to the Facility Agent that such an opinion will be given, namely:

(a)	an opinion on matters of English law from Norton Rose Fulbright LLP;

(b)	an opinion on matters of Marshall Island law from Watson, Farley & Williams LLP;

(c)	an opinion on matters of Norwegian law from Advokatfirmaet BA-HR DA;

(d)	an opinion on matters of Korean law from Kim & Chang; and

(e)	an opinion on matters of law relating to the Flag State.

3	Other documents and evidence

(a)	Process agent: Evidence that any process agent referred to in clause 22.5.1 and any process agent appointed under any other Facility Document has accepted its appointment.

(b)

Other authorisations: A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Transaction Documents or for the validity and enforceability of any of the Transaction Documents.

(c)	Fees: Evidence that the fees, costs and expenses then due from the Borrower under clause 8 and clause 9 have been paid or will be paid on the date upon which they fall due.

(d)	Confirmation of class: Certificate of Confirmation of Class confirming that the Vessel is classed with the highest class applicable to Vessel of her type with a Classification Society.

(e)	Valuation: A Valuation.

(f)	Operator: The conditions precedent set out in Part 1 of Schedule 2, paragraph 1 in respect of the Operator only.

4	Notices

(a)	Written consent from the Charterer for the Bareboat Charterer and the Borrower to enter into the Bareboat Charterer Assignment and the Borrower to enter into the Assignment.

(b)

Evidence acceptable to the Facility Agent that a notice of assignment has been served on the Charterer by the Bareboat Charterer and Borrower in respect of the Bareboat Charterer Assignment and Assignment.

5	Additional conditions

(a)

Evidence in form and substance satisfactory to the Facility Agent that the amount of the final Advance (when aggregated with each of the other Advances) is sufficient to (together with the equity referred to in Schedule 2, Part 1, paragraph 5(e) and any other equity or Indebtedness which is fully and effectively subordinated to the Facility Secured Obligations) pay all Eligible Delivered Costs.

(b)

A copy, certified as a true copy by a duly authorised officer of the Borrower of the agreed drafts of the protocol of delivery and acceptance under the Construction Contract, with executed copies to be provided as soon as practicable after Delivery.

(c)	A copy of the Budget updated as at the Drawdown Date of the final Advance (to be provided to the Facility Lenders as soon as practicable after receipt by the Facility Agent).

(d)

Evidence satisfactory to the Facility Agent that the Charter Date of Acceptance will occur no later than the date falling fifteen (15) months after the date of the signing of this Agreement, and that no direct agreement under or pursuant to the Purchase Option Agreement has been exercised.

(e)

A certificate from a duly authorised officer of the Borrower confirming that the Project Documents are complete and in full force and effect as at a date no earlier than the date of the Drawdown Date of the final Advance.

6	Earnings Account

The Earnings Account remains opened and is being maintained with the Account Bank.

7	Bareboat Charterer Earnings Account

The Bareboat Charterer Earnings Account remains opened and is being maintained with the Account Bank.

8	Financial covenants

(a)

Evidence in the form of a certificate attaching supporting evidence satisfactory to the Facility Agent that the DSCR is not less than 1.2:1 for each Relevant Period during the period from the Drawdown Date of the final Advance to the twelfth anniversary of the Drawdown Date of the final Advance.

(b)

Evidence in the form of a certificate attaching supporting evidence satisfactory to the Facility Agent that the LLCR is not less than 1.2:1 for each Relevant Period during the period from the Drawdown Date of the final Advance to the twelfth anniversary of the Drawdown Date of the final Advance.

9	Third Drawdown Notice

A duly completed Drawdown Notice for the final Advance with the Drawdown Date being on or one (1) Banking Day prior to the Delivery Date.

Part 4: Conditions subsequent

1	Letters of undertaking

Within five (5) Banking Days after the Drawdown Date for the final Advance, letters of undertaking in respect of the Insurances as required by the Facility Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Facility Beneficiaries.

2	Acknowledgements of notices

As soon as practicable after the execution of each Facility Document but no later than ten (10) days after the execution of each Facility Document, acknowledgements of all notices of assignment and/or charge given pursuant to that Facility Document.

3	Legal opinions

Such of the legal opinions specified in this Schedule 2 as have not already been provided to the Facility Agent.

4	Budget

Within 30 days of the Drawdown Date for the final Advance a budget for operation of the Vessel for the immediately following period of twelve (12) months showing amongst other things proposed capital expenditure.

5	Interest hedging

Within thirty (30) days of the Drawdown Date for the final Advance, evidence that hedging arrangements covering part of the floating rate interest exposure under the Facility have been entered into by the Borrower.

6	ISS Certificate

Within seven (7) days of the Delivery Date, the ISS Certificate, where applicable, in relation to the Vessel, a valid and current DOC issued pursuant to the ISM Code, a valid and current SMC issued in respect of the Vessel pursuant to the ISM Code and any other certificates issued under any applicable code required to be observed by the Vessel or in relation to its operation under Applicable Law.

Part 5: Conditions precedent to a Dropdown Date and/or Additional Sponsor Date

1	Sponsors

A certificate signed by a duly authorised officer, authorised signatory (including an attorney-in-fact) or representative of each of Teekay, TOO and/or as the case may be, an Additional Sponsor dated no later than five (5) Banking Days before the Dropdown Date and/or Additional Sponsor Date confirming that none of the documents and evidence delivered to the Facility Agent pursuant to clauses 3.1, 3.1.4, 3.3 and 3.6 has been amended, modified or revoked in any way since its delivery to the Facility Agent or, if so amended, new certified copies.

2	Financial Guarantee

(a)	in respect of a Dropdown Date, the Financial Guarantee duly executed by the new Sponsor and delivered to the Facility Agent in the Agreed Form.

(b)

in respect of an Additional Sponsor Date, either (i) if requested by a Sponsor, the Financial Guarantee duly executed by the Additional Sponsor and delivered to the Facility Agent in the Agreed Form (such Additional Sponsor to be approved by all the Facility Lenders, K-Sure, KEXIM and GIEK) (for the avoidance of doubt, the Financial Guarantee shall include undertakings from the new Sponsor (i) subordinating its rights against the Borrower and the Bareboat Charterer in favour of the Facility Beneficiaries, (ii) not to set off any amounts due to it under any other arrangements, documents, agreements, deeds or contracts with the Borrower and the Bareboat Charterer, (iii) in relation to such financial covenants as may be required by the Facility Lenders, and (iv) an acknowledgement of the terms of each of the Transaction Documents); or (ii) a subordination undertaking in form and substance satisfactory to all the Facility Lenders from the Additional Sponsor.

3	Shares Charge

A replacement Borrower Share Pledge and/or, as the case may be, the Bareboat Charterer Share Pledge, to be given by the shareholders of the Borrower and/or, as the case may be, the Bareboat Charterer, in substantially identical form to the initial Borrower Share Pledge and/or, as the case may be, the Bareboat Charterer Share Pledge, and all ancillary documents to be delivered pursuant thereto.

4	Evidence of Transfer

Evidence acceptable to the Facility Agent that (if a new Financial Guarantee is being issued) each Financial Guarantee reflects the pro rata split between the Sponsors of the entire legal and beneficial ownership of the Borrower.

5	Legal opinions

A legal opinion of the English, Marshall Islands, if the shares in the Bareboat Charterer are transferred, Norwegian, and in the case of an Additional Sponsor, its jurisdiction of incorporation’s legal advisers to the Facility Lenders, (and of legal advisers in any other relevant legal jurisdiction).

6	No Event of Default

No Event of Default has occurred or would occur as a result of the occurrence of the Dropdown Date and/or, as the case may be, Additional Sponsor Date.

7	Additional Sponsor or new Sponsor

In respect of the Additional Sponsor or new Sponsor only:

(a)	the conditions precedent set out in Schedule 2, Part 1, paragraphs 1, 5(a), 5(d) and 6(b) in respect of the Additional Sponsor and/or new Sponsor.

(b)	No other Additional Sponsor Date shall have occurred.

8	Charter

The occurrence of a Dropdown Date and/or the Additional Sponsor Date does not cause a breach or default of any term of the Charter and/or the Purchase Option Agreement.

Schedule 3

Calculation of Mandatory Cost

1

The Mandatory Cost is an addition to the interest rate to compensate the Facility Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2

On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Facility Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Facility Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Facility Lender in the Loan) and will be expressed as a percentage rate per annum.

3

The Additional Cost Rate for any Facility Lender lending from an office in a Participating Member State will be the percentage notified by that Facility Lender to the Facility Agent. This percentage will be certified by that Facility Lender in its notice to the Facility Agent to be its reasonable determination of the cost of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that office.

4

Each Facility Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Facility Lender shall supply the following information on or prior to the date on which it becomes a Facility Lender:

(a)	the jurisdiction of its lending office; and

(b)	any other information that the Facility Agent may reasonably require for such purpose.

Each Facility Lender shall promptly notify the Facility Agent of any change to the information provided by it pursuant to this paragraph.

5

The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Facility Lender and shall be entitled to assume that the information provided by any Facility Lender is true and correct in all respects.

6

The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Facility Lender on the basis of the Additional Cost Rate for each Facility Lender based on the information provided by each Facility Lender.

7

Any determination by the Facility Agent pursuant to this Schedule 3 in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Facility Lender shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

8

The Facility Agent may from time to time, after consultation with the Borrower and the Facility Lenders, determine and notify to all parties to this Agreement any amendments which are required to be made to this Schedule 3 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

Schedule 4

Form of Drawdown Notice

To:	[—]

[—]

Attention: [—]

Fax No: [—]

Email: [—]

From: KNARR L.L.C.	[Date]

Dear Sirs,

Drawdown Notice

We refer to the Loan Agreement dated [—] 2014 made between, amongst others, ourselves and yourselves (the Agreement).

Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

Pursuant to clause 4.1 of the Agreement, we irrevocably request that you make the [first/second/final] Advance in the sum of [•], being:

[—] in respect of the KEXIM Facility Advance;

[—] in respect of the KEXIM Guarantee Facility Advance;

[—] in respect of the K-Sure Facility Advance;

[—] in respect of the GIEK Facility Advance;

[—] in respect of the Commercial Facility Advance,

to us on [—], which is a Banking Day, by paying the amount of the [first/second/final] Advance to the Earnings Account.

We warrant that the representations and warranties contained in clause 11 (except for clauses 11.2, 11.6 and 11.18) of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on [—], that no Default has occurred and is continuing, and that no Default will result from the advance of the sum requested in this Drawdown Notice.

Yours faithfully

For and on behalf of

KNARR L.L.C.

Schedule 5

Form of Transfer Certificate

To:	[—]

[—]

Attention: [—]

Fax No: [—]

Email: [—]

TRANSFER CERTIFICATE

This transfer certificate relates to a secured loan facility agreement (as from time to time amended, varied, supplemented or novated the Loan Agreement) dated [—] 2014, on the terms and subject to the conditions of which a secured term loan facility was made available to Knarr L.L.C., by a syndicate of banks on whose behalf you act as facility agent and facility security trustee.

1

Terms defined in the Loan Agreement shall, unless otherwise expressly indicated, have the same meaning when used in this certificate. The terms Transferor and Transferee are defined in the schedule to this certificate.

2	The Transferor:

(a)	confirms that the details in the Schedule under the heading Transferor’s Commitment accurately summarise its Commitment; and

(b)

requests the Transferee to accept by way of novation the transfer to the Transferee of the amount of the Transferor’s Commitment specified in the Schedule by counter-signing and delivering this certificate to the Facility Agent at its address for communications specified in the Loan Agreement.

3

[The Transferee agrees to be bound by each of the provisions of the Loan Agreement as if it had been an original party to the Loan Agreement as a Hedging Provider, and it is hereby agreed and acknowledged that the Transferee is also a Hedging Provider for all purposes of the Loan Agreement and the other Facility Documents in place of the Transferor or [•]. The notice details of [—] as Hedging Provider for the purposes of Schedule 1, Part 3 of the Loan Agreement are set out in the Schedule.]

4

The Transferee requests the Facility Agent to accept this certificate as being delivered to the Facility Agent pursuant to and for the purposes of clause 14.5 of the Loan Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date specified in the Schedule.

5	The Facility Agent confirms its acceptance of this certificate for the purposes of clause 14.4 of the Loan Agreement.

6	The Transferee confirms that:

(a)	it has received a copy of the Loan Agreement together with all other information which it has required in connection with this transaction;

(b)

it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information; and

(c)

it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Security Party.

7

Execution of this certificate by the Transferee constitutes its representation and warranty to the Transferor and to all other parties to the Loan Agreement that it has the power to become a party to the Loan Agreement as a Facility Lender on the terms of the Loan Agreement and has taken all steps to authorise execution and delivery of this certificate.

8

The Transferee undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement will be assumed by it after delivery of this certificate to the Facility Agent and the satisfaction of any conditions subject to which this certificate is expressed to take effect.

9

The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any Facility Document or any document relating to any Facility Document, and assumes no responsibility for the financial condition of any Facility Beneficiary or for the performance and observance by any Security Party of any of its obligations under any Facility Document or any document relating to any Facility Document and any conditions and warranties implied by law are expressly excluded.

10	The Transferee acknowledges that nothing in this certificate or in the Loan Agreement shall oblige the Transferor to:

(a)	accept a re-transfer from the Transferee of the whole or any part of the rights, benefits and/or obligations transferred pursuant to this certificate; or

(b)

support any losses directly or indirectly sustained or incurred by the Transferee for any reason including, without limitation, the non-performance by any party to any Facility Document of any obligations under any Facility Document.

11	The address and fax number of the Transferee for the purposes of clause 18 of the Loan Agreement are set out in the Schedule.

12	This certificate may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

13	This certificate and all non-contractual obligations in connection with it shall be governed by and interpreted in accordance with English law.

THE SCHEDULE

Transferor:

Transferee:

Transfer Date

Transferor’s Commitment:

Amount transferred:

Transferee’s address and fax number for the purposes of clause 18 of the Loan Agreement:

[name of Transferor]	[name of Transferee]

By:	By:

Date:	Date:

[—] as Facility Agent and on behalf of each of the Facility Beneficiaries and the Borrower

By:

Date:

Schedule 6

Schedule of Repayment Amounts

(1) Application Dates	(2) Repayment Amount ($) (KEXIM)	(3) Repayment Amount ($) (KEXIM Guarantee)	(4) Repayment Amount ($) (K-SURE)	(5) Repayment Amount ($) (GIEK)	(6) Repayment Amount ($) (Commercial)

Drawdown Date for final Advance/Delivery Date to First Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

First Application Date to Second Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Second Application Date to Third Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Third Application Date to Fourth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Fourth Application Date to Fifth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Fifth Application Date to Sixth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Sixth Application Date to Seventh Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Seventh Application Date to Eighth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Eighth Application Date to Ninth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Ninth Application Date to Tenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

Tenth Application Date to Eleventh Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$3,335,659.90

(1) Application Dates	(2) Repayment Amount ($) (KEXIM)	(3) Repayment Amount ($) (KEXIM Guarantee)	(4) Repayment Amount ($) (K-SURE)	(5) Repayment Amount ($) (GIEK)	(6) Repayment Amount ($) (Commercial)

Eleventh Application Date to Twelfth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00	$43,363,578.67

Twelfth Application Date to Thirteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Thirteenth Application Date to Fourteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Fourteenth Application Date to Fifteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Fifteenth Application Date to Sixteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Sixteenth Application Date to Seventeenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Seventeenth Application Date to Eighteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Eighteenth Application Date to Nineteenth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Nineteenth Application Date to Twentieth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72	$6,000,000.00

Twentieth Application Date to Twenty-First Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72

(1) Application Dates	(2) Repayment Amount ($) (KEXIM)	(3) Repayment Amount ($) (KEXIM Guarantee)	(4) Repayment Amount ($) (K-SURE)	(5) Repayment Amount ($) (GIEK)	(6) Repayment Amount ($) (Commercial)

Twenty-First Application Date to Twenty-Second Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72

Twenty-Second Application Date to Twenty-Third Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72

Twenty-Third Application Date to Twenty-Fourth Application Date	$7,394,670.05	$5,416,666.67	$12,811,336.72

	$177,472,081.22	$130,000,000.00	$307,472,081.22	$120,000,000.00	$80,055,837.56

TOTAL:	$815,000,000.00

Schedule 7

Definitions

Accession Deed means an accession deed substantially in the terms of Schedule 9.

Account Bank means Credit Agricole Corporate and Investment Bank acting through its head office at 9 quai du President Paul Doumer, 92920 Paris La Defense, Paris, France.

Account Charge means the account charge relating to the Earnings Account executed or, as the context may require, to be executed by the Borrower in favour of the Facility Security Trustee and the Account Bank, in the Agreed Form.

Accounting Reference Date means 31 December.

Addendum No. 5 means the Addendum No. 5 to the Construction Contract to be entered into between the Builder and the Borrower prior to the Drawdown Date for the second Advance.

Additional Cost Rate has the meaning given to that term in Schedule 3 (Mandatory Costs Formula) to this Agreement.

Additional Sponsor means any one of (a) a member of the Charterer Group (as at the date of this Agreement), (b) an Affiliate of any member of the Charterer Group which is approved by all the Facility Lenders (acting reasonably) or (c) any other person which is approved by all the Facility Lenders.

Additional Sponsor Date means the date upon which Additional Sponsor acquires up to a maximum of fifty per cent. (50%) of the membership interests in the Borrower and at its option, a maximum of up to fifty per cent. (50%) of the shares in the Bareboat Charterer, upon, and subject to, the satisfaction of each of the conditions precedent set out in Schedule 2, Part 5 of this Agreement.

Additional Sponsor Group means the Additional Sponsor and each of its Subsidiaries.

Advance means the amount advanced or to be advanced by the Facility Lenders to the Borrower under clause 4 of this Agreement.

Affiliate means, in relation to any entity, a Subsidiary of that entity, a Holding Company of that entity or any other Subsidiary of that Holding Company.

Agreed Form in relation to any document, means that document in form, substance and terms approved in writing by the Facility Agent (acting on the instructions of all of the Facility Lenders) and a Security Party or otherwise in accordance with any such other approval procedure detailed in any relevant provision of this Agreement and any other Facility Document.

Antisocial Forces means:

(a)	an organized crime group (boryokudan) (as defined under Article 2, item 1 of the Japanese Act on Prevention of Unjust Acts by Organized Crime Group Members);

(b)	a member of an organized crime group (boryokudan in);

(c)	an individual who was a member of an organized crime group within the preceding five years;

(d)

a quasi-member of an organized crime group (boryokudan junkoseiin) including individuals who are not members of an organized crime group but who maintain relationships with an organized crime group and who may (i) imply its influence to engage in violent and unlawful activity, or (ii) cooperate in the maintenance and operation of an organized crime group;

(e)

a company (boryokudan kankei kigyo) or association (boryokudan kanren gaisha) that is (i) related to an organized crime group, (ii) managed by present or former members or quasi-members of an organized crime group, or (iii) which actively cooperates with or provides benefits to an organized crime group;

(f)

a corporate extortionist and any other advocator of social activism (shakaiundoutou hyoubou goro) or a racketeer or blackmailer (sokaiya) adopting social special intellectual violence group (tokushu chinou boryoku shudan); or

(g)	any persons similar to those listed in the foregoing.

Applicable Law means, in relation to any jurisdiction or the European Union, any law, regulation, treaty, directive, decision, rule, regulatory requirement, judgment, order, ordinance request, guideline or direction or any other act of any Government Entity of such jurisdiction or of any EU Institution whether or not having the force of law and with which any relevant person is required to comply.

Application Date means (a) the date falling six (6) months after the earlier of (i) the Delivery Date, and (ii) the Drawdown Date for the final Advance, (b) each date falling six (6) months subsequently to the previous Application Date within the Facility Security Period, (c) the KEXIM Final Maturity Date, (d) the KEXIM Guarantee Final Maturity Date, (e) the K-Sure Final Maturity Date, (f) the GIEK Final Maturity Date, and (g) the Commercial Final Maturity Date.

Approved Brokers means H Clarkson & Co. Ltd, Simpson Spence & Young Shipbrokers Ltd, Fearnley AS, R.S. Platou AS and Kennedy Marr or such other firm or firms of reputable and independent insurance brokers as may from time to time be approved in writing by the Facility Agent (acting on the instructions of the Majority Facility Lenders, acting reasonably).

Assignment means the first priority security assignment executed or to be executed by the Borrower in favour of the Facility Security Trustee, in the Agreed Form.

Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

Availability Period means the period commencing at the date of this Agreement and ending on the earlier of (i) the Drawdown Date for the final Advance, (ii) the Delivery Date, (iii) the date falling on the first (1) anniversary of the signing date of this Agreement, or such later date as may be approved by all the Facility Lenders, KEXIM, K-Sure and GIEK.

Banking Day means a day (other than Saturday or Sunday) on which banks are open for normal banking business in London, Seoul, Oslo, New York, Tokyo, Paris, Zurich and Singapore.

Bareboat Charter means the bareboat charter agreement dated 30 June 2011, between the Bareboat Charterer and the Borrower in relation to the Vessel.

Bareboat Charter Proceeds means all hires, freights, pool income and other sums payable to or for the account of the Bareboat Charterer in respect of the Vessel including (without limitation) the account of all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of a requisition for hire and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

Bareboat Charterer means Teekay Knarr AS, a company incorporated in Norway with registered company number 996508234 and its registered office at Beddingen, 16, 7014 Trondheim, Norway.

Bareboat Charterer Account Charge means the account charge relating to the Bareboat Charterer Earnings Account executed or, as the context may require, to be executed by the Bareboat Charterer in favour of the Facility Security Trustee and the Account Bank, in the Agreed Form.

Bareboat Charterer Assignment means the deed of assignment executed or, as the context may require, to be executed by the Bareboat Charterer in favour of the Borrower, in the Agreed Form.

Bareboat Charterer Earnings Account means each of (i) account number 00.257.376.211 and (ii) account number 00.257.376.114 held by the Bareboat Charterer with the Account Bank and includes any redesignation and sub-accounts thereof.

Bareboat Charterer Share Pledge means the first priority pledge agreement in respect of the whole of the shares in the Bareboat Charterer executed or to be executed by the Shareholder in favour of the Facility Security Trustee, in the Agreed Form.

Basel III means, together:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Bookrunner means Citibank N.A., London Branch.

Borrowed Money means Indebtedness (without double counting) in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired having the commercial effect of a borrowing or raising of money (but not ordinary trade credit), (vi) finance leases and hire purchase contracts which, in accordance with Accounting Principles, are at the relevant time treated as a finance or capital lease (but only to the extent of such treatment), (vii) the marked to market value of Derivatives Contracts, (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any other person falling within any of (i) to (viii) above.

Borrower means Knarr LLC, a limited liability company formed according to the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Islands, Majuro, The Marshall Islands MH-96960.

Borrower Share Pledge means the first priority pledge agreement in respect of the whole of the membership interests in the Borrower executed or to be executed by the Shareholder in favour of the Facility Security Trustee, in the Agreed Form.

Break Costs means the amount (if any) by which:

(a)

the interest (excluding the Margin and the Mandatory Costs (if any)) which a Facility Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or the Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Advance or the Loan or that Unpaid Sum, had that Advance or the Loan or that Unpaid Sum been paid on the last day of that Interest Period, exceeds:

(b)

the amount which that Facility Lender would be able to obtain by placing an amount equal to the principal amount equal to its participation in that Advance or the Loan or that Unpaid Sum received by it on deposit with a leading bank in the London Interbank Market for a period starting on the Banking Day following receipt or recovery and ending on the last day of the current Interest Period.

Bridge Facility means all amounts due or owing under and pursuant to a facility agreement dated 19 June 2012 between (amongst others) the Borrower and Credit Agricole Corporate and Investment Bank as agent.

Budget means:

(a)	a budget of the projected costs of the construction of the Vessel, which, as at the date of this Agreement, is set out in Schedule 8; and

(b)	any further and updated budget following the form set out in Schedule 8 and delivered by the Borrower to the Facility Agent pursuant to clause 3 of this Agreement.

Builder means Samsung Heavy Industries Co., Ltd., a company incorporated in the Republic of Korea whose registered office is at 34th Floor, Samsung Life Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea 137-857.

Cash Flow means, in respect of any Relevant Period, the Bareboat Charter Proceeds scheduled to be receivable under the Charter (assuming where relevant that the term of the Charter has been extended in accordance with the terms of the Charter) during that Relevant Period minus the operating costs payable in respect of the Vessel for operations pursuant to the Charter during that Relevant Period.

Casualty Amount means twenty five million Dollars ($25,000,000) or the equivalent in any other currency.

Change in Law means the occurrence, after the date of this Agreement, of any of the following:

(a)	the adoption or taking effect of any law, rule, regulation or treaty;

(b)	any change in law, rule, regulation or treaty or in the administration, interpretation implementation or application thereof by any Government Entity; or

(c)	the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Government Entity,

provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act of the United States of America, passed in 2010 and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

Charter means the lease and operating agreement dated 30 June 2011 between the Bareboat Charterer and the Charterer pursuant to which (inter alia) the Bareboat Charterer agreed to charter the Vessel and the Charterer agreed to take the Vessel on charter, as amended from time to time by a Permitted Amendment.

Charter Date of Acceptance means the date upon which the Interim Performance Test Certificate (as defined in the Charter) is issued.

Charter Period means the Term (as defined in the Charter).

Charter Rate means the full amount of that part of the daily rate payable under the Charter in Dollars (being initially four hundred and seventy eight thousand nine hundred and seventy seven Dollars ($478,977)) for the first year.

Charterer means, BG Norge Limited (Norwegian Branch), a registered branch under the laws of Norway with Organisation No. 986592288 (of a company incorporated in England with Company No. 05028627) whose registered office is at Løkkevein 103B, 4007 Stavanger, Norway.

Charterer Group means the licensees of production license no 373 S on the Norwegian Continental Shelf being, as at the date of the Charter:

(a)	BG Norge AS;

(b)	RWE Dea Norge AS;

(c)	Wintershall Norge ASA; and

(d)	Idemitsu Petroleum Norge AS.

Classification means the class notation +O1 Ship Shaped Oil Production and Storage Unit(N) with the Classification Society and such other additional class notations (e.g. relating to self-propelled or operating environment or fatigue analysis) in relation to the Vessel as the Facility Security Trustee shall, at the request of the Borrower, have agreed in writing which shall be treated as the Classification of the Vessel, for the purposes of this Agreement and the other Facility Documents.

Classification Society means any of DNV GL, Lloyds Register American Bureau of Shipping (ABS) or Bureau Veritas or such other classification society acceptable to the Majority Facility Lenders.

Collateral means any and all assets over or in respect of which any Security Interest is created or expressed to be created by any Security Party in favour of the Facility Beneficiaries or any of them pursuant to or in accordance with any of the Facility Security Documents.

Collateral Instruments means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees, indemnities and other assurances against financial loss and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for any indebtedness or liabilities of any person and includes any documents or instruments creating or evidencing an Security Interest.

Commercial Facility means the term loan facility made available by the Commercial Facility Lenders under this Agreement as described in clause 2 of this Agreement.

Commercial Facility Advance means an advance of the Commercial Facility Commitments in accordance with clause 4 of this Agreement.

Commercial Facility Commitment means:

(a)

in relation to a Commercial Facility Lender at the date of this Agreement, the amount set opposite its name under the heading “Commercial Facility Commitment” in Schedule 1, Part 1 and the amount of any other Commercial Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Commercial Facility Lender, the amount of any Commercial Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

Commercial Facility Lenders means:

(a)	the Commercial Facility Lenders set out in Schedule 1, Part 1 of this Agreement; and

(b)	any bank, financial institution or other regulated investment company which has become a party as a Commercial facility lender in accordance with clause 14,

which in each case has not ceased to be a party in accordance with the terms of this Agreement.

Commercial Final Maturity Date means the date falling on the sixth (6) anniversary of the last day of the Availability Period.

Commercial Final Payment means the amount of the Commercial Loan outstanding and owing to the Commercial Facility Lenders as of the Commercial Final Maturity Date.

Commercial Loan means a loan made or to be made under the Commercial Facility or the principal amount outstanding for the time being of that loan.

Commitment means, in relation to a Facility Lender, its KEXIM Facility Commitment, KEXIM Guarantee Facility Commitment, K-Sure Facility Commitment, GIEK Facility Commitment and/or Commercial Facility Commitment.

Commitment Fee means the commitment commission payable by the Borrower pursuant to clause 9.1 of this Agreement.

Compulsory Acquisition means requisition for use or title or other compulsory acquisition, nationalisation, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Vessel by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for hire not involving requisition for title.

Construction Contract means the contract entered into between the Builder and the Borrower in relation to the construction of the Vessel as is to be amended pursuant to Addendum No. 5 or as further amended from time to time by a Permitted Amendment.

Contribution means, in relation to a Facility Lender, the part of the Loan which is owing to that Facility Lender.

Currency of Account means, in relation to any payment to be made to a Facility Beneficiary under a Facility Document, the currency in which that payment is required to be made by the terms of that Facility Document.

Debt Service Amount means, in respect of a Relevant Period, all amounts of interest and principal scheduled to be or become payable during that Relevant Period by reference to the Schedule of Repayment Amounts with the following alterations:

(a)	the Commercial Loan and the GIEK Loan is repayable on the same repayment profile as the KEXIM Loan, the KEXIM Guarantee Loan and the K-Sure Loan; and

(b)

interest shall be calculated by (i) the estimated weighted average cost of interest on the Facility by reference to the applicable Margin of each Facility; and (ii) an estimate of the six year LIBOR swap rate commencing on the Drawdown Date (the Interest Cost).

Deed of Covenants means the first priority deed of covenant collateral to the Mortgage executed or, as the context may require, to be executed by the Borrower in favour of the Facility Security Trustee, in the Agreed Form.

Default means any Event of Default or any event or circumstance specified in clause 13.1 of this Agreement which would, with the giving of a notice and/or the expiry of the relevant period and/or the fulfilment of any other condition, become an Event of Default.

Defaulting Facility Lender means any Facility Lender which has failed to make its participation in an Advance available (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in an Advance available) by the Drawdown Date of that Advance in accordance with clause 4 unless:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within ten Banking Days of its due date; or

(ii)	the Facility Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

Default Rate means the interest rate specified in clause 7.7 of this Agreement.

Delivery Date means the date upon which the Vessel is delivered to, and accepted by, the Borrower under the Construction Contract.

Derivatives Contract means a contract, agreement or transaction which is:

(a)

a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, cap, collar or floor, currency swap, currency option or any other similar transaction; and/or

(b)	any combination of such transactions,

in each case, whether on-exchange or otherwise.

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Facility Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems- related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Facility Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Facility Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Distribution means, in relation to a person, any payment by or distribution of assets by that person, whether in cash, property, securities or otherwise.

DOC means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

Dollars and $ mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement and the other Transaction Documents in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in US dollars).

Drawdown Date means, in relation to an Advance, the date, being a Banking Day within the Availability Period relating to an Advance, on which that Advance is, or is to be, drawn down or made pursuant to clause 4 of this Agreement.

Drawdown Notice means a notice in the form or substantially in the form of Schedule 4 to this Agreement.

Dropdown Date means the First Dropdown Date and/or the Second Dropdown Date.

DSCR means, in relation to any Relevant Period, the ratio of (i) Cash Flow for such Relevant Period to (ii) the Debt Service Amount for such Relevant Period.

Earnings means the Revenue and the Bareboat Charter Proceeds.

Earnings Account means account number 00.255.636.710 held by the Borrower with the Account Bank and includes any redesignation and sub-accounts thereof.

Eligible Delivered Costs means the costs, expressed in Dollars, incurred by the Borrower for the construction of the Vessel, being the costs identified in the Budget which will include, for the avoidance of doubt, the amounts due under the Construction Contract, the other upgrade contracts (including the Framo Contract), interest payable under the Bridge Facility, the K-Sure Premium, the KEXIM Guarantee Premium and project management costs.

Environmental Affiliate means an agent or employee of the Borrower or the Bareboat Charterer or the Operator or a person in a contractual relationship with the Borrower or the Bareboat Charterer or the Operator (other than the Charterer) in respect of the Vessel (including without limitation, the operation of or the carriage of cargo of the Vessel).

Environmental Approvals means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under applicable Environmental Laws.

Environmental Claim means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders demands or investigations instituted or completed pursuant to any Environmental Laws or Environmental Approvals together with any claims made by any third person relating to damage, contribution, loss or injury resulting from any Environmental Incident.

Environmental Incident means:

(a)	any release of Environmentally Sensitive Material from the Vessel; or

(b)

any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or where any guarantor, any manager (or any sub-manager) of the Vessel or any of its officers, employees, or other persons retained or instructed by it (or such sub-manager) are at fault or are allegedly at fault or otherwise liable to any legal or administrative action; or

(c)

any other incident in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually or potentially liable to be arrested and/or where any guarantor, any manager (or any sub-manager) of the Vessel or any of its officers, employees or other persons retained or instructed by it (or such sub-manager) are at fault or allegedly at fault or otherwise liable to any legal or administrative action.

Environmental Law includes all present and future laws, regulations, treaties and contentions of any applicable jurisdiction which:

(a)	have as a purpose or effect the protection of, and/or prevention of, harm or damage to, the Environment;

(b)	relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

(c)	provide remedies or compensation for harm or damage to the environment; or

(d)	relate to Environmentally Sensitive Material or health, social or safety matters.

Environmentally Sensitive Material means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree.

Equator Principles means the set of environmental guidelines developed by commercial banks and the International Finance Corporation for the purpose of assessing and managing environmental and social issues related to private sector project financings, as adopted on 4 June 2003 and revised in June 2006 and as revised from time to time.

Event of Default means any of the events or circumstances described in clause 13.1 of this Agreement.

Expenses means:

(a)

all Losses suffered, incurred or paid by any Facility Beneficiary, KEXIM, K-Sure, GIEK or any Insolvency Official in connection with the exercise of the rights, remedies and powers granted by, referred to in, or otherwise contemplated by the Facility Documents; and

(b)

interest on those Losses at the Default Rate, from the date of demand by the relevant Facility Beneficiary, KEXIM, K-Sure, GIEK or Insolvency Official to the date of payment (after as well as before judgment).

Facility means each of the KEXIM Facility, the KEXIM Guarantee Facility, K-Sure Facility, the GIEK Facility and the Commercial Facility, and Facilities means all of them.

Facility Agent means Credit Agricole Corporate and Investment Bank acting through its head office at 9 quai du President Paul Doumer, 92920 Paris La Defense, Paris, France or such other person as may be appointed agent for the Facility Lenders pursuant to clause 15.21 of this Agreement.

Facility Beneficiaries means together the Facility Agent, the Facility Security Trustee, the K-Sure Agent, the GIEK Agent, the KEXIM Guarantee Agent, the Mandated Lead Arrangers, the Bookrunner, the Facility Lenders and the Hedging Providers (each a Facility Beneficiary).

Facility Documents means:

(a)	this Agreement;

(b)	the Fee Letters;

(c)	each Financial Guarantee;

(d)	the Facility Security Documents;

(e)	the Hedging Agreements; and

(f)	each other document which the Borrower and the Facility Agent agree shall be a Facility Document for the purposes of the Facility Documents,

(each a Facility Document).

Facility Lenders means together the KEXIM Facility Lenders, the KEXIM Guarantee Facility Lenders, the K-Sure Facility Lenders, the GIEK Facility Lenders and the Commercial Facility Lenders (each a Facility Lender).

Facility Limit means the lesser of (i) eight hundred and fifteen million Dollars ($815,000,000) and (ii) eighty per cent (80%) of the Eligible Delivered Cost.

Facility Secured Obligations means all monies, obligations and liabilities, present or future, actual or contingent, from time to time owing or payable, undertaken, incurred or assumed by the Borrower or any other Security Party to the Facility Beneficiaries (or any of them) under or pursuant to this Agreement and the other Facility Documents and includes (without limitation) the Hedging Secured Obligations.

Facility Secured Obligations Discharge Date means the last day of the Facility Security Period.

Facility Secured Property means (i) the security, powers, rights, titles, benefits and interests (both present and future, actual or contingent) constituted by and conferred upon the Facility Beneficiaries or any of them under or pursuant to the Facility Security Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Facility Beneficiary in the Facility Security Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Security Documents), (ii) all moneys and other assets paid or transferred to or vested in any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official or received or recovered by any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official pursuant to, or in connection with, any of the Facility Security Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Security Documents, whether from any Security Party, any Project Counterparty or any other person, and (iii) all moneys, investments, and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official in respect of the same (or any part thereof).

Facility Security Documents means together:

(a)	the Mortgage;

(b)	the Borrower Share Pledge;

(c)	the Account Charge;

(d)	the Assignment;

(e)	the Deed of Covenants;

(f)	the Master Agreement Charge;

(g)	the Bareboat Charterer Assignment;

(h)	the Notices of Assignment;

(i)	the Quiet Enjoyment Undertaking;

(j)	the Pre-Delivery Assignment;

(k)	the Bareboat Charterer Account Charge;

(l)	the Bareboat Charterer Share Pledge; and

(m)	each other document which the Borrower and the Facility Security Trustee agree shall be a Facility Security Document for the purposes of the Facility Documents,

(each a Facility Security Document).

Facility Security Period means the period commencing on the date of this Agreement and terminating on the date on which all of the Facility Secured Obligations have been paid, repaid, satisfied, performed and discharged irrevocably and unconditionally in full.

Facility Security Rights means any rights to enforce the Security Interest constituted by any Facility Document.

Facility Security Trustee means Credit Agricole Corporate and Investment Bank acting through its head office at 9 quai du President Paul Doumer, 92920 Paris La Defense, Paris, France in its capacity as security trustee on behalf of the Facility Beneficiaries for the purposes of the Facility Documents or such other person as may be appointed facility security trustee pursuant to clause 15.21 of this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 (the Code) or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)

in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

FATCA Deduction means a deduction or withholding from a payment under a Facility Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Facility Beneficiary is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

Fee Letters means any letters entered into by reference to this Agreement in relation to any fees and Fee Letter means any one of them.

Final Disposition means the completion of the sale of the Vessel (or any part thereof) against payment in cash, whether through an agent on its behalf or otherwise, or of all the Borrower’s rights, title and interest in and to the Vessel (or the relevant part), on terms that such right, title and interest will only pass to the purchaser on payment in full of that cash.

Final Disposition Proceeds means the aggregate amount of:

(a)	all cash consideration received upon, or as a result of, the Final Disposition of the Vessel; and

(b)

(any non-refundable deposit paid by a person acquiring or proposing to acquire the Vessel under a contract or offer to purchase, or otherwise acquire the Vessel which has been withdrawn, terminated or cancelled or has lapsed.

Financial Guarantee means the guarantee(s) entered into or to be entered into by the Sponsor(s) (whose liability is proportionate to the direct or indirect membership interests it holds in the Borrower provided that after an Additional Sponsor Date, the Additional Sponsor has entered into a guarantee) in favour of the Facility Security Trustee referring to the Facility Secured Obligations, in the Agreed Form.

First Dropdown Date means the date upon which TOO acquires up to fifty per cent (50%) of the direct or indirect legal or beneficial interest in any of the membership interests of the Borrower and each of the conditions precedent set out in Schedule 2, Part 5 of this Agreement have been satisfied.

Fixed Rate means, in relation to a Hedging Agreement, the fixed rate of interest by reference to which periodic payments and receipts to be made or received under that Hedging Agreement are calculated.

Flag State means the Bahamas or any other state or country in which the Vessel, with the prior written consent of the Facility Security Trustee (acting after consultation with, and on the instructions of, the Facility Lenders, KEXIM, K-Sure and GIEK (but provided that Marshall Islands, Norwegian International Ship Register, Liberia, Panama, Isle of Man, Cayman Islands, Bermuda and Singapore are pre-approved)), is from time to time registered in accordance with the provisions of this Agreement, the Assignment and the other Transaction Documents.

Framo means OneSubsea Processing AS (formerly known as Framo Engineering AS).

Framo Contract means the contract for the design, engineering, construction and supply of the turret for integration into the Vessel entered into on 20 June 2011 between the Borrower and Framo.

GAAP means generally accepted accounting principles in the United States of America.

General Partner means Teekay Offshore GP L.L.C., a limited liability company formed and existing according to the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH-96960.

GIEK means Garanti-Instituttet for Eksportkreditt acting through its office at Dronning Maudsgate 15, Vika N-0122, Oslo, Norway.

GIEK Agent means Citibank N.A., London Branch or such other person as may be appointed agent for the GIEK Facility Lenders pursuant to clause 15.21 of this Agreement.

GIEK Facility means the term loan facility made available by the GIEK Facility Lenders under this Agreement as described in clause 2.

GIEK Facility Advance means an advance of the GIEK Facility Commitments in accordance with clause 4.

GIEK Facility Commitment means:

(a)

in relation to a GIEK Facility Lender at the date of this Agreement, the amount set opposite its name under the heading “GIEK Facility Commitment” in Schedule 1, Part 1 and the amount of any other GIEK Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other GIEK Facility Lender, the amount of any GIEK Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

GIEK Facility Contribution means, in relation to a GIEK Facility Lender, the part of the GIEK Loan which is owing to that GIEK Facility Lender.

GIEK Facility Lenders means:

(a)	the GIEK Facility Lenders set out in Schedule 1, Part 1 of this Agreement; and

(b)	any bank, financial institution or other regulated investment company which has become a party as a GIEK facility lender in accordance with clause 14,

which in each case has not ceased to be a party in accordance with the terms of this Agreement.

GIEK Final Maturity Date means the date falling on the tenth (10) anniversary of the last day of the Availability Period.

GIEK Final Payment means the amount of the GIEK Loan outstanding and owing to the GIEK Facility Lenders as at the GIEK Final Maturity Date.

GIEK Guarantee means the guarantee issued or to be issued in favour of the GIEK Agent and/or the GIEK Facility Lenders pursuant to which GIEK has guaranteed or will guarantee the GIEK Facility Commitment of each GIEK Lender, together with, as the context may require, the “Offer for Guarantee Policy Buyer Credit Guarantee No 300381”, in each case on terms agreed between the GIEK Facility Lenders, the GIEK Agent and GIEK.

GIEK Loan means a loan made or to be made under the GIEK Facility or the principal amount outstanding for the time being of that loan.

GIEK Premium means one point two zero per cent. (1.20%) per annum of a GIEK Facility Advance or GIEK Facility Loan being payable or (as the context may require) paid to GIEK under the terms of the GIEK Guarantee at the end of each Interest Period.

GIEK Proportionate Share means, at any time prior to an Advance being made, the proportion which a GIEK Facility Lender’s GIEK Facility Commitment then bears to the aggregate GIEK Facility Commitments of all GIEK Facility Lenders and at any time after an Advance has been made, the proportion which a GIEK Facility Lender’s Contribution then bears to the GIEK Loan.

Government Entity means and includes (whether having a distinct legal personality or not) (i) any national or local government authority, (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in paragraph (i), however constituted, and (iii) any international association, organisation or institution of which any entity mentioned in paragraph (i) or (ii) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant.

Group means at any time at which TOO is a Sponsor, the TOO Group, and/or at any time Teekay is a Sponsor, the Teekay Group and/or at any time an Additional Sponsor is a Sponsor, the Additional Sponsor Group.

Hedging Agreements means (i) the confirmation or confirmations (if any) for the purposes of managing the interest rate risk under the Facility (including, but not limited to, swaptions, options and interest caps), and/or (ii) the International Swaps and Derivatives Association Master Agreement (the Master Agreement) entered into or, as the context may require, to be entered into, in each case, between the Hedging Providers (or any of them) as interest hedging provider or, as the case may be, swap provider and the Borrower as counterparty and includes any schedule to that Master Agreement and any confirmation issued under that Master Agreement, and includes any replacement or amendment thereof approved by the Facility Lenders in accordance with clause 12.1.29 of this Agreement.

Hedging Providers means:

(a)	the banks listed in Schedule 1, Part 2 of this Agreement;

(b)	each bank or financial institution that becomes a party to this Agreement in its capacity as a Hedging Provider by way of Transfer Certificate or Accession Deed; and which in each case

(c)	is party to a Hedging Agreement,

(each a Hedging Provider).

Hedging Secured Obligations means all monies, obligations and liabilities, present or future, actual or contingent, from time to time owing or payable, undertaken, incurred or assumed by the Borrower or any other Security Party to any Hedging Provider under or pursuant to the Hedging Agreements and the other Facility Documents (for the avoidance of doubt, without prejudice to and after giving effect to any contractual set off and/or netting provisions contained in that Hedging Agreement and including, without limitation, any Swap Payments and/or termination sums).

Holding Company means, in relation to an entity, any other entity in respect of which the first is a Subsidiary.

Hull Cover Ratio means at any time:

(a)	the amount of the latest Valuation delivered in accordance with clause 12.1.33;

(b)	divided by the Loan outstanding at that time;

(c)	multiplied by one hundred; and

(d)	then expressed as a percentage.

Indebtedness means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent.

Indemnified Parties shall have the meaning given to that term in clause 8.10 of this Agreement (each an Indemnified Party).

Insolvency Event means, in relation to any person, the occurrence of any of the following events:

(a)

Insolvency: that person is unable to pay its debts as they fall due or admits its inability to pay its debts as they mature or suspends or threatens to suspend making payment of all or a substantial part of its Indebtedness or makes a general assignment or assignation for the benefit of creditors or is subject to or applies for winding-up or liquidation proceedings or is successfully put into forced or voluntary liquidation (except for the purposes of a voluntary reorganisation not involving the insolvency of that person and previously agreed in writing by the Facility Agent acting in accordance with the instructions of the Majority Facility Lenders);

(b)

Winding up: any order is made, petition is presented, resolution is passed or other act or action is taken for the winding-up, liquidation, administration or other formal insolvency of that person under any Applicable Law, whether now or hereafter in effect (save where the petition presented is frivolous or vexatious and is dismissed within a period of thirty (30) days);

(c)

Appointment of receivers and managers: any administrative or other receiver is appointed of that person or any substantial part of its assets or any other steps (except for any frivolous or vexatious step or steps which are dismissed within a period of thirty (30) days) are taken to enforce any Security Interest over all or any material part of the assets of that person;

(d)	Seizure: all or a substantial part of the assets of that person are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any Government Entity;

(e)

Analogous proceedings: there occurs, in relation to that person in any jurisdiction, any event which corresponds with, or has an effect equivalent or similar to, any of the events mentioned in the foregoing paragraphs.

Insolvency Official in respect of any person, means any liquidator, receiver, administrator and/or manager or administrative receiver, judicial manager, trustee or similar officer appointed in respect of that person, whether appointed by a creditor, pursuant to any statute, by a court or other tribunal or otherwise, for the purpose of recovering, realising, distributing or disposing of any of the assets or undertaking of that person.

Insurance Proceeds means the proceeds of any Insurances other than Total Loss Proceeds and Liability Insurance Proceeds.

Insurances means all policies and contracts of insurance which expression includes all entries of the Vessel in a protection and indemnity or war risks association which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value and all benefits under such contracts and policies including all claims of any nature and returns of a premium.

Interest Cost has the meaning given to it in the definition of “Debt Service Amount”.

Interest Payment Date means the last day of an Interest Period.

Interest Period in relation to any Advance or the Loan, means each period for the calculation of interest in respect of that Advance or the Loan ascertained in accordance with clause 7 of this Agreement.

Interpolated Screen Rate means, in relation to LIBOR for a particular period, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period,

each as of 11:00a.m. London time two (2) Banking Days before the first day of the relevant Interest Period for the offering of the deposits in Dollars in an amount comparable to the Loan (or any other relevant part of the Loan) and, if that rate is less than zero, it shall be deemed to be zero.

ISM Code means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention, and includes any amendment of the foregoing and any regulation issued pursuant to the foregoing.

ISPS Code means the International Ship and Port Facility Security Code of the International Maritime Organisation and includes any amendments or extensions thereto and any regulation issued pursuant thereto.

ISS means, if and whenever the same is required by Applicable Law and/or pursuant to or for the purposes of the Insurances, the International Ship Security Certificate for the Vessel issued in accordance with the ISPS Code.

KEXIM means the Export-Import Bank of Korea of 16-1, Yoido-dong, Youngdeungpo-gu, Seoul, 150-996, Republic of Korea.

KEXIM Facility means the term loan facility made available by the KEXIM Facility Lenders under this Agreement as described in clause 2.

KEXIM Facility Advance means an advance of the KEXIM Facility Commitments, in accordance with clause 4.

KEXIM Facility Commitment means:

(a)

in relation to the KEXIM Facility Lender at the date of this Agreement, the amount set opposite its name under the heading “KEXIM Facility Commitment” in Schedule 1, Part 1 and the amount of any other KEXIM Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other KEXIM Facility Lender, the amount of any KEXIM Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

KEXIM Facility Lenders means:

(a)	the KEXIM Facility Lender set out in Schedule 1, Part 1 of this Agreement; and

(b)	any bank, financial institution or other regulated investment company which has become a party as a KEXIM facility lender in accordance with clause 14,

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

KEXIM Final Maturity Date means the date falling on the twelfth (12) anniversary of the last day of the Availability Period.

KEXIM Final Payment means the amount of the KEXIM Loan outstanding and owing to the KEXIM Facility Lenders as of the KEXIM Final Maturity Date.

KEXIM Guarantee means the guarantee agreement provided by KEXIM to the KEXIM Guarantee Facility Lenders and/or the KEXIM Guarantee Agent relating to the KEXIM Guarantee Facility.

KEXIM Guarantee Agent means Korea Exchange Bank, Investment Banking Division or such other person as may be appointed agent for the KEXIM Guarantee Facility Lenders pursuant to clause 15.21 of this Agreement.

KEXIM Guarantee Facility means the term loan facility made available by the KEXIM Guarantee Facility Lenders under this Agreement as described in clause 2.

KEXIM Guarantee Facility Advance means an advance of the KEXIM Guarantee Facility Commitments in accordance with clause 4.

KEXIM Guarantee Facility Commitment means:

(a)

in relation to a KEXIM Guarantee Facility Lender at the date of this Agreement, the amount set opposite its name under the heading “KEXIM Guarantee Facility Commitment” in Schedule 1, Part 1 and the amount of any other KEXIM Guarantee Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other KEXIM Guarantee Facility Lender, the amount of any KEXIM Guarantee Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

KEXIM Guarantee Facility Contribution means, in relation to a KEXIM Guarantee Facility Lender, the part of the KEXIM Guarantee Loan which is owing to that KEXIM Guarantee Facility Lender.

KEXIM Guarantee Facility Lenders means:

(a)	the KEXIM Guarantee Facility Lenders set out in Schedule 1, Part 1 of this Agreement; and

(b)	any bank, financial institution or other regulated investment company which has become a party as a KEXIM Guarantee facility lender in accordance with clause 14,

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

KEXIM Guarantee Final Maturity Date means the date falling on the twelfth (12) anniversary of the last day of the Availability Period.

KEXIM Guarantee Final Payment means the amount of the KEXIM Guarantee Loan outstanding and owing to the KEXIM Guarantee Facility Lenders as of the KEXIM Guarantee Final Maturity Date.

KEXIM Guarantee Loan means a loan made or to be made under the KEXIM Guarantee Facility or the principal amount outstanding for the time being of that loan.

KEXIM Guarantee Premium means the upfront amount of premium in respect of a KEXIM Guarantee Facility Advance being payable or (as the context may require) paid to KEXIM under the terms of the KEXIM Guarantee on or prior to the Drawdown Date for such KEXIM Guarantee Facility Advance.

KEXIM Guarantee Proportionate Share means, at any time prior to an Advance being made, the proportion which a KEXIM Guarantee Facility Lender’s KEXIM Guarantee Facility Commitment then bears to the aggregate KEXIM Guarantee Facility Commitments of all KEXIM Guarantee Facility Lenders and at any time after an Advance has been made, the proportion which a KEXIM Guarantee Facility Lender’s Contribution then bears to the KEXIM Guarantee Loan.

KEXIM Loan means a loan made or to be made under the KEXIM Facility or the principal amount outstanding for the time being of that loan.

K-Sure means Korea Trade Insurance Corporation of 136, Seorin-dong, Jongno-gu, Seoul, 110-729, Korea.

K-Sure Agent means Citibank N.A., London Branch or such other person as may be appointed agent for the K-Sure Facility Lenders pursuant to clause 15.21 of this Agreement.

K-Sure Facility means the term loan facility made available by the K-Sure Facility Lenders under this Agreement as described in clause 2.

K-Sure Facility Advance means an advance of the K-Sure Facility Commitments in accordance with clause 4.

K-Sure Facility Commitment means:

(a)

in relation to a K-Sure Facility Lender at the date of this Agreement, the amount set opposite its name under the heading “K-Sure Facility Commitment” in Schedule 1, Part 1 and the amount of any other K-Sure Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other K-Sure Facility Lender, the amount of any K-Sure Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

K-Sure Facility Contribution means, in relation to a K-Sure Facility Lender, the part of the K-Sure Loan which is owing to that K-Sure Facility Lender.

K-Sure Facility Lenders means:

(a)	the K-Sure Facility Lenders set out in Schedule 1, Part 1 of this Agreement; and

(b)	any bank, financial institution or other regulated investment company which has become a party as a K-Sure facility lender in accordance with clause 14,

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

K-Sure Final Maturity Date means the date falling on the twelfth (12) anniversary of the last day of the Availability Period.

K-Sure Final Payment means the amount of the K-Sure Loan outstanding and owing to the K-Sure Facility Lenders as of the K-Sure Final Maturity Date.

K-Sure Insurance Policy means an insurance policy certificate(s) by and between, amongst others, the K-Sure Facility Lenders, the K-Sure Agent and K-Sure, the General Terms and Conditions (Buyer Credit, Standard) for Medium and Long Term Export Insurance and the special terms and conditions attached thereto, issued or, as the context may require, to be issued by K-Sure in favour of the K-Sure Agent and/or the K-Sure Facility Lenders, providing political and commercial risks cover and otherwise setting out the terms and conditions of its insurance of an amount up to ninety five per cent (95%) of the aggregate of the K-Sure Facility Advances plus interest accruing thereon under the terms of this Agreement and the K-Sure Premium.

K-Sure Loan means a loan made or to be made under the K-Sure Facility or the principal amount outstanding for the time being of that loan.

K-Sure Premium means the upfront amount of premium in respect of a K-Sure Facility Advance being payable or (as the context may require) paid to K-Sure under the terms of the K-Sure Insurance Policy on or prior to the Drawdown Date for such K-Sure Facility Advance.

K-Sure Proportionate Share means, at any time prior to an Advance being made, the proportion which a K-Sure Facility Lender’s K-Sure Facility Commitment then bears to the aggregate K-Sure Facility Commitments of all K-Sure Facility Lenders and at any time after an Advance has been made, the proportion which a K-Sure Facility Lender’s Contribution then bears to the K-Sure Loan

Liability Insurance Proceeds means:

(a)	the proceeds of the Insurances received in respect of protection and indemnity risks or collision liability;

(b)	any amounts paid by the Charterer to the Bareboat Charterer or any other person under or pursuant to the Charter as an indemnity for third party operational or liability claims of any nature; and

(c)

any amounts paid by the Operator to the Bareboat Charterer or any other person under or pursuant to the Operations Agreement as an indemnity for third party operational or liability claims of any nature.

LIBOR means, in relation to a particular period:

(a)	the applicable Screen Rate; or

(b)	if no Screen Rate is available for any Interest Period, the Interpolated Screen Rate; or

(c)	if no Screen Rate is available for any Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Interest Period, the Reference Bank Rate,

at, in the case of paragraphs (a) and (c) above, 11.00 a.m. London time two (2) Banking Days before the first day of the relevant Interest Period for the offering of deposits in Dollars in an amount comparable to the Loan (or any other relevant part of the Loan) and for a period comparable to the relevant Interest Period provided always that if that rate is less than zero, LIBOR shall be deemed to be zero.

LLCR means for each Relevant Period:

(a)	the net present value of the Cash Flow (discounted using the Interest Cost for that Relevant Period) for that Relevant Period,

divided by

(b)

the average expected principal outstanding under the Facility for that Relevant Period (by reference to the Schedule of Repayment Amounts but on the basis that the Commercial Loan and the GIEK Loan is repayable on the same profile as the KEXIM Loan, the KEXIM Guarantee Loan and the K-Sure Loan).

Loan means the KEXIM Loan, the KEXIM Guarantee Loan, the K-Sure Loan, the GIEK Loan and the Commercial Loan and Loans means all of them.

Loss Payable Clause means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clause to be in the form set out in Appendix C to the Pre-Delivery Assignment, Appendix C to the Assignment or in such other form as may from time to time be reasonably required by the Facility Security Trustee acting on the instructions of the Majority Facility Lenders.

Losses means all losses, liabilities, costs, charges, expenses, damages and outgoings of whatsoever nature (including without limitation, Taxes (but excluding taxes levied on the overall income or profits of any Facility Beneficiary in the jurisdiction in which its principal or Facility Office under the Facility Documents is located), stamp duties and other duties or charges, registration fees, repair costs, insurance premiums, fees of insurance advisers reasonably incurred, fees of technical consultants, printing costs, out-of-pocket expenses and fees and disbursements of legal counsel reasonably incurred, together with any value added or similar tax payable in respect thereof) but excluding, for the avoidance of doubt, any loss of profits.

Majority Facility Lenders means, together, at any relevant time, (i) the Facility Lenders the aggregate of whose Contributions equal or exceed sixty-six and two-thirds per cent. (66.66%) of the Loan at that time, or (ii) if no Advance has been made, the Facility Lenders the aggregate of whose Commitments at that time equal or exceed sixty-six and two-thirds per cent. (66.66%) of the Total Commitments at that time or, if all of the Commitments have been reduced to zero at or prior to that time, the Facility Lenders the aggregate of whose Contributions immediately prior to that reduction equalled or exceeded sixty-six and two-thirds per cent. (66.66%) of the Loan at that time.

Majority GIEK Facility Lenders means, together, at any relevant time, (i) the GIEK Facility Lenders the aggregate of whose GIEK Facility Contributions equal or exceed sixty-six and two-thirds per cent. (66.66%) of the GIEK Loan at that time, or (ii) if no Advance has been made, the GIEK Facility Lenders the aggregate of whose GIEK Facility Commitments at that time equal or exceed sixty-six and two-thirds per cent. (66.66%) of the Total GIEK Facility Commitments at that time or, if all of the GIEK Facility Commitments have been reduced to zero at or prior to that time, the GIEK Facility Lenders the aggregate of whose GIEK Facility Contributions immediately prior to that reduction equalled or exceeded sixty-six and two-thirds per cent. (66.66%) of the GIEK Loan at that time.

Majority KEXIM Guarantee Facility Lenders means, together, at any relevant time, (i) the KEXIM Guarantee Facility Lenders the aggregate of whose KEXIM Guarantee Facility Contributions equal or exceed sixty-six and two-thirds per cent. (66.66%) of the KEXIM Guarantee Loan at that time, or (ii) if no Advance has been made, the KEXIM Guarantee Facility Lenders the aggregate of whose KEXIM Guarantee Facility Commitments at that time equal or exceed sixty-six and two-thirds per cent. (66.66%) of the Total KEXIM Guarantee Facility Commitments at that time or, if all of the KEXIM Guarantee Facility Commitments have been reduced to zero at or prior to that time, the KEXIM Guarantee Facility Lenders the aggregate of whose KEXIM Guarantee Facility Contributions immediately prior to that reduction equalled or exceeded sixty-six and two-thirds per cent. (66.66%) of the KEXIM Guarantee Loan at that time.

Majority K-Sure Facility Lenders means, together, at any relevant time, (i) the K-Sure Facility Lenders the aggregate of whose K-Sure Facility Contributions equal or exceed sixty-six and two-thirds per cent. (66.66%) of the K-Sure Loan at that time, or (ii) if no Advance has been made, the K-Sure Facility Lenders the aggregate of whose K-Sure Facility Commitments at that time equal or exceed sixty-six and two-thirds per cent. (66.66%) of the Total K-Sure Facility Commitments at that time or, if all of the K-Sure Facility Commitments have been reduced to zero at or prior to that time, the K-Sure Facility Lenders the aggregate of whose K-Sure Facility Contributions immediately prior to that reduction equalled or exceeded sixty-six and two-thirds per cent. (66.66%) of the K-Sure Loan at that time.

Mandated Lead Arrangers means the banks listed in Schedule 1, Part 3 of this Agreement.

Mandatory Cost means, in relation to a Facility Lender and for any relevant period, the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 3 to this Agreement.

Margin means:

(a)	in relation to the KEXIM Facility, two point seven five per cent (2.75%) per annum;

(b)	in relation to the KEXIM Guarantee Facility, one point nine zero per cent. (1.90%) per annum;

(c)	in relation to the K-Sure Facility, two point one per cent (2.10%) per annum;

(d)	in relation to the GIEK Facility, one point two per cent (1.20%) per annum; and

(e)	in relation to the Commercial Facility, two point seven five per cent (2.75%) per annum.

Master Agreement Charge means the first priority charge in respect of the Hedging Agreements executed or, as the context may require, to be executed, by the Borrower in favour of the Facility Security Trustee, in the Agreed Form.

Material Adverse Effect means a material adverse change in, or a material adverse effect on:

(a)	the financial conditions, assets, prospects or business of any Security Party or on the consolidated financial condition, assets, prospects or business of any of the Groups;

(b)	the ability of any Security Party to perform and comply with its obligations under the Facility Document or Project Document or to avoid any Event of Default;

(c)	the validity, legality or enforceability of any Facility Document or Project Document; or

(d)	the validity, legality or enforceability of any security expressed to be created pursuant to any Facility Document or Project Document or the priority and ranking of any such security,

provided that, in determining whether any of the foregoing circumstances shall constitute such a material adverse change or material adverse effect for the purposes of this definition, the Facility Beneficiaries shall consider such circumstance in the context of (x) each Group taken as a whole and (y) the ability of the Security Parties to perform each of their obligations under the Facility Documents and Project Documents.

month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that (i) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Banking Day in that calendar month and (ii) if the numerically corresponding day is not a Banking Day, that period shall end on the next Banking Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Banking Day, and months and monthly shall be construed accordingly.

Mortgage means the first priority mortgage over the Vessel executed or to be executed by the Borrower in favour of the Facility Security Trustee and registered or to be registered against the Vessel in accordance with all Applicable Laws in the Flag State, in the Agreed Form.

Necessary Authorisations means all Authorisations of any person including any government or other regulatory authority required by Applicable Law to enable it to:

(a)	lawfully enter into and perform its obligations under the Facility Documents to which it is party;

(b)

ensure the legality, validity, enforceability or admissibility in evidence in England, the governing law of such document and, if different, its jurisdiction of incorporation, of such Facility Documents to which it is party; and

(c)	carry on its business from time to time.

Non-Material means:

(a)

in respect of any Project Document (but excluding the Charter Rate, the Termination Fee and/or the Option Fee payable under the Charter and/or the Purchase Option Agreement) or Hedging Agreement, an amendment or variation which does not affect the value by more than fifteen million Dollars ($15,000,000); and

(b)

in respect of the Charter Rate, the Termination Fee and/or the Option Fee payable, an amendment or variation which affects any or all such amounts by less than or equal to fifteen million Dollars ($15,000,000) in aggregate when taken together with all other amendments or variations made thereto from the date of this Agreement until the end of the Facility Security Period.

Notices of Assignment means each notice and (where applicable) corresponding acknowledgment of assignment in the form set out in the relevant Appendix (Notices of Assignment) to the Pre-Delivery Assignment, the relevant Appendix (Notices of Assignment) to the Assignment, each other notice and (where applicable) corresponding acknowledgment of assignment issued pursuant to the Assignment and/or the Bareboat Charterer Assignment and/or the Master Agreement Charge and each notice of assignment and (where applicable) corresponding acknowledgement of assignment issued pursuant to each other Facility Security Document.

Notified Lender has the meaning given to it in clause 7.8.2(b) of this Agreement.

Operations Agreement means the operations agreement dated 1 January 2012 between, amongst others, the Bareboat Charterer and the Operator in relation to the Vessel or at a time when Teekay Petrojarl Production AS is no longer the operator, such other operations agreement between the Operator and the Bareboat Charterer, in the Agreed Form.

Operator means (a) Teekay Petrojarl Production AS, a company incorporated under the laws of Norway with its registered office at Beddingen 16, 7014 Trondheim, Norway, (b) another company in the Teekay Group or TOO Group, or (c) another person acceptable to the Facility Agent (acting on the instructions of all the Facility Lenders, acting reasonably) which has become a party to an Operations Agreement.

Option Fee means the option fee as set out in Exhibit B(2), Appendix 4, Schedule 7 of the Charter (as at the date of this Agreement).

Original Schedule of Repayment Amounts means Schedule 6 to this Agreement.

Party means a party to this Agreement.

Permitted Amendment means any amendment permitted pursuant to the terms of the Facility Documents.

Permitted Liens means:

(a)	any repairer’s or outfitter’s possessory lien for a sum in aggregate at any time not (except with the prior written consent of the Facility Agent) exceeding twenty five million Dollars ($25,000,000);

(b)	any lien on the Vessel for master’s, officer’s or crew’s wages arising in accordance with usual maritime practice which are not overdue; and

(c)	any lien for salvage,

(each a Permitted Lien).

Permitted Security Interest means:

(a)	any Security Interest created by the Facility Security Documents and any set-off rights granted under the Hedging Agreements;

(b)

any lien arising in the ordinary course of business or operation of the Vessel by statute or by operation of law in respect of obligations which are not more than thirty (30) days overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien do not in the opinion of the Facility Agent involve any likelihood of the sale, forfeiture or loss of, or of any interest in, the Vessel or any Total Loss Proceeds;

(c)

any Security Interest arising out of any claims, judgments, or awards against a Security Party which are being contested in good faith by that Security Party or which are the subject of a pending appeal (and for the payment of which adequate reserves have been provided) so long as any such claims, judgments or awards or the continued existence of such Security Interest do not in the reasonable opinion of the Facility Agent involve any likelihood of the sale, forfeiture or loss of, or of any interest in, the Vessel or any Total Loss Proceeds; and

(d)	any Permitted Lien.

Pre-Delivery Assignment means the first priority assignment and charge executed or to be executed by the Borrower in favour of the Facility Security Trustee, in the Agreed Form.

Proceeds means:

(a)	all Final Disposition Proceeds of the type referred in paragraph (a) of that definition;

(b)	all Total Loss Proceeds and all Restricted Proceeds;

(c)	all Requisition Compensation; and

(d)	all and any other monies, property and other assets representing or deriving from all or any of the Facility Secured Property and the Collateral.

Project Counterparties means together:

(a)	the Charterer;

(b)	the Operator;

(c)	the Builder;

(d)	the Refund Guarantor;

(e)	Framo; and

(f)	each other person who may from time to time replace any of the parties referred to above as party to any of the Project Documents,

(each a Project Counterparty).

Project Documents means:

(a)	the Operations Agreement;

(b)	the Construction Contract;

(c)	the Charter;

(d)	the Purchase Option Agreement;

(e)	the Bareboat Charter;

(f)	the Refund Guarantee;

(g)	the Framo Contract; and

(h)

any change orders or other deed, document, agreement or instrument amending, varying, supplementing, ratifying, confirming, extending or renewing any of the foregoing documents or any of the terms and conditions thereof or consenting to the amendment or variation of the terms and conditions thereof,

(each a Project Document).

Proportionate Share means, at any time prior to an Advance being made, the proportion which a Facility Lender’s Commitment then bears to the aggregate Commitments of all the Facility Lenders being on the date of this Agreement the percentage indicated against the name of that Facility Lender in Schedule 1 of this Agreement, and at any time after an Advance has been made, the proportion which a Facility Lender’s Contribution then bears to the Loan.

Purchase Option Agreement means the purchase option agreement dated 30 June 2011 between the Borrower, the Bareboat Charterer and the Charterer, as amended from time to time by a Permitted Amendment or with the prior written consent of the Facility Agent acting on the instructions of all the Facility Lenders.

Quiet Enjoyment Undertaking means the agreement executed or, as the context may require, to be executed by the Charterer, the Borrower, the Bareboat Charterer and the Facility Security Trustee in relation to the Vessel, in the Agreed Form.

Receiver means and includes any receiver and/or manager of the Facility Secured Property or any part thereof appointed under or pursuant to any Facility Document (and whether acting as agent for any Facility Beneficiary or otherwise).

Reference Banks means in relation to LIBOR, any three (3) banks or financial institutions acceptable to the Facility Agent and the Borrower.

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

Refund Guarantee means each guarantee issued or to be issued in favour of the Borrower by the Refund Guarantor pursuant to the Construction Contract, including (without limitation) the refund guarantee entered into on 23 May 2011.

Refund Guarantor means KEXIM.

Related Company in relation to any person means (i) any Subsidiary for the time being of such person, (ii) any company or other entity of which such person is for the time being a Subsidiary, and (iii) any Subsidiary for the time being of any such person referred to in (ii) above.

Relevant Period means (i) the period commencing on the Drawdown Date for the final Advance and ending on the first anniversary of that Drawdown Date, and (ii) each subsequent period commencing on the last day of the previous Relevant Period and ending on the first anniversary thereafter and (iii) the last Relevant Period shall end on the twelfth anniversary of the Drawdown Date for the final Advance.

Repayment Amount means, in relation to any Application Date, the amount set out in the Schedule of Repayment Amounts in relation to that Application Date.

Replacement Schedule of Repayment Amounts means any replacement Schedule of Repayment Amounts calculated by the Facility Agent in accordance with clause 5.3 of this Agreement.

Requisition Compensation means all sums of money or other compensation from time to time payable during the Facility Security Period by reason of the Compulsory Acquisition of the Vessel.

Restricted Proceeds means any Insurance Proceeds if the full amount of the same exceeds the Casualty Amount.

Revenue means all moneys whatsoever from time to time due or payable to the Borrower arising out of the use or operation of the Vessel including (but without limiting the generality of the foregoing) all Bareboat Charter Rate, freight, hire and passage moneys, moneys arising under any charter contract, bareboat charter or other agreement between it and any operator, income, income arising under pooling arrangements, compensation payable to the Borrower in the event of requisition of the Vessel for hire, all payments under and pursuant to the Purchase Option Agreement, remuneration for salvage and towage services, demurrage and detention moneys, and damages for breach of any such charterparty or other contract for the employment of the Vessel.

Schedule of Repayment Amounts means at any time the Original Schedule of Repayment Amounts or, if at such time a Replacement Schedule of Repayment Amounts has been substituted therefor pursuant to and in accordance with clause 5.3 of this Agreement, the latest Replacement Schedule of Repayment Amounts.

Screen Rate means in relation to LIBOR, the ICE Benchmark Administration Limited Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters page LIBOR 01 (or such other page or pages or service which replace(s) such page or service for the purposes of displaying offered rates of leading banks) for deposits in Dollars.

Second Dropdown Date means the date upon which TOO acquires one hundred per cent (100%) of the direct or indirect legal or beneficial interest in all of membership interests of the Borrower and each of the conditions precedent set out in Schedule 2, Part 5 of this Agreement have been satisfied (whether or not the First Dropdown Date has occurred).

Secured Property means (i) the security, powers, rights, titles, benefits and interests (both present and future, actual or contingent) constituted by and conferred upon the Facility Beneficiaries or any of them under or pursuant to the Facility Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Facility Beneficiary in the Facility Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Documents), (ii) all moneys and other assets paid or transferred to or vested in any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official or received or recovered by any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official pursuant to, or in connection with, any of the Facility Documents and any notices or acknowledgements or undertakings given in respect of or in connection with any of the Facility Documents, whether from any Security Party, any Project Counterparty or any other person, and (iii) all moneys, investments, and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Facility Beneficiary or any agent of any Facility Beneficiary or any Insolvency Official in respect of the same (or any part thereof).

Security means any Security Interest created or purported to be created by any of the Facility Security Documents.

Security Interest means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or set-off (but excluding any right of set-off arising in favour of a banker prior to such right becoming exercisable) or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect) and includes any agreement to create any of the foregoing but does not include liens arising in the ordinary course of trading by operation of law and not by way of contract.

Security Parties means the Borrower, the Bareboat Charterer, the Operator, the Sponsors, the Shareholder and any other party which the Borrower and the Facility Security Trustee agree (after the date of this Agreement) shall be a Security Party (each a Security Party).

Semi-Annual Date means (i) the date falling six (6) months subsequently to the Drawdown Date for the first Advance or the previous Semi-Annual Date within the Facility Security Period, (ii) and the last Semi-Annual Date shall be the first Application Date.

Shareholder means:

(a)	as at the date hereof, Teekay Holdings Limited, and

(b)	thereafter, each person which from time to time holds legal ownership of the membership interests in the Borrower and/or the Bareboat Charterer in accordance with the terms of this Agreement.

SMC means a valid safety management certificate issued for the Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

Sponsor means:

(a)	as at the date hereof, Teekay;

(b)	if any person within the Teekay Group is a Shareholder, Teekay;

(c)	if any person within the TOO Group is a Shareholder, TOO; and/or

(d)	if any person within the Additional Sponsor Group is a Shareholder, the Additional Sponsor,

in each case in accordance with the terms of this Agreement.

Subsidiary means any company or entity directly or indirectly controlled by another person, for which purpose control means either ownership of more than fifty per cent. (50%) of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise.

Swap Payment means, in relation to a Hedging Agreement and an Interest Payment Date, the amount (if any) payable by the Borrower under and pursuant to that Hedging Agreement on that Interest Payment Date in respect of the difference between interest calculated at the Fixed Rate applicable under that Hedging Agreement and interest calculated at the floating rate then applicable under that Hedging Agreement in respect of the Interest Period ending on that Interest Payment Date (after giving effect to any contractual set-off and/or netting provisions contained in that Hedging Agreement), but shall exclude, for the avoidance of doubt, any amount payable by the Borrower under that Hedging Agreement as a result or consequence of any termination of, or default under, that Hedging Agreement.

Taxes includes all present and future taxes, levies, imposts, duties, fees or charges of a similar nature together with interest thereon and penalties in respect thereof, and Tax and Taxation shall be construed accordingly.

Teekay means Teekay Corporation, a corporation domesticated according to the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands MH-96960.

Teekay Group means Teekay and each of its Subsidiaries.

Termination Fee means the Termination Fee, the Cancellation Fee and the Purchase Price, each as defined in the Charter and/or the Purchase Option Agreement (as at the date of this Agreement).

TOO means Teekay Offshore Partners L.P., a master limited partnership formed and existing according to the law of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands, MH-96960.

TOO Group means TOO and each of its Subsidiaries.

Total Commercial Facility Commitments means the aggregate of the Commercial Facility Commitments, being eight million and fifty five thousand eight hundred and thirty seven Dollars and fifty six cents ($80,055,837.56) as at the date of this Agreement.

Total Commitments means the Total KEXIM Facility Commitments, the Total KEXIM Guarantee Facility Commitments, the Total K-Sure Facility Commitments, the Total GIEK Facility Commitments and the Total Commercial Facility Commitments.

Total GIEK Facility Commitments means the aggregate GIEK Facility Commitments, being one hundred and twenty million Dollars ($120,000,000) as at the date of this Agreement.

Total KEXIM Facility Commitments means the aggregate of the KEXIM Facility Commitments, being one hundred and seventy seven million four hundred and seventy two thousand and eighty one Dollars and twenty two cents ($177,472,081.22) as at the date of this Agreement.

Total KEXIM Guarantee Facility Commitments means the aggregate of the KEXIM Guarantee Facility Commitments, being one hundred and thirty million Dollars ($130,000,000) as at the date of this Agreement.

Total K-Sure Facility Commitments means the aggregate of the K-Sure Facility Commitments, being three hundred and seven million four hundred and seventy two thousand and eighty one Dollars and twenty two cents ($307,472,081.22) as at the date of this Agreement.

Total Loss means:

(a)	the actual, constructive, arranged, agreed or compromised total loss of the Vessel; or

(b)	the requisition for title or compulsory acquisition, nationalisation or expropriation of the Vessel by or on behalf of any government or other authority (other than by way of requisition for hire);

(c)

the capture, seizure, arrest, detention, hijacking, theft or confiscation of the Vessel unless the Vessel is released and returned to the possession of the Borrower or the Bareboat Charterer within ninety (90) days after the capture, seizure, arrest, detention or confiscation in question.

Total Loss Proceeds means any proceeds of the Insurances arising in respect of a Total Loss and any Requisition Compensation received in respect of a Compulsory Acquisition.

Transaction Documents means the Facility Documents and the Project Documents (each a Transaction Document).

Transfer Certificate means a certificate substantially in the terms of Schedule 5 to this Agreement.

Transfer Date means, in relation to any Transfer Certificate, the date of the making of the transfer specified in the schedule to such Transfer Certificate.

Unpaid Sum means any sum due and payable but unpaid by a Security Party under the Facility Documents.

Unrestricted Proceeds means all Insurance Proceeds other than Restricted Proceeds.

US Tax Obligor means:

(a)	the Borrower if it is resident for tax purposes in the United States of America; or

(b)	a Security Party some or all of whose payments under the Facility Documents are from sources within the United States for US federal income tax purposes.

Valuation means one written valuation of the Vessel expressed in Dollars prepared by one of the Approved Brokers (or such other firm of reputable independent shipbrokers as may be acceptable to the Majority Facility Lenders (acting reasonably)). Such valuation shall be prepared at the Borrower’s expense (unless no Default has occurred and such valuation is requested by the Facility Agent more frequently than once per financial year, in which case it shall be prepared at the Facility Lenders’ expense), without a physical inspection, on the basis of a sale for prompt delivery for cash at arm’s length between a willing buyer and a willing seller without the benefit of any charterparty or other engagement.

Vessel means the floating production, storage and offloading system with hull number HN1951 as more particularly described in the Charter and any and all appliances, spare parts, accessories, fittings, instruments, machinery, components, equipment and other facilities or materials allocated to, appropriated for, installed in, attached to or otherwise relating thereto.

Schedule 8

Budget

Dollars ($)

Contract Price	748,133,651

Framo Turret	90,295,941

PMT	91,500,000

Mooring Lines, Offshore Commissioning, Transport	34,545,857

Preparation for Operation	20,600,000

Capitalised Interest to SHI	5,816,481

Capitalised Interest on Bridge Loan Facility	13,923,326

K-Sure Premium	9,224,162

KEXIM Premium	5,720,000

TOTAL:	1,019,759,418

Schedule 9

Form of Accession Deed

To:	[ ] as Facility Agent for and on behalf of the Facility Beneficiaries

From:	[New Hedging Provider]

Dated:

Dear Sirs

ACCESSION DEED

1

We refer to the secured loan facility agreement (as from time to time amended, varied, supplemented or novated the Loan Agreement) dated [—] 2014. This deed (the Accession Deed) shall take effect as an Accession Deed for the purposes of the Loan Agreement. Terms defined in the Loan Agreement have the same meaning in this Accession Deed unless given a different meaning in this Accession Deed.

2	[New Hedging Provider] agrees to become a Hedging Provider and to be bound by the terms of the Loan Agreement and the other Facility Documents as a Hedging Provider.

3	New Hedging Provider agrees to provide a copy of the Hedging Agreement to which it is a party to the Facility Agent.

4	[New Hedging Provider] administrative details for the purposes of the Loan Agreement are as follows:

Address:

Fax No.:

Attention:

IT IS AGREED as follows:

(a)	The [New Hedging Provider] and each of the Facility Beneficiaries agree that the Facility Security Trustee shall hold:

(i)	any Security in respect of Facility Secured Obligations created or expressed to be created pursuant to the Facility Documents; and

(ii)	all proceeds of that Security;

on trust for the Facility Beneficiaries (including the [New Hedging Provider]) on the terms and conditions contained in the Agreement.

(b)	The [New Hedging Provider] appoints the Facility Agent as its agent and the Facility Security Trustee as its trustee on the terms of, and in accordance with, clause 15 of the Loan Agreement.

5

[New Hedging Provider] acknowledges that pursuant to the Master Agreement Charge, it has received notice that the Borrower has assigned and charged its rights, title and interest in and to the Hedging Agreements in favour of the Facility Security Trustee acting on behalf of the Facility Beneficiaries and agrees to comply with the instructions contained in the notice attached to the Master Agreement Charge.

6	This Accession Deed is a Facility Document.

7	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

THIS ACCESSION DEED has been signed on behalf of the Facility Agent and executed as a deed by [New Hedging Provider] and is delivered on the date stated above.

New Hedging Provider

[EXECUTED as a DEED	)

By: [New Hedging Provider]	)

Witnessed by:

Facility Agent

[EXECUTED as a DEED	)

By: [Facility Agent]	)

Witnessed by:

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

Borrower

SIGNED by	)
duly authorised for and on behalf	)
of KNARR L.L.C.	)

KEXIM Facility Lenders

SIGNED by	)
duly authorised for and on behalf	)
of THE EXPORT-IMPORT BANK	)
OF KOREA	)

KEXIM Guarantee Facility Lenders

SIGNED by	)
duly authorised for and on behalf	)
of KOREA EXCHANGE BANK OF	)
CANADA, MAIN BR.	)

SIGNED by	)
duly authorised for and on behalf	)
of KOREA EXCHANGE BANK,	)
LONDON BR.	)

SIGNED by	)
duly authorised for and on behalf	)
of KOREA EXCHANGE BANK,	)
PANAMA BR.	)

K-SURE Facility Lenders

SIGNED by	)
duly authorised for and on behalf	)
of THE BANK OF TOKYO-)
MITSUBISHI UFJ, LTD.	)

SIGNED by	)
duly authorised for and on behalf	)
of DEVELOPMENT BANK	)
OF JAPAN INC.	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT SUISSE AG	)

SIGNED by	)
duly authorised for and on behalf	)
of ABN AMRO CAPITAL USA LLC	)

SIGNED by	)
duly authorised for and on behalf	)
of DBS BANK LTD	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

Commercial Facility Lenders

SIGNED by	)
duly authorised for and on behalf	)
of ABN AMRO CAPITAL USA LLC	)

SIGNED by	)
duly authorised for and on behalf	)
of DBS BANK LTD	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

GIEK Facility Lenders

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

Facility Agent

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

Facility Security Trustee

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

K-Sure Agent

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

GIEK Agent

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

KEXIM Guarantee Agent

SIGNED by	)
duly authorised for and on behalf	)
of KOREA EXCHANGE BANK,	)
INVESTMENT BANKING DIVISION	)

Mandated Lead Arrangers

SIGNED by	)
duly authorised for and on behalf	)
of THE EXPORT-IMPORT BANK	)
OF KOREA	)

SIGNED by	)
duly authorised for and on behalf	)
of KOREA EXCHANGE BANK,	)
INVESTMENT BANKING DIVISION	)

SIGNED by	)
duly authorised for and on behalf	)
of ABN AMRO CAPITAL USA LLC	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)

SIGNED by	)
duly authorised for and on behalf	)
of DEVELOPMENT BANK	)
OF JAPAN INC.	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT SUISSE AG	)

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

SIGNED by	)
duly authorised for and on behalf	)
of DBS BANK LTD	)

Bookrunner

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

Hedging Providers

SIGNED by	)
duly authorised for and on behalf	)
of CITIBANK N.A., LONDON BRANCH	)

SIGNED by	)
duly authorised for and on behalf	)
of ABN AMRO BANK N.V.	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT SUISSE AG	)

SIGNED by	)
duly authorised for and on behalf	)
of CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)